Exhibit (a)(1)(A)

OFFER TO EXCHANGE

WEBSTER FINANCIAL CORPORATION

Offer to Exchange a Number of Shares of Common Stock of Webster Financial Corporation and Cash for 8.50% Series A Non-Cumulative Perpetual Convertible Preferred Stock (CUSIP No. 947890307) of

Webster Financial Corporation and

Offer to Exchange a Number of Shares of Common Stock of Webster Financial Corporation for 7.65% Fixed to Floating Rate Trust Preferred Securities (CUSIP No. 94769YAA7) of

Webster Capital Trust IV, Guaranteed by Webster Financial Corporation

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON WEDNESDAY, JUNE 24, 2009, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED BY US (SUCH DATE AND TIME, AS THE OFFER MAY BE EXTENDED, THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO THE EXPIRATION DATE.

Upon the terms and subject to the conditions set forth in this Offer to Exchange (as supplemented or amended, the “Exchange Offer”) and the related Letter of Transmittal (as supplemented or amended, the “Letter of Transmittal”), we are offering to exchange a number of validly tendered and accepted shares of our 8.50% Series A Non-Cumulative Perpetual Convertible Preferred Stock (the “Preferred Stock”) for newly issued shares of our common stock, par value $0.01 per share (the “Common Stock”), plus a cash payment (the “Cash”), and a number of validly tendered and accepted 7.65% Fixed to Floating Rate Trust Preferred Securities (the “Trust Preferred Securities,” and together with the Preferred Stock, the “Securities”) of Webster Capital Trust IV, guaranteed by Webster Financial Corporation (the “Trust”), for a number of newly issued shares of our Common Stock.

For each $1,000 liquidation amount of Preferred Stock we accept for exchange in accordance with the terms of the Exchange Offer, we will (i) issue 35.8046 shares of Common Stock (the “Fixed Common Shares”) plus (ii) pay $350.00 (together, the “Preferred Stock Offer Consideration”). The aggregate liquidation amount of Preferred Stock accepted in the Exchange Offer will be subject to a maximum of $168,500,000 (the “Preferred Stock Maximum Exchange Amount”). Depending on the amount of Preferred Stock tendered in this Exchange Offer, we may not be able to accept all the Preferred Stock that is tendered in this Exchange Offer to remain within the Preferred Stock Maximum Exchange Amount.

For each $1,000 liquidation amount of Trust Preferred Securities we accept for exchange in accordance with the terms of the Exchange Offer, we will issue a number of shares of our Common Stock equal to the quotient of (a) $650.00 divided by (b) the Relevant Price (the “Variable Common Shares,” and together with the Preferred Stock Offer Consideration, the “Offer Consideration”). The “Relevant Price” is the Average VWAP (as defined herein) of our Common Stock during the Averaging Period (as defined below), determined as described later in this document. The “Averaging Period” is the five trading days beginning on Tuesday, June 16, 2009 and ending on Monday, June 22, 2009, which is two business days prior to the currently scheduled Expiration Date. Holders whose Trust Preferred Securities are accepted in this Exchange Offer will receive a cash payment equal to accrued distributions, in respect of the Trust Preferred Securities from the last payment date to, but not including, the settlement date.

We refer to the number of shares of Common Stock we will issue for each $1,000 liquidation amount of Trust Preferred Securities we accept in the Exchange Offer as the “Trust Preferred Securities Exchange Ratio,”

and we will round the Trust Preferred Securities Exchange Ratio to four decimal places. The Trust Preferred Securities Exchange Ratio will be fixed after 5:00 p.m., New York City time, on Monday, June 22, 2009 and announced by means of a press release not later than the opening of trading on Tuesday, June 23, 2009. The maximum aggregate number of Variable Common Shares issued in the Exchange Offer will not be greater than 10,531,135 (the “Share Limit”). The Share Limit does not include the Fixed Common Shares. Depending on the amount of Trust Preferred Securities tendered in this Exchange Offer and the Trust Preferred Securities Exchange Ratio, we may not be able to accept all Trust Preferred Securities that are tendered in this Exchange Offer to remain within the Share Limit.

The table below sets forth, among other things, the Securities that are the subject of the Exchange Offer and, with respect to each Security, the Offer Consideration that we are offering to exchange each Security.

Title of Security	Shares Outstanding/ Liquidation Amount per Share	Aggregate Liquidation Amount Outstanding	Offer Consideration
			Fixed Common Shares (amounts per share)	Cash Consideration (amounts per share)	Value of Variable Common Shares (amounts per share)
8.50% Series A Non-Cumulative Perpetual Convertible Preferred Stock (CUSIP No. 947890307)	224,900 shares at $1,000 liquidation amount per share	$224,900,000	35.8046	$350.00	—

7.65% Fixed to Floating Rate Trust Preferred Securities of Webster Capital Trust IV (CUSIP No. 94769YAA7)	200,000 shares at $1,000 liquidation amount per share	$200,000,000	—	—	$650.00

Our obligation to exchange Common Stock and Cash for shares of Preferred Stock and Common Stock for Trust Preferred Securities in the Exchange Offer is subject to a number of conditions that must be satisfied or waived by us (other than those conditions dependent upon the receipt of necessary government approvals which may not be waived), including, among others, that there has been no change or development that in our reasonable judgment may materially reduce the anticipated benefits to us of the Exchange Offer or that has had, or could reasonably be expected to have, a material adverse effect on us, our businesses, condition (financial or otherwise) or prospects. See described in “The Exchange Offer—Conditions to the Exchange Offer.” Our obligation to exchange is not subject to any minimum tender condition. We reserve the right to extend or terminate the Exchange Offer if any condition of the Exchange Offer is not satisfied and otherwise to amend the Exchange Offer in any respect.

Our Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “WBS.” On May 27, 2009, the last reported sale price of our Common Stock on the NYSE was $6.86 per share.

You should carefully consider the Risk Factors beginning on page 14 of this Offer to Exchange before you decide whether or not to participate in the offer.

You must make your own decision whether to tender any shares of Preferred Stock or Trust Preferred Securities in the Exchange Offer and, if so, the number of shares of Preferred Stock or Trust Preferred Securities to tender. We do not make any recommendation as to whether or not holders of outstanding shares of Preferred Stock or Trust Preferred Securities should tender their shares of Preferred Stock or Trust Preferred Securities for exchange in the Exchange Offer.

Neither the offer nor the Common Stock being offered hereby as the offer consideration have been approved or disapproved by the Securities and Exchange Commission (the “SEC”) or any state securities commission, nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Offer to Exchange. Any representation to the contrary is unlawful and may be a criminal offense in the United States.

May 28, 2009

You should rely only on the information contained in this Offer to Exchange or to which this Offer to Exchange refers you. We have not authorized anyone to provide you with different information. We are not making an offer in any jurisdiction where the offer is not permitted. You should not assume that the information provided in this Offer to Exchange, including any information incorporated herein by reference, is accurate as of any date other than the date of this Offer to Exchange or the date of any such information incorporated herein by reference.

We are relying on Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), to exempt the Exchange Offer from the registration requirements of the Securities Act. We are also relying on Section 18(b)(4)(C) of the Securities Act to exempt the Exchange Offer from the registration and qualification requirements of state securities laws. We have no contract, arrangement or understanding relating to, and will not, directly or indirectly, pay any commission or other remuneration to any broker, dealer, salesperson, agent or any other person for soliciting tenders in the Exchange Offer. In addition, neither our financial advisors nor any broker, dealer, salesperson, agent or any other person is engaged or authorized to express any statement, opinion, recommendation or judgment with respect to the relative merits and risks of the Exchange Offer.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Offer to Exchange contains or incorporates by reference documents containing various forward-looking statements within the meaning of applicable federal securities laws, including the Private Securities Litigation Reform Act of 1995, that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated.

The words “expect,” “anticipate,” “estimate,” “initiative,” “plan,” “project,” “intend,” “pursue,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in or incorporated by reference into this Offer to Exchange, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties that could cause the actual results to differ materially from the statements, including:

•	changes in general business, industry or economic conditions or competition;

•	changes in accounting principles, policies or guidelines;

•

changes in any applicable law, rule, regulation, policy, guideline or practice governing or affecting financial holding companies and their subsidiaries or with respect to tax or accounting issues or otherwise;

•	adverse changes or conditions in capital and financial markets;

•	changes in tax policies, rates and regulations of federal, state and local governments;

•	changes in interest rates and fluctuating investment returns;

•	the effects of any mergers, acquisitions or other business combinations;

•	higher than expected costs or other difficulties related to integration of combined or merged businesses;

•	the inability to realize expected cost savings or achieve other anticipated benefits in connection with business combinations, other acquisitions or other initiatives;

•	changes in the quality or composition of our loan and investment portfolios;

•	increased competition;

•	deposit attrition;

•	changes in deposit flows, the cost of funds, demand for loan products or demand for financial services; and

•	changes in other economic, competitive, governmental or technological factors affecting our operations, markets, products, services and prices.

Some of these and other factors are discussed on page 14 of this Offer to Exchange and in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as updated by our subsequent Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and the other documents specifically incorporated by reference herein. You should not place undue reliance on the forward-looking statements contained or incorporated by reference in this Offer to Exchange. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

WHERE YOU CAN FIND MORE INFORMATION

We are “incorporating by reference” certain information that we file with the SEC into this Offer to Exchange, which means that we may disclose important information to you by referring you to those documents. Information that is incorporated by reference is an important part of this Offer to Exchange. Certain information that we file with the SEC after the date of this Offer to Exchange and prior to the expiration or termination of the offer will automatically update and supersede the information included or incorporated by reference herein. We incorporate by reference into this Offer to Exchange the documents listed below, which were filed with the SEC, and such documents form an integral part of this Offer to Exchange:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

•	Quarterly Report on Form 10-Q for the period ended March 31, 2009; and

•

Current Reports on Form 8-K filed on January 15, 2009, January 22, 2009, February 19, 2009, February 24, 2009, March 6, 2009, March 10, 2009, March 19, 2009 and May 28, 2009 in each case excluding any information furnished under Item 2.02 or Item 7.01 of such Current Reports.

Any statement contained in this Offer to Exchange or in a document (or part thereof) incorporated or considered to be incorporated by reference in this Offer to Exchange shall be considered to be modified or superseded for purposes of this Offer to Exchange to the extent that a statement contained in this Offer to Exchange or in any other subsequently filed document (or part thereof) that is or is considered to be incorporated by reference in this Offer to Exchange modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. Any statement so modified or superseded shall not be considered, except as so modified or superseded, to constitute part of this Offer to Exchange.

Copies of each of the documents incorporated by reference into this Offer to Exchange (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) may be obtained at no cost by contacting Global Bondholder Services Corporation, the Information Agent, or Webster at the following addresses and telephone numbers:

Global Bondholder Services Corporation 65 Broadway, Suite 723 New York, New York 10006 Banks and Brokers, Call Collect: (212) 430-3774 All Others Call Toll-Free: (866) 540-1500	Webster Financial Corporation 145 Bank Street Waterbury, Connecticut 06702 Attention: Investor Relations Telephone: (203) 578-2202

We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports and information statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of the same documents from the public reference room of the SEC in Washington by paying a fee. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website at www.sec.gov for further information on the public reference room. Our filings are also electronically available from the SEC’s Electronic Document Gathering and Retrieval System, which is commonly known by the acronym “EDGAR,” and which may be accessed at www.sec.gov, as well as from commercial document retrieval services.

QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER

The following are certain questions regarding the Exchange Offer that you may have as a holder of the Preferred Stock or Trust Preferred Securities and the answers to those questions. To fully understand the Exchange Offer and the considerations that may be important to your decision whether to participate, you should carefully read this document in its entirety, including the section entitled “Risk Factors,” as well as the information incorporated by reference in this document. For further information about us, see the section of this document entitled “Where You Can Find More Information.”

What is the purpose of the Exchange Offer?

At the proposed Exchange Offer consideration amounts, this offer will allow us to record an increase to our tangible common shareholders equity, which is our common shareholders equity less our intangible assets. We are making this offer to reduce our future dividend obligations from our outstanding Preferred Stock and our debt obligations from the junior subordinated notes underlying the Trust Preferred Securities and to improve our capital structure. Assuming the transactions described in this Offer to Exchange are consummated, the increase in our tangible common equity capitalization and preservation of liquidity as a result of this offer will improve our ability to operate in the current economic environment and enhance our long-term financial strength.

What consideration are we offering in exchange for the Preferred Stock and Trust Preferred Securities?

We are offering to exchange newly issued shares of our Common Stock and Cash for outstanding shares of Preferred Stock and newly issued shares of our Common Stock for Trust Preferred Securities as identified on the cover page of this document, on the terms and subject to the conditions set forth in this document and in the Letter of Transmittal. As of the date of this document, there were 224,900 aggregate shares of Preferred Stock and 200,000 aggregate Trust Preferred Securities outstanding.

For each $1,000 liquidation amount of Preferred Stock we accept for exchange in accordance with the terms of the Exchange Offer, we will (i) issue 35.8046 shares of our Common Stock plus (ii) pay $350.00.

For each $1,000 liquidation amount of Trust Preferred Securities we accept for exchange in accordance with the terms of the Exchange Offer, we will issue a number of shares of our Common Stock equal to the quotient of (a) $650.00 divided by (b) the Relevant Price. The “Relevant Price” is the Average VWAP of our Common Stock during the Averaging Period, determined as described later in this document. The “Averaging Period” is the five trading days beginning on Tuesday, June 16, 2009 and ending on Monday, June 22, 2009, which is two business days prior to the currently scheduled Expiration Date. We refer to the number of shares of Common Stock we will issue for each $1,000 liquidation amount of Trust Preferred Securities we accept in the Exchange Offer as the “Trust Preferred Securities Exchange Ratio,” and we will round the exchange ratio to four decimal places.

Holders whose Trust Preferred Securities are accepted in this Exchange Offer will receive a cash payment equal to accrued distributions, in respect of the Trust Preferred Securities from the last payment date to, but not including, the settlement date.

How will the Average VWAP be determined?

Average VWAP during a period means the simple arithmetic average of VWAP for each trading day during that period. VWAP for any day means the per share volume weighted average price of our Common Stock on that day as displayed under the heading Bloomberg VWAP on Bloomberg Page “WBS<equity>AQR” (or its equivalent successor page if such page is not available) with respect to the period from the scheduled open of trading on the relevant trading day until the scheduled close of trading on the relevant trading day (or if such volume weighted average price is unavailable, the market price of one share of our Common Stock on such trading day determined, using a volume weighted average method, by a nationally recognized investment banking firm retained by us for this purpose).

How may I obtain information regarding the Relevant Price?

Throughout the Exchange Offer, indicative Trust Preferred Securities Exchange Ratios will be available at http://www.gbsc-usa.com/Webster and from the Information Agent, Global Bondholder Services Corporation, at one of its numbers listed on the back cover page of this document. We will announce the final Trust Preferred Securities Exchange Ratio by means of a press release prior to the opening of trading on Tuesday, June 23, 2009, and the final Trust Preferred Securities Exchange Ratio will also be available by that time at http://www.gbsc-usa.com/Webster and from the Information Agent.

Do I have a choice in whether to tender my shares of Preferred Stock or Trust Preferred Securities?

Yes. Holders of Preferred Stock or Trust Preferred Securities are not required to tender their Preferred Stock or Trust Preferred Securities pursuant to the Exchange Offer. All rights and obligation under the appropriate documents pursuant to which the Preferred Stock or Trust Preferred Securities were issued will continue with respect to the Preferred Stock and Trust Preferred Securities that remain outstanding after the expiration date.

Will all shares of Preferred Stock that I tender be accepted in this Exchange Offer?

Not necessarily. Depending on the amount of Preferred Stock tendered in this Exchange Offer, we may not be able to accept all the Preferred Stock that is tendered in this Exchange Offer to remain within the Preferred Stock Maximum Exchange Amount, which is $168,500,000. If, upon expiration of the Exchange Offer, holders of Preferred Stock have validly tendered more Preferred Stock than we are able to accept for exchange consistent with the Preferred Stock Maximum Exchange Amount, we will accept the Preferred Stock on a pro rata basis (based on the Preferred Stock validly tendered by each tendering holder as compared to the aggregate Preferred Stock validly tendered by all tendering holders).

Any shares of Preferred Stock not accepted for exchange as a result of proration will be returned to tendering holders promptly after the final proration factor is determined. See “The Exchange Offer—Proration.”

The following table provides the percentages of Preferred Stock that would be accepted at different levels of tender.

Assumed Amount Tendered	Maximum Amount that Can be Accepted	$ Amount Accepted	% Accepted of Amount Tendered
$100,000,000	$168,500,000	$100,000,000	100%
$125,000,000	$168,500,000	$125,000,000	100%
$150,000,000	$168,500,000	$150,000,000	100%
$175,000,000	$168,500,000	$168,500,000	96%
$200,000,000	$168,500,000	$168,500,000	84%
$224,900,000	$168,500,000	$168,500,000	75%

Will all Trust Preferred Securities that I tender be accepted in this Exchange Offer?

Not necessarily. In order to assure compliance with NYSE rules, we will issue no more than 10,531,135 Variable Common Shares in the Exchange Offer, referred to as the Share Limit. If, upon expiration of the Exchange Offer, holders of Trust Preferred Securities have validly tendered more Trust Preferred Securities than we are able to accept for exchange consistent with this limit, we will accept the Trust Preferred Securities on a pro rata basis (based on the Trust Preferred Securities validly tendered by each tendering holder as compared to the aggregate Trust Preferred Securities validly tendered by all tendering holders).

Any shares of Trust Preferred Securities not accepted for exchange as a result of proration will be returned to tendering holders promptly after the final proration factor is determined. See “The Exchange Offer—Proration.”

The following table shows the percentages of tendered Trust Preferred Securities that will be accepted at various assumed levels for Average VWAP in two scenarios (1) 50% of Trust Preferred Securities tendered (“Scenario A”) and (2) 100% of Trust Preferred Securities tendered (“Scenario B”).

Assumed Average VWAP ($)	Exchange Ratio per $1,000 Face Amount (rounded to nearest whole share)	Scenario A % Accepted if 50% of TP Tender (rounded to nearest %)	Scenario B % Accepted if 100% of TP Tender (rounded to nearest %)
9.00	72	100%	73%
8.50	76	100%	69%
8.00	81	100%	65%
7.50	87	100%	61%
7.00	93	100%	57%
6.50	100	100%	53%
6.00	108	97%	49%
5.50	118	89%	45%
5.00	130	81%	41%
4.50	144	73%	36%
4.00	163	65%	32%
3.50	186	57%	28%
3.00	217	49%	24%

Will fractional shares be issued in the Exchange Offer?

We will not issue fractional shares of our Common Stock in the Exchange Offer. Instead, the number of shares of our Common Stock you receive in the Exchange Offer will be rounded down to the nearest whole number, with any fractional share paid in cash.

Will the Common Stock received by tendering holders of Preferred Stock or Trust Preferred Securities be freely tradeable?

This Exchange Offer is being made pursuant to an exemption from the registration requirements of the Securities Act, contained in Section 3(a)(9) of the Securities Act. Consistent with past interpretations of Section 3(a)(9) by the Staff of the SEC, shares of our Common Stock received in exchange for the shares of Preferred Stock or Trust Preferred Securities tendered pursuant to this offer will not be restricted securities for purposes of the Securities Act and will be tradable without regard to any holding period by those tendering holders who are not our “affiliates” (as defined in the Securities Act) because Preferred Stock and Trust Preferred Securities were originally issued in offerings registered with the SEC. Shares of our Common Stock issued pursuant to this Exchange Offer to a holder of Preferred Stock or Trust Preferred Securities who is deemed to be our affiliate must be sold or transferred by such affiliate in accordance with the requirements of Rule 144 of the Securities Act, and the holding period of Preferred Stock or Trust Preferred Securities tendered by such recipients can be tacked to the shares of Common Stock received in the Exchange Offer for purposes of satisfying the holding period requirements of Rule 144.

Will the Common Stock to be issued in the Exchange Offer be listed for trading?

Yes. The shares of our Common Stock to be issued in the Exchange Offer will be approved for listing on the NYSE under the symbol “WBS.” See “Market Price, Dividend and Distribution Information.”

Are we making a recommendation regarding whether you should tender in the Exchange Offer?

We are not making any recommendation regarding whether you should tender or refrain from tendering your Preferred Stock or Trust Preferred Securities in the Exchange Offer. Accordingly, you must make your own determination as to whether to tender your Preferred Stock or Trust Preferred Securities in the Exchange Offer and, if so, the number of Preferred Stock or Trust Preferred Securities to tender. Before making your decision, we urge you to carefully read this Offer to Exchange in its entirety, including the information set forth in the section of this Offer to Exchange entitled “Risk Factors,” and the other documents incorporated by reference in this Offer to Exchange.

When does the Exchange Offer expire, and may I withdraw the shares of Preferred Stock or Trust Preferred Securities that I have previously tendered?

The Exchange Offer will expire at 11:59 p.m., New York City time, on Wednesday, June 24, 2009 (unless we extend it or terminate it early). You may withdraw any shares of Preferred Stock or Trust Preferred Securities that you previously tendered in the Exchange Offer at any time prior to the time it expires by following the procedures described under the caption “The Exchange Offer—Withdrawal of Tenders.” If a broker, dealer, commercial bank, trust company or other nominee holds your Preferred Stock or Trust Preferred Securities, such nominee may have an earlier deadline for accepting the Exchange Offer. You should promptly contact the broker, dealer, commercial bank, trust company or other nominee that holds your Preferred Stock or Trust Preferred Securities to determine its deadline.

How will I be notified if the Exchange Offer is extended, amended or terminated?

If the Exchange Offer is extended, amended or terminated, we will give oral or written notice (with any oral notice to be promptly confirmed in writing) to the exchange agent and promptly make a public announcement thereof. See “The Exchange Offer—Expiration Date; Extension; Termination; Amendment.”

Is the Exchange Offer subject to any minimum tender or other conditions?

Our obligation to exchange is not subject to any minimum tender condition. Our obligation to exchange Common Stock for shares of Preferred Stock or Trust Preferred Securities in the Exchange Offer is, however, subject to a number of conditions that must be satisfied or waived by us (other than those conditions dependent upon the receipt of necessary government approvals which may not be waived) , including, among others, that there has been no change or development that in our reasonable judgment may materially reduce the anticipated benefits to us of the Exchange Offer or that has had, or could reasonably be expected to have, a material adverse effect on us, our businesses, condition (financial or otherwise) or prospects.

How do I participate in the Exchange Offer?

You may tender your shares of Preferred Stock or Trust Preferred Securities by transferring the Securities through the Automated Tender Offer Program (“ATOP”) of the Depositary Trust Company (“DTC”) or following the other procedures described under “The Exchange Offer—Procedures for Tendering Trust Preferred Securities.”

What must I do to participate if my shares of Preferred Stock or Trust Preferred Securities are held of record by a broker, dealer, commercial bank, trust company or other nominee?

If you wish to tender your shares of Preferred Stock or Trust Preferred Securities and they are held of record by a broker, dealer, commercial bank, trust company or other nominee, you should contact such entity promptly and instruct it to tender such shares of Preferred Stock or Trust Preferred Securities on your behalf.

You are urged to instruct your broker, dealer, commercial bank, trust company or other nominee at least five business days prior to the expiration date in order to allow adequate processing time for your instruction.

Should you have any questions as to the procedures for tendering your shares, please call your broker, dealer, commercial bank, trust company or other nominee, or call our Information Agent, Global Bondholder Services, at its telephone number set forth on the back cover page of this document.

WE ARE NOT PROVIDING FOR GUARANTEED DELIVERY PROCEDURES AND THEREFORE YOU MUST ALLOW SUFFICIENT TIME FOR THE NECESSARY TENDER PROCEDURES TO BE COMPLETED DURING NORMAL BUSINESS HOURS OF DTC ON OR PRIOR TO THE EXPIRATION DATE. IF YOU HOLD YOUR SECURITIES THROUGH A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE, YOU SHOULD KEEP IN MIND THAT SUCH ENTITY MAY REQUIRE YOU TO TAKE ACTION WITH RESPECT TO THE EXCHANGE OFFER A NUMBER OF DAYS BEFORE THE EXPIRATION DATE IN ORDER FOR SUCH ENTITY TO TENDER SECURITIES ON YOUR BEHALF ON OR PRIOR TO THE EXPIRATION DATE. TENDERS NOT RECEIVED BY THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE WILL BE DISREGARDED AND OF NO EFFECT.

If I change my mind, can I withdraw my tender of Preferred Stock or Trust Preferred Securities?

You may withdraw previously tendered shares of Preferred Stock or Trust Preferred Securities at any time until the Exchange Offer has expired at 11:59 p.m., New York City time, on Wednesday, June 24, 2009, unless extended by us. See “The Exchange Offer—Expiration Date; Extension; Termination; Amendment.”

Will I have to pay any fees or commissions if I tender my Preferred Stock or Trust Preferred Securities?

Tendering holders are not obligated to pay brokerage fees or commissions to us or to the Information Agent or Exchange Agent. If your shares of Preferred Stock or Trust Preferred Securities are held through a broker or other nominee who tenders the Preferred Stock or Trust Preferred Securities on your behalf, your broker may charge you a commission for doing so. You should consult with your broker or nominee to determine whether charges will apply. See “The Exchange Offer—Brokerage Commissions.”

What are the U.S. federal income tax considerations of participating in the Exchange Offer?

Please see the section of this Offer to Exchange entitled “Material United States Federal Income Tax Considerations.” You should consult your own tax advisor for a full understanding of the tax considerations of participating in the Exchange Offer.

SUMMARY

This summary highlights some of the information contained, or incorporated by reference, in this Offer to Exchange to help you understand our business and the offer. It does not contain all of the information that is important to you. You should carefully read this Offer to Exchange, including the information incorporated by reference into this Offer to Exchange, to understand fully the terms of the offer, as well as the other considerations that are important to you in making your investment decision. You should pay special attention to the “Risk Factors” beginning on page 14 and the section entitled “Special Note Regarding Forward-Looking Statements” beginning on page 1.

Unless stated otherwise, the discussion in this Offer to Exchange of our business includes the business of Webster and its direct and indirect subsidiaries. Unless otherwise indicated or the context otherwise requires, the terms “Webster,” “the Company,” “we,” “us” and “our” refer to Webster Financial Corporation and its direct and indirect subsidiaries on a consolidated basis.

The Company and the Trust

We are a Delaware corporation and a bank holding company and financial holding company under the Bank Holding Company Act of 1956, as amended. Our principal asset at March 31, 2009 was all of the outstanding capital stock of Webster Bank, National Association (“Webster Bank”).

We, through Webster Bank and various non-banking financial services subsidiaries, deliver financial services to individuals, families and businesses throughout southern New England and into eastern New York State. We also offer equipment financing, commercial real estate lending, asset-based lending, health savings accounts and insurance premium financing on a regional or national basis. We provide business and consumer banking, mortgage lending, financial planning, trust and investment services through 181 banking offices, 492 ATMs, telephone banking and our Internet website (www.websterbank.com). Through our HSA Bank division (www.hsabank.com), Webster Bank offers health savings accounts on a nationwide basis.

The Trust is a Delaware statutory trust. We are the sole holder of all the common securities of the Trust. The sole asset and only source of funds to make payments on the Trust Preferred Securities are the junior subordinated notes we issued to the Trust (the “junior subordinated notes”). To the extent that the Trust receives interest payments on the relevant junior subordinated notes, it is obligated to distribute those amounts to the holders of Trust Preferred Securities in the form of monthly, quarterly or semi-annual distributions. We have provided holders of Trust Preferred Securities a guarantee in support of the Trust’s obligation to make distributions on its Trust Preferred Securities, but only to the extent the Trust has funds available for distribution.

Our principal executive offices, and the principal place of business for the Trust, are located at 145 Bank Street, Waterbury, Connecticut 06702. Our telephone number is (203) 465-4364.

Purpose of the Exchange Offer

At the proposed Exchange Offer consideration amounts, this offer will allow us to record an increase to our tangible common shareholders equity, which is our common shareholders equity less our intangible assets. We are making this offer to reduce our future dividend obligations from our outstanding Preferred Stock and our debt obligations from the junior subordinated notes underlying the Trust Preferred Securities and to improve our capital structure. Assuming the transactions described in this Offer to Exchange are consummated, the increase in our tangible common equity capitalization and preservation of liquidity as a result of this offer will improve our ability to operate in the current economic environment and enhance our long-term financial strength.

Summary Terms of the Exchange Offer

Consideration Offered in the Exchange Offer	We are offering to exchange newly issued shares of our Common Stock and Cash for a number of validly tendered and accepted shares of our Preferred Stock and to exchange newly issued shares of our Common Stock for a number of validly tendered and accepted Trust Preferred Securities, as identified on the cover page of this Offer to Exchange, upon the terms and subject to the conditions set forth in this Offer to Exchange and the accompanying Letter of Transmittal.

We will accept a number of validly tendered shares of Preferred Stock and a number of validly tendered Trust Preferred Securities for exchange, as described below, on the terms and conditions of the Exchange Offer and subject to the proration provisions described below. We will promptly return any Securities that are not accepted for exchange following the expiration of the Exchange Offer.

For each $1,000 liquidation amount of Preferred Stock we accept for exchange in accordance with the terms of the Exchange Offer, we will (i) issue 35.8046 shares of Common Stock, plus (ii) pay $350.00. The Cash will be rounded to the nearest whole cent.

For each $1,000 liquidation amount of Trust Preferred Securities we accept for exchange in accordance with the terms of the Exchange Offer, we will issue a number of shares of our Common Stock having a value equal to the quotient of (a) $650.00 divided by (b) the Relevant Price. The “Relevant Price” is the Average VWAP of our Common Stock during the Averaging Period, determined as described later in this document. The “Averaging Period” is the five trading days beginning on Tuesday, June 16, 2009 and ending on Monday, June 22, 2009, which is two business days prior to the currently scheduled Expiration Date.

Depending on the trading price of our Common Stock compared to the Relevant Price described above, the market value of the Common Stock we issue in exchange for $1,000 liquidation amount of Trust Preferred Securities we accept for exchange may be less than, equal to or greater than the $650.00 value referred to above.

Holders whose Trust Preferred Securities are accepted in this Exchange Offer will receive a cash payment equal to the accrued distributions, in respect of the Trust Preferred Securities from the last payment date to, but not including, the settlement date.

The Limitations on Beneficial Ownership

The certificate of designations establishing the rights and preferences of the Preferred Stock provides that no holder of Preferred Stock will be entitled to receive shares of our Common Stock in this Exchange

Offer to the extent (but only to the extent) that such receipt would cause such holder to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 9.9% of the shares of our Common Stock outstanding at such time. Any purported delivery of shares of our Common Stock in exchange for shares of the Preferred Stock tendered in this Exchange Offer shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the exchanging holder becoming the beneficial owner of more than 9.9% of the shares of Common Stock outstanding at such time. If any delivery of shares of our Common Stock owed to a holder in exchange for shares of the Preferred Stock tendered in this Exchange Offer is not made, in whole or in part, as a result of this limitation, our obligation to make such delivery shall not be extinguished and we shall deliver such shares as promptly as practicable after any such holder gives notice to us that such delivery would not result in it being the beneficial owner of more than 9.9% of the shares of Common Stock outstanding at such time.

Expiration Date and Withdrawal Rights	The Exchange Offer will expire at 11:59 p.m., New York City time, on Wednesday, June 24, 2009 (unless we extend or earlier terminate it). The term “Expiration Date” means such date and time or, if we extend the Exchange Offer, the latest date and time to which we extend the Exchange Offer. You may withdraw any shares of Preferred Stock or Trust Preferred Securities that you previously tendered in the Exchange Offer at any time prior to the time it expires. See “The Exchange Offer—Withdrawals of Tenders.”

Publication of Exchange Ratio Information	Throughout the Exchange Offer, indicative Trust Preferred Securities Exchange Ratios will be available at http://www.gbsc-usa.com/Webster and from Global Bondholder Services Corporation, the Information Agent, at one of its numbers listed on the back cover page of this document. We will announce the final Trust Preferred Securities Exchange Ratio by means of a press release not later than the opening of trading on Tuesday, June 23, 2009, and the final Trust Preferred Securities Exchange Ratio will also be available by that time at http://www.gbsc-usa.com/Webster and from the Information Agent.

Conditions to the Exchange Offer

Our obligation to exchange Common Stock and Cash for shares of Preferred Stock or to exchange Common Stock for Trust Preferred Securities in the Exchange Offer is subject to a number of conditions that must be satisfied or waived by us (other than those conditions dependent upon the receipt of necessary government approvals which may not be waived), including among other things, that there has been no change or development that in our reasonable judgment may materially reduce the anticipated benefits to us of the Exchange Offer or that has had, or could reasonably be expected to have, a material adverse effect on us, our businesses, condition (financial or otherwise) or prospects. Our obligation to exchange is not subject to any minimum tender condition. See “The Exchange Offer—Conditions of the Exchange Offer.”

Settlement Date	The settlement date of the Exchange Offer will be promptly following the expiration date. We currently expect the settlement date to be one business day after the expiration date.

Fractional Shares	We will not issue fractional shares of our Common Stock in the Exchange Offer. Instead, the number of shares of our Common Stock you receive in the Exchange Offer will be rounded down to the nearest whole number, with any fractional shares paid in cash.

Proration	The aggregate liquidation amount of Preferred Stock accepted in the Exchange Offer will be subject to a maximum of $168,500,000, or the Preferred Stock Maximum Exchange Amount. Depending on the amount of Preferred Stock tendered in this Exchange Offer, we may have to prorate the Preferred Stock that we accept in this Exchange Offer.

In order to assure compliance with NYSE rules, we will issue no more than 10,531,135 Variable Common Shares, or the Share Limit, in the Exchange Offer. The Share Limit does not include the Fixed Common Shares. Depending on the amount of Trust Preferred Securities tendered in the Exchange Offer and the Trust Preferred Exchange Ratio determined as described above, we may have to prorate the Trust Preferred Securities that we accept in this Exchange Offer.

Procedures for Tendering Securities	You may tender your shares of Preferred Stock or Trust Preferred Securities by transferring the shares of Preferred Stock or Trust Preferred Securities through ATOP or following the other procedures described under “The Exchange Offer—Procedures for Tendering Securities.”

If you wish to tender your shares of Preferred Stock or Trust Preferred Securities and they are held of record by a broker, dealer, commercial bank, trust company or other nominee, you should contact such entity promptly and instruct it to tender the shares of Preferred Stock or Trust Preferred Securities on your behalf.

We urge you to instruct your broker, dealer, commercial bank, trust company or other nominee at least five business days prior to the expiration date in order to allow adequate processing time for your instruction.

Should you have any questions as to the procedures for tendering your shares of Preferred Stock or Trust Preferred Securities, please call your broker, dealer, commercial bank, trust company or other nominee, or call our Information Agent at its telephone number set forth on the back cover page of this document.

WE ARE NOT PROVIDING FOR GUARANTEED DELIVERY PROCEDURES AND THEREFORE YOU MUST ALLOW SUFFICIENT TIME FOR THE NECESSARY TENDER PROCEDURES TO BE COMPLETED DURING NORMAL BUSINESS HOURS OF DTC ON OR PRIOR TO THE EXPIRATION DATE. TENDERS NOT RECEIVED BY THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE WILL BE DISREGARDED AND OF NO EFFECT.

Extensions; Waivers and Amendments; Termination	Subject to applicable law, we reserve the right to (1) extend the Exchange Offer; (2) waive any and all conditions to the Exchange Offer, other than those dependent upon the receipt of necessary government approvals, prior to the Expiration Time; (3) amend the terms of the Exchange Offer; or (4) terminate the Exchange Offer. Any extension, waiver, amendment or termination will be followed as promptly as practicable by a public announcement thereof, such announcement in the case of an extension to be issued no later than 9:00 a.m., New York City time, on the next business day after the last previously scheduled expiration date. See “The Exchange Offer—Expiration Date; Extension; Termination and Amendment.”

Material U.S. Federal Income Tax Consequences	The exchange of shares of Preferred Stock and Trust Preferred Securities for the Offer Consideration pursuant to the Exchange Offer will be treated as a recapitalization for U.S. federal income tax purposes. For a summary of the material U.S. federal income tax consequences of the Exchange Offer, see “Material United States Federal Income Tax Considerations.” You should consult your own tax advisor for a full understanding of the tax consequences of participating in the offer.

Consequences of Failure to Exchange the Securities	Depending on the number of shares of Preferred Stock and Trust Preferred Securities that are accepted for exchange in the Exchange Offer, the trading market for the Preferred Stock and the Trust Preferred Securities that remain outstanding after the Exchange Offer may be more limited. A reduced trading volume may decrease the price and increase the volatility of the trading price of the Preferred Stock and the Trust Preferred Securities that remain outstanding following the Exchange Offer.

Following the Exchange Offer, the shares of Preferred Stock validly tendered and accepted for exchange will be retired and cancelled and restored to the status of authorized but unissued shares of preferred stock undesignated as to series.

Following the Exchange Offer, we plan to merge the Trust into a new Delaware statutory trust as permitted by the terms of the Trust’s governing documents, as amended. In connection with the merger, the Trust Preferred Securities we acquire in the Exchange Offer will be exchanged for a like amount of junior subordinated notes and all

Trust Preferred Securities not acquired by us in the Exchange Offer will be converted into trust preferred securities of the new trust with terms substantially identical to the terms of the Trust Preferred Securities. The merger will not adversely affect the rights of the holders of Trust Preferred Securities.

Certain rating agencies have recently placed our Securities on a negative credit watch list. A negative outlook may decrease the price and increase the volatility of the trading price of the Preferred Stock and the Trust Preferred Securities that remain outstanding following the Exchange Offer.

Comparison of the Rights of Common Stock and the Securities	There are material differences between the rights of a holder of our Common Stock and a holder of the Preferred Stock or Trust Preferred Securities. See “Comparison of Rights Between the Preferred Stock and our Common Stock” and “Comparison of Rights Between the Trust Preferred Securities and our Common Stock.”

Market Trading	Our Common Stock is traded on the NYSE under the symbol “WBS.” The closing sale price of our Common Stock on the NYSE on May 27, 2009, the last trading day prior to the date of this document, was $6.86 per share. We will file an application with the NYSE to list the shares of Variable Common Shares to be issued in the Exchange Offer. Neither the Preferred Stock nor the Trust Preferred Securities is listed for trading on any securities exchange.

Brokerage Commissions	You will not be required to pay brokerage commissions to the Exchange Agent or us in connection with the Exchange Offer.

No Appraisal Rights	You will have no appraisal rights in connection with the Exchange Offer.

Regulatory Approvals	We have received confirmation from the Federal Reserve that they will not object to the Exchange Offer. We also have received the consent of the U.S. Treasury for this Exchange Offer, subject to certain terms and conditions.

Information Agent and Exchange Agent	Global Bondholder Services Corporation

Further Information	If you have questions about the terms of the Exchange Offer, please contact the Information Agent. Requests for additional copies of this document and the Letter of Transmittal may be directed to the Information Agent. If you have questions regarding the procedures for tendering your Securities, please contact the Exchange Agent. The contact information for the Information Agent and Exchange Agent are set forth on the back cover page of this document.

See also “Where You Can Find More Information.”

RISK FACTORS

Your decision whether to participate in the Exchange Offer, and to exchange the Preferred Stock or the Trust Preferred Securities for the offer consideration will involve risk. You should carefully consider the risks described below and the other information we have included or incorporated by reference in this Offer to Exchange, in addition to the risk factors discussed in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as updated by our subsequent Quarterly Reports on Form 10-Q, before deciding whether to participate in the offer.

Risks Related to the Market Price and Value of the Common Stock Offered in the Exchange Offer

The market price of our Common Stock could fluctuate between the end of the Averaging Period and the settlement date of the Exchange Offer.

Although the number of shares of Common Stock offered per $1,000 liquidation amount of the Trust Preferred Securities will be determined based on the Average VWAP of our Common Stock during the five trading day period ending on the last day of the Averaging Period, or Monday, June 22, 2009, the market price of our Common Stock will fluctuate between the last day of the Averaging Period, the Expiration Date and the settlement date, and the market price of such shares of Common Stock upon settlement of the Exchange Offer could be less than the market price used to determine the number of shares you will receive.

The value of the Common Stock that you receive may fluctuate.

We are offering shares of our Common Stock and Cash in exchange for shares of Preferred Stock and shares of our Common Stock for Trust Preferred Securities validly tendered. The price of our Common Stock may fluctuate widely in the future. If the market price of our Common Stock declines, the value of the shares you will receive in exchange for your shares of Preferred Stock or Trust Preferred Securities will decline. The trading value of our Common Stock could fluctuate depending upon any number of factors, including those specific to us and those that influence the trading prices of equity securities generally, many of which are beyond our control.

Risks Related to the Rights of our Common Stock Compared to the Rights of our Debt Obligations and Senior Equity Securities

All of our debt obligations, including any junior subordinated notes underlying the Trust Preferred Securities, and our preferred stock, including any shares of Preferred Stock, that remain outstanding after the Exchange Offer, will have priority over our Common Stock with respect to payment in the event of a liquidation, dissolution or winding up.

In any liquidation, dissolution or winding up of Webster, our Common Stock would rank below all debt claims against us and all of our outstanding shares of preferred stock, including the shares of Preferred Stock that are not tendered and accepted by us in this Exchange Offer. The property trustee of the Trust, as holder of the junior subordinated notes underlying the Trust Preferred Securities, would be one or our subordinated creditors, subordinated in right of payment to all senior debt, but entitled to receive payment in full of principal and interest before any holders of Common Stock. Upon receipt by the property trustee of any such principal or interest, the property trustee will pay the amounts received, after payment of all liabilities to the creditors of the Trust, to the holders of the Trust Preferred Securities. As a result, holders of our Common Stock will not be entitled to receive any payment or other distribution of assets upon the liquidation, dissolution or winding up of Webster until after our obligations to our debt holders and holders of preferred stock have been satisfied. The property trustee of the Trust, as holder of junior subordinated debt, is entitled to receive any payments or other distributions before our obligations to our holders of Common Stock or any preferred stock, including the Preferred Stock.

By tendering your shares of Preferred Stock, you will lose your right to receive certain cash payments.

Holders of shares of Preferred Stock are entitled to non-cumulative quarterly dividends, which are paid when, if and as declared by our board of directors. If your shares of Preferred Stock are validly tendered and accepted for exchange, you will lose the right to receive any dividend payments to be made on such shares after completion of the Exchange Offer.

However, our board of directors previously declared a regular quarterly cash dividend of $21.25 per share on the Preferred Stock, payable on June 15, 2009 to shareholders of record on June 1, 2009.

By tendering your Trust Preferred Securities, you will lose the rights associated with those Trust Preferred Securities.

If you validly tender Trust Preferred Securities in the Exchange Offer and we accept them, you will lose your rights as a holder of Trust Preferred Securities, which are described in the sections entitled “Comparison of Rights Between Trust Preferred Securities and Our Common Stock” and “Description of the Trust Preferred Securities,” with respect to those Trust Preferred Securities. For example, subject to our right to defer interest payments on the junior subordinated notes for one or more interest periods that do not exceed 10 years, you will lose the right to receive semi-annual cumulative cash distributions at the annual rate of 7.65% of the liquidation preference per Trust Preferred Security with respect to the Trust Preferred Securities you tender.

You would also lose the priority over our Common Stock that the Trust Preferred Securities have to receive a liquidation preference in the amount of $1,000 per Trust Preferred Security, plus accumulated and unpaid distributions. Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the property trustee, as holder of the junior subordinated notes, would be a subordinated creditor of the Company, subordinated in right of payment to all our senior debt, but entitled to receive payment in full of principal and interest on the junior subordinated notes before any holders of our common or preferred stockholders receive payments or distributions.

Our participation in the U.S. Treasury’s Capital Purchase Program restricts the Company’s ability to increase dividends on its Common Stock and undertake stock repurchase programs.

In October 2008, the U.S. Treasury announced plans to direct $250 billion of the $700 billion authorized under the Troubled Asset Relief Program into preferred stock investments in the banks (the “Capital Purchase Program”). In November 2008, the U.S. Treasury invested $400 million in preferred stock of the Company pursuant to the Capital Purchase Program. The terms of the Capital Purchase Program require us to pay preferred cumulative dividends to the U.S. Treasury and restrict our ability to increase dividends on our Common Stock and undertake stock repurchase programs. In addition, our participation in the U.S. Treasury’s Capital Purchase Program restricts our ability to increase our dividend, without consent of the U.S. Treasury, above the amount of the last regular dividend our board of directors declared prior to October 14, 2008. In the first quarter of 2009, we reduced the dividends on our Common Stock from $0.30 to $0.01 per share per quarter. Moreover, as a condition to receiving consent from the U.S. Treasury for this Exchange Offer, we are prohibited from increasing our quarterly dividends for the next four calendar quarters. These restrictions may have a material adverse affect on the market value of our Common Stock.

We may not pay dividends if we are not able to receive dividends from our subsidiary, Webster Bank, and we are prohibited from increasing our quarterly dividends beyond $0.01 per share for the next four calendar quarters.

Holders of our Common Stock are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such payments. In addition, cash dividends from Webster Bank and its existing liquid assets are the principal sources of funds for paying cash dividends on our Common Stock. Unless we receive dividends from Webster Bank or choose to use our liquid assets, we may not be able to pay dividends. Webster Bank’s ability to pay Webster dividends is subject to its ability to earn net income and to meet certain regulatory requirements. At March 31, 2009, Webster Bank did not have the ability to pay dividends to us. However, at March 31, 2009, we had cash at the holding company level sufficient to pay at least six years of dividends on our preferred shares issued pursuant to the Capital Purchase Program, the Preferred Stock shares and Common Stock. In the first quarter of 2009, we reduced the dividends on our Common Stock from $0.30 to $0.01 per share per quarter. In addition, as a condition to receiving consent from the U.S. Treasury for this Exchange Offer, we are prohibited from increasing our quarterly dividends for the next four calendar quarters.

We intend to issue additional shares of our Common Stock, which would dilute our existing equity and could adversely affect the market price of our Common Stock.

We are not restricted from issuing additional shares of Common Stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock. Webster intends to raise additional common equity in an amount at least equal to the cash portion of the exchange through common stock issuances over time, including through the Dividend Reinvestment and Stock Purchase Plan announced today. In addition, we continually evaluate opportunities to access capital markets taking into account our regulatory capital ratios, financial condition and other relevant considerations, and may in the future, subject to market conditions, take further capital actions. These further actions may include, among others, opportunistically retiring our outstanding securities, including our subordinated debt, additional Trust Preferred Securities and Preferred Stock in open market transactions, privately negotiated transactions or public offers for cash or shares of our Common Stock and issuance of additional shares of Common Stock in public or private transactions. There can be no assurances as to the success of any of our capital raising actions, if any, that we may pursue. Moreover, both Webster and Webster Bank are highly regulated, and our regulators could require us to issue additional common equity in the future. Any such capital raise could include, among other things, the potential issuance of common equity to the public, the potential issuance of common equity to the government under the Capital Assistance Program or the conversion of our existing Preferred Stock to Common Stock. The issuance of any additional shares of common or of preferred stock or convertible securities or the exercise of such securities could be substantially dilutive to stockholders of our Common Stock. Holders of our shares of Common Stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series and, therefore, such sales or offerings could result in increased dilution to our stockholders. The market price of our Common Stock could decline as a result of sales of shares of our Common Stock made after this offering or the perception that such sales could occur.

Additional Risks Related to the Exchange Offer

We may in the future acquire any shares of Preferred Stock or Trust Preferred Securities that are not tendered in the Exchange Offer for consideration different than that in the Exchange Offer.

We may in the future acquire shares of Preferred Stock or Trust Preferred Securities that are not tendered in the Exchange Offer through open market purchases, privately negotiated transactions, tender offers, a subsequent exchange offer or such other means as we deem appropriate. Any such acquisitions will occur upon the terms and at the prices as we determine in our discretion, which may be more or less than the value of the Common Stock and cash being exchanged for the Preferred Stock and the value of the Common Stock being exchanged for the Trust Preferred Securities under this offer, and could be for cash or other consideration. We may choose to pursue any or none of these alternatives, or combinations thereof.

The offer consideration does not reflect any independent valuation of the Preferred Stock, the Trust Preferred Securities or the Common Stock.

We have not obtained or requested, and do not intend to obtain or request, a fairness opinion from any banking or other firm as to the fairness of the offer consideration or the relative values of Preferred Stock, the Trust Preferred Securities and the offer consideration. If you tender your Preferred Stock or Trust Preferred Securities, you may or may not receive more than or as much value as if you choose to keep them.

The number and per share price of Common Stock which may be purchased pursuant to the terms of a Warrant issued to the U.S. Treasury may require adjustment, resulting in dilution to holders of our Common Stock.

On November 21, 2008, as part of the Capital Purchase Program, we entered into a Letter Agreement (including a Securities Purchase Agreement—Standard Terms) with the U.S. Treasury pursuant to which we issued and sold to the U.S. Treasury (i) 400,000 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series B, par value $0.01 per share, having a liquidation preference of $1,000 per share and (ii) a ten-year warrant to purchase up to 3,282,276 shares of Common Stock, at an initial exercise price of $18.28 per share (the “Warrant”), for an aggregate purchase price of $400 million in cash.

The terms of the Warrant provide that, except for issuances in connection with certain excepted transactions, if we issue shares of Common Stock or securities convertible or exercisable into, or exchangeable for, shares of Common Stock at a price that is less than 90% of the market price of such shares on the last trading day preceding the date of the agreement to sell such shares, the number of shares of Common Stock issuable upon exercise of the Warrant will be increased and the exercise price payable upon exercise of the Warrant will be adjusted pursuant to the terms of the Warrant.

The consummation of the Exchange Offer may cause an adjustment to the number of shares of Common Stock issuable upon exercise of the Warrant and to the exercise price of such Warrant. Such adjustments may increase the likelihood that the U.S. Treasury will exercise the Warrant, resulting in further dilution to holders of our Common Stock.

Risks to Holders of Preferred Stock and Trust Preferred Securities After the Exchange

There will be less liquidity in the market for non-tendered shares of Preferred Stock and Trust Preferred Securities, and the market prices for non-tendered Preferred Stock and Trust Preferred Securities may therefore decline.

If the offer is consummated, the number of outstanding shares of Preferred Stock and Trust Preferred Securities will be reduced, perhaps substantially, which would likely adversely affect the liquidity of non-tendered shares of Preferred Stock and Trust Preferred Securities. An issue of securities with a small number available for trading, or float, generally commands a lower price than does a comparable issue of securities with a greater float. Therefore, the market price for Preferred Stock and the Trust Preferred Securities that are not validly tendered in the offer may be adversely affected. The reduced float also may tend to make the trading prices of Preferred Stock and Trust Preferred Securities that are not exchanged more volatile.

In addition, certain rating agencies have recently placed our Securities on a negative credit watch list. A negative outlook may decrease the price and increase the volatility of the trading price of the Preferred Stock and the Trust Preferred Securities that remain outstanding following the Exchange Offer.

The trading prices for the shares of Preferred Stock that remain outstanding after the Exchange Offer will be directly affected by the trading prices of our Common Stock.

Because the Preferred Stock is convertible into shares of our Common Stock, the trading prices of the Preferred Stock in the secondary market is directly affected by the trading prices of our Common Stock, the general level of interest rates and our credit quality. It is impossible to predict whether the price of the Common Stock or interest rates will rise or fall. Trading prices of the Common Stock will be influenced by the factors described in the section of this Offer to Exchange entitled “—Risks Related to the Market Price and Value of the Common Stock Offered in this Exchange Offer—The value of the Common Stock that you receive may fluctuate.”

Dividends on the Preferred Stock are non-cumulative.

Dividends on the Preferred Stock are non-cumulative. Consequently, if our board of directors, in its discretion, does not authorize and declare a dividend for any dividend period, holders of the Preferred Stock would not be entitled to receive a distribution in respect of any such dividend, and any such unpaid dividend will cease to accrue and be payable. We will have no obligation to pay dividends accrued for a dividend period after the dividend payment date for that period if our board of directors has not declared such dividend before the related dividend payment date, whether or not dividends are declared for any subsequent dividend period with respect to the Preferred Stock or any other preferred stock we may issue.

RECENT DEVELOPMENTS

Strategic Opportunities

Webster is reviewing strategic opportunities to enhance liquidity, including the possible divestiture of non-core assets and other capital raising initiatives. While Webster has capital ratios well in excess of those required to be well capitalized, Webster still may explore other alternatives to increase tangible equity capital, including sales of selected assets and businesses. Webster intends to raise additional common equity in an amount at least equal to the Cash portion of the exchange through common stock issuances over time, including through the Dividend Reinvestment and Stock Purchase Plan announced today.

Concurrent Offering

On May 28, 2009, Webster commenced an offering of up to 7,800,000 shares of its Common Stock pursuant to its Dividend Reinvestment and Stock Purchase Plan, as set forth in its prospectus supplement dated that same date under Webster’s existing shelf registration statement.

Restriction on Dividends

As a condition to receiving consent from the U.S. Treasury for this Exchange Offer, we are prohibited from increasing our quarterly dividends for the next four calendar quarters.

SELECTED CONSOLIDATED FINANCIAL DATA

The following table presents selected consolidated financial data for Webster at or for the years ended December 31, 2008, 2007, and 2006 and at or for the three months ended March 31, 2009 and 2008.

The selected consolidated financial data for each of the years ended December 31, 2008, 2007 and 2006 are derived from Webster’s audited consolidated financial statements. Our consolidated financial statements for each of the three fiscal years ended December 31, 2008, 2007 and 2006 were audited by an independent registered public accounting firm. The selected consolidated financial data for Webster for the three-month periods ended March 31, 2009 and 2008 are derived from Webster’s unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the period ended March 31, 2009 and, in our opinion, such financial statements reflect all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the data for those periods. Our results of operations for the three month period ended March 31, 2009 are not necessarily indicative of the results which may be expected for the year as a whole. The summary below should be read in conjunction with our unaudited consolidated financial statements, the related notes thereto, and the other detailed information included in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009 and our audited consolidated financial statements, the related notes thereto, and the other detailed information included in our 2008 Annual Report on Form 10-K.

	At or for the Three Month Period Ended March 31,		At or for the Year Ended December 31,
	2009	2008	2008	2007	2006
	(Dollars in thousands)
Balance Sheets
Total assets	$17,256,734	$17,243,562	$17,583,537	$17,201,960	$17,096,659
Loans, net	11,824,530	12,420,661	11,952,262	12,287,857	12,775,772
Investment securities	3,661,990	2,970,682	3,846,167	2,859,893	1,962,002
Goodwill and other intangible assets	562,462	766,467	563,926	768,015	777,659
Deposits	12,694,759	12,143,292	11,884,890	12,354,158	12,458,396
Federal Home Loan Bank advances and other borrowings	2,480,114	3,178,290	3,594,764	2,940,883	2,590,075
Total equity	1,865,127	1,726,322	1,883,738	1,746,247	1,883,736

Statement of Operations
Interest income	$191,758	$232,004	$869,273	$995,595	$1,014,738
Interest expense	73,561	107,148	363,482	487,403	506,188
Net interest income	118,197	124,856	505,791	508,192	508,550
Provision for credit losses	66,000	15,800	186,300	67,750	11,000
Non-interest income	49,658	47,723	197,319	202,026	179,195
Other than temporary impairment charge (OTTI)	—	—	(219,277)	(3,565)	(48,879)
(Loss) gain on sale of securities, net	4,457	124	(6,094)	3,851	1,289
Goodwill impairment	—	—	198,379	—	—
Non-interest expense	118,018	115,904	476,790	483,094	435,482
(Loss) income from continuing operations before income taxes (benefit) expense	(11,706)	40,999	(383,730)	159,660	193,673
Income tax (benefit) expense	(593)	14,303	(65,840)	48,088	59,140
(Loss) income from continuing operations	(11,113)	26,696	(317,890)	111,572	134,533
(Loss) income from discontinued operations, net of tax	—	(2,124)	(3,073)	(13,923)	110
Net income (loss) attributed to noncontrolling interests	13	(9)	4	13	(10)
Preferred stock dividends and accretion of discount	10,431	216	12,950	863	863
Net (loss) income attributable to common shareholders	$(21,557)	$24,365	$(333,917)	$96,773	$133,790

	At or for the Three Month Period Ended March 31,		At or for the Year Ended December 31,
	2009	2008	2008	2007	2006
	(Dollars in thousands)
Per Share Data
Net (loss) income per share from continuing operations—basic	$(0.41)	$0.50	$(6.37)	$2.01	$2.49
Net (loss) income per share—basic	(0.41)	0.46	(6.43)	1.76	2.49
Net (loss) income per share from continuing operations—diluted	(0.41)	0.50	(6.37)	2.01	2.46
Net (loss) income per share—diluted	(0.41)	0.46	(6.43)	1.76	2.46
Dividends declared per common share	0.01	0.30	1.20	1.17	1.06
Book value per common share	23.45	32.71	23.78	33.09	33.24
Tangible book value per common share	13.02	18.36	13.35	18.73	19.76
Dividends declared per Series A preferred share	21.25	—	43.44	—	—
Dividends declared per Series B preferred share	12.50	—	12.50	—	—
Dividends declared per Webster Preferred Capital Corporation preferred share	0.216	0.216	0.863	—	—

Weighted-average shares (000’s)—diluted	52,102	52,517	52,020	55,042	54,360

Key Performance Ratios
Return on average assets(a)	(0.26)%	0.62%	(1.84)%	0.66%	0.75%
Return on average shareholders’ equity(a)	(2.44)	6.11	(17.43)	5.97	7.78
Net interest margin	2.99	3.27	3.28	3.40	3.16
Interest-rate spread	2.91	3.20	3.21	3.32	3.09
Non-interest income as a percentage of total revenue(a)	31.41	27.71	(5.87)	28.48	20.56
Average shareholders’ equity to average assets	10.61	10.17	10.57	10.99	9.61
Dividend Payout Ratio	(2.44)	65.22	(18.69)	66.48	42.91

Asset Quality Ratios
Allowance for credit losses/total loans	2.34%	1.51%	2.02%	1.58%	1.20%
Allowance for loan losses/total loans	2.25	1.43	1.93	1.51	1.14
Net charge-offs/average loans	0.99	0.75	1.09	0.20	0.13
Nonperforming loans/total loans	2.63	1.11	1.91	0.90	0.46
Nonperforming assets/total loans plus OREO	2.89	1.22	2.15	0.97	0.48

(a)	Calculated based on income from continuing operations for all periods presented.

USE OF PROCEEDS

We will not receive any cash proceeds from the offer. We will pay all fees and expenses related to the Exchange Offer, other than any commissions of any broker or dealer. Except as otherwise provided in the letter of transmittal, we will pay the transfer taxes, if any, on the exchange of any shares of Preferred Stock and Trust Preferred Securities. The shares of Preferred Stock exchanged in connection with the offer will be retired and cancelled. See “The Exchange Offer—Consequences of Failure to Exchange Shares of Preferred Stock and Trust Preferred Securities” for treatment of Trust Preferred Securities exchanged in connection with the offer.

CAPITALIZATION

The following table sets forth the carrying amount of our capitalization, as of March 31, 2009. This table should be read in conjunction with the information set forth under “Consolidated Selected Financial Data” and our consolidated unaudited financial statements set forth in our Quarterly Report on Form 10-Q for the three months ended March 31, 2009, which are incorporated by reference into this document.

At March 31, 2009
(Dollars in Thousands) (Unaudited)
Liabilities:
Deposits	$12,694,759
Federal Home Loan Bank advances	671,294
Securities sold under agreements to repurchase and other short-term debt	1,146,852
Long-term debt	661,968
Reserve for unfunded credit commitments	10,800
Liabilities held for disposition	—
Accrued expenses and other liabilities	205,934

Total liabilities	$15,391,607

Shareholders’ Equity:
Preferred stock, $.01 par value; Authorized—3,000,000 shares; Series A issued and outstanding—224,900 shares; Series B issued and outstanding—400,000 shares	$616,762
Common stock, $.01 par value; Authorized—200,000,000 shares; Issued—56,607,177 shares	566

Paid-in capital
Warrant for common stock	8,719
Additional paid-in capital	727,000
Retained earnings	759,020

Less: Treasury Stock, at cost; 3,776,766 shares	(151,376)
Accumulated other comprehensive loss, net	(105,196)

Total Webster Financial Corporation Shareholder’s Equity	1,855,495
Noncontrolling interests	9,632

Total equity	$1,865,127

Total Liabilities and Equity	$17,256,734

CAPITAL RATIOS

The following table sets forth the actual regulatory capital amounts and ratios of Webster and Webster Bank at March 31, 2009.

	Actual		Well Capitalized
	Amount	Ratio	Amount	Ratio
	(Dollars in thousands) (Unaudited)
At March 31, 2009
Webster Financial Corporation
Total risk-based capital	$1,900,557	14.0%	$1,354,365	10.0%
Tier 1 capital	1,623,385	12.0	812,619	6.0
Tier 1 leverage capital ratio	1,623,385	9.5	855,275	5.0

Webster Bank, N.A.
Total risk-based capital	$1,603,500	12.0%	$1,339,917	10.0%
Tier 1 capital	1,328,116	9.9	803,950	6.0
Tier 1 leverage capital ratio	1,328,116	7.8	851,619	5.0

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Our historical ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated are set forth in the table below. For purposes of computing these ratios:

•	earnings consist of income before income taxes plus fixed charges;

•	fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the estimated portion of rental expense attributable to interest, net of income from subleases;

•	fixed charges, including interest on deposits, include all interest expense and the estimated portion of rental expense attributable to interest, net of income from subleases;

•	pre-tax earnings required for preferred stock dividends were computed using tax rates for the applicable year; and

•

preferred stock dividends consist of dividends paid on the Webster Preferred Capital Corporation preferred shares, the Preferred Stock and our Fixed Rate Cumulative Perpetual Preferred Stock, Series B, and the accretion of the preferred stock discount.

	Three Months Ended March 31, 2009*	Year Ended December 31,
		2008*	2007		2006		2005		2004
	(Dollars in thousands)
Net (loss) income from continuing operations attributable to Webster Financial Corporation	$(11,113)	$(317,890)	$111,572		$134,533		$183,371		$151,793
Income tax (benefit) expense	(593)	(65,840)	48,088		59,140		85,037		66,523
Interest expense on deposits	52,908	250,182	361,307		310,199		188,437		120,606
Interest expense on borrowings	20,653	113,300	126,096		195,989		166,069		143,341
Preferred stock dividends	10,431	12,950	863		863		863		863

Ratio of Earnings to Fixed Charges
Including interest on deposits	—	—	1.33	x	1.38	x	1.75	x	1.82	x
Excluding interest on deposits	—	—	2.25		1.98		2.60		2.51

*	For the year ended December 31, 2008 and the three months ended March 31, 2009, earnings were insufficient to cover fixed charges by a $396.7 million deficiency and a $22.1 million deficiency, respectively.

For purposes of computing the ratios in the above table, earnings represent net income before taxes plus fixed charges. Fixed charges include all interest expense and preferred dividends. These ratios are presented both including and excluding interest on deposits.

THE EXCHANGE OFFER

Purpose of Offering

At the proposed Offer Consideration amounts, this offer will allow us to record an increase to our tangible common shareholders equity, which is our common shareholders equity less our intangible assets. We are making this offer to reduce our future dividend obligations from our outstanding Preferred Stock and our debt obligations from the junior subordinated notes underlying the Trust Preferred Securities and to improve our capital structure. Assuming the transactions described in this Offer to Exchange are consummated, the increase in our tangible common equity capitalization and preservation of liquidity as a result of this offer will improve our ability to operate in the current economic environment and enhance our long-term financial strength.

Terms of the Offer

Upon the terms and subject to the conditions set forth in this Offer to Exchange and the related Letter of Transmittal, we are offering to exchange newly issued shares of our Common Stock and Cash for a number of validly tendered and accepted shares of our 8.50% Series A Non-Cumulative Perpetual Convertible Preferred Stock and newly issued shares of our Common Stock for a number of validly tendered and accepted 7.65% Fixed to Floating Rate Trust Preferred Securities of Webster Capital Trust IV, guaranteed by Webster Financial Corporation.

For each $1,000 liquidation amount of Preferred Stock we accept for exchange in accordance with the terms of the Exchange Offer, we will (i) issue 35.8046 shares of Common Stock (the “Fixed Common Shares”) plus (ii) pay $350.

The aggregate liquidation amount of Preferred Stock accepted in the Exchange Offer will be subject to the Preferred Stock Maximum Exchange Amount, which is $168,500,000. Depending on the amount of Preferred Stock tendered in this Exchange Offer, we may not be able to accept all the Preferred Stock that is tendered in this Exchange Offer to remain within the Preferred Stock Maximum Exchange Amount.

For each $1,000 liquidation amount of Trust Preferred Securities we accept for exchange in accordance with the terms of the Exchange Offer, we will issue a number of shares of our Common Stock equal to the quotient of (a) $650.00 divided by (b) the Relevant Price.

“Relevant Price” is the Average VWAP of our Common Stock during the Averaging Period.

The “Averaging Period” is the five trading days beginning on Tuesday, June 16, 2009 and ending on Monday, June 22, 2009.

“Average VWAP” during a period means the simple arithmetic average of VWAP for each trading day during that period.

VWAP for any day means the per share volume weighted average price of our Common Stock on that day as displayed under the heading Bloomberg VWAP on Bloomberg Page “WBS<equity>AQR” (or its equivalent successor page if such page is not available) in respect of the period from the scheduled open of trading on the relevant trading day until the scheduled close of trading on the relevant trading day (or if such volume weighted average price is unavailable, the market price of one share of our Common Stock on such trading day determined, using a volume weighted average method, by a nationally recognized investment banking firm retained by us for this purpose).

The maximum aggregate number of Variable Common Shares issued in the Exchange Offer will not be greater than 10,531,135 (the “Share Limit”). Depending on the amount of Trust Preferred Securities tendered in this Exchange Offer and the Trust Preferred Securities Exchange Ratio, we may not be able to accept all Trust Preferred Securities that are tendered in this Exchange Offer to remain within the Share Limit.

The table below sets forth, among other things, the Securities that are the subject of the Exchange Offer and, with respect to each Security, the offer consideration that we are offering to exchange each Security.

Title of Security	Shares Outstanding/ Liquidation Amount per Share	Aggregate Liquidation Amount Outstanding	Offer Consideration
			Fixed Common Shares (amounts per share)	Cash Consideration (amounts per share)	Value of Variable Common Shares (amounts per share)
8.50% Series A Non-Cumulative Perpetual Convertible Preferred Stock (CUSIP No. 947890307)	224,900 shares at $1,000 liquidation amount per share	$224,900,000	35.8046	$350	—

7.65% Fixed to Floating Rate Trust Preferred Securities of Webster Capital Trust IV (CUSIP No. 94769YAA7)	200,000 shares at $1,000 liquidation amount per share	$200,000,000	—	—	$650.00

Holders whose Trust Preferred Securities are accepted in this Exchange Offer will receive a cash payment equal to the accrued distributions, in respect of the Trust Preferred Securities from the last payment date to, but not including, the settlement date.

Throughout the Exchange Offer, indicative Trust Preferred Securities Exchange Ratios will be available at http://www.gbsc-usa.com/Webster and from the Information Agent at one of its numbers listed on the back cover page of this Offer to Exchange. We will announce the final Trust Preferred Securities Exchange Ratio prior to the opening of trading on Tuesday, June 23, 2009, and that final Trust Preferred Securities Exchange Ratio will also be available by that time at http://www.gbsc-usa.com/Webster and from the Information Agent.

The following summarizes the exchange ratio information that will be available during the Exchange Offer:

•

By 4:30 p.m., New York City time, on each trading day before the five trading day period referred to in the next bullet, the web page referred to above will show indicative Trust Preferred Securities Exchange Ratios calculated using VWAP for that day and the preceding four trading days (as though that day were the expiration date of the Exchange Offer).

•

During the five trading day period beginning on Tuesday, June 16, 2009 and ending on and including Monday, June 22, 2009, the web page will show indicative Trust Preferred Securities Exchange Ratios using cumulative actual trading data, updated every three hours starting at 10:30 a.m., New York City time. In particular:

•	On the first trading day of that five trading day period, indicative Trust Preferred Securities Exchange Ratios will reflect actual Intra-day VWAP during the elapsed portion of that day.

•

On each subsequent trading day during that five trading day period, indicative Trust Preferred Securities Exchange Ratios will reflect the simple arithmetic average of VWAP on the preceding trading days in that five trading day period and actual Intra-day VWAP during the elapsed portion of that subsequent trading day, weighting VWAP for each preceding trading day in the period the same as such actual Intra-day VWAP. For example, on the last trading day of the five trading day period the simple arithmetic average will equal (a) the combined VWAP for the preceding four trading days plus the actual Intra-day VWAP during the elapsed portion of the last trading day divided by (b) five.

“Intra-day VWAP” at any time on any day means the volume weighted average price of our Common Stock on the NYSE for the period beginning at the official open of trading on that day and ending as of that time on that day, as calculated by Bloomberg. The data used to derive the Intra-day VWAP during the last five trading days will reflect a 20-minute reporting delay.

•	We will announce the final Trust Preferred Securities Exchange Ratio by press release not later than the opening of trading on Tuesday, June 23, 2009, and the final Trust Preferred Securities Exchange

Ratio will also be available by that time at http://www.gbsc-usa.com/Webster or by contacting the Information Agent at its toll-free number provided on the back cover of this Offer to Exchange.

•

At any time during the Exchange Offer, you may also contact the Information Agent to obtain indicative Trust Preferred Securities Exchange Ratios (and, once it is determined, the final Trust Preferred Securities Exchange Ratio) at its toll-free number provided on the back cover page of this Offer to Exchange.

Since the Exchange Offer is scheduled to expire at 11:59 p.m., New York City time on Wednesday, June 24, 2009 and the final Trust Preferred Securities Exchange Ratio will be announced no later than the opening of trading on Tuesday, June 23, 2009, you will have two trading days to tender or withdraw your shares of Securities after the final Trust Preferred Securities Exchange Ratio is determined. For more information on tendering or withdrawing your shares of Securities, see “The Exchange Offer—Procedures for Tendering of Shares of Preferred Stock or Trust Preferred Securities.”

Proration

The aggregate liquidation amount of Preferred Stock accepted in the Exchange Offer will be subject to the Preferred Stock Maximum Exchange Amount, which is $168,500,000. If, upon expiration of the Exchange Offer, holders of Preferred Stock have validly tendered more Preferred Stock than we are able to accept for exchange consistent with this limit, we will accept the Preferred Stock on a pro rata basis (based on the Preferred Stock validly tendered by each tendering holder as compared to the aggregate Preferred Stock validly tendered by all tendering holders).

The following table provides the percentages of Preferred Stock that would be accepted at different levels of tender.

Assumed Amount Tendered	Maximum Amount that Can be Accepted	$ Amount Accepted	% Accepted of Amount Tendered
$100,000,000	$168,500,000	$100,000,000	100%
$125,000,000	$168,500,000	$125,000,000	100%
$150,000,000	$168,500,000	$150,000,000	100%
$175,000,000	$168,500,000	$168,500,000	96%
$200,000,000	$168,500,000	$168,500,000	84%
$224,900,000	$168,500,000	$168,500,000	75%

In order to assure compliance with NYSE rules, we will issue no more than 10,531,135 Variable Common Shares in the Exchange Offer (the “Share Limit”). The Share Limit does not include the Fixed Common Shares. If, upon expiration of the Exchange Offer, holders of Trust Preferred Securities have validly tendered more Trust Preferred Securities than we are able to accept for exchange consistent with this limit, we will accept the Trust Preferred Securities on a pro rata basis (based on the Trust Preferred Securities validly tendered by each tendering holder as compared to the aggregate Trust Preferred Securities validly tendered by all tendering holders).

The following table shows the percentages of tendered Trust Preferred Securities that will be accepted at various assumed levels for Average VWAP in two scenarios (1) 50% of the Trust Preferred Securities tendered (“Scenario A”) and (2) 100% of the Trust Preferred Securities tendered (“Scenario B”).

Assumed Average VWAP ($)	Exchange Ratio per $1,000 Face Amount (rounded to nearest whole share)	Scenario A	Scenario B
		% Accepted if 50% of TP Tender (rounded to nearest %)	% Accepted if 100% of TP Tender (rounded to nearest %)
9.00	72	100%	73%
8.50	76	100%	69%
8.00	81	100%	65%
7.50	87	100%	61%
7.00	93	100%	57%
6.50	100	100%	53%
6.00	108	97%	49%
5.50	118	89%	45%
5.00	130	81%	41%
4.50	144	73%	36%
4.00	163	65%	32%
3.50	186	57%	28%
3.00	217	49%	24%

We will announce the proration factors for the Preferred Stock and the Trust Preferred Securities, if applicable, by a press release as promptly as practicable after the expiration date of this Exchange Offer. Any of the Preferred Stock and the Trust Preferred Securities not accepted for exchange in this Exchange Offer as a result of proration will be returned to the tendering holders promptly after the final proration factors are determined.

Conditions of the Exchange Offer

We will not be required to accept for exchange, or to issue Common Stock in respect of, any shares of Preferred Stock or Trust Preferred Securities tendered pursuant to the Exchange Offer, and we may terminate, extend or amend the Exchange Offer and may (subject to Rule 14e-1 under the Exchange Act), postpone the acceptance for exchange of, and issuance of Common Stock in respect of, any shares of Preferred Stock or Trust Preferred Securities so tendered in the Exchange Offer, unless each of the following conditions are satisfied:

•

there shall not have been any change or development that in our reasonable judgment materially reduces the anticipated benefits to us of the Exchange Offer or that has had, or could reasonably be expected to have, a material adverse effect on us, our businesses, condition (financial or otherwise) or prospects;

•

there shall not have been instituted or threatened in writing any action, proceeding or investigation by or before any governmental authority, including any court, governmental, regulatory or administrative branch or agency, tribunal or instrumentality (including the Board of Governors of the Federal Reserve), that relates in any manner to the Exchange Offer and that in our reasonable judgment makes it advisable to us to terminate the Exchange Offer; and

•	there shall not have occurred:

•	any general suspension of or limitation on prices for trading in securities in the United States securities or financial markets;

•	any disruption in the trading of our Common Stock;

•	a declaration of a banking moratorium or any suspension of payments with respect to banks in the United States;

•	any event, including a change in our prevailing stock performance, that in our reasonable judgment has impaired or may impair the anticipated benefits of the Exchange Offer to us; and

•

a commencement or significant worsening of a war or armed hostilities or other national or international calamity, including but not limited to, catastrophic terrorist attacks against the United States or its citizens.

We expressly reserve the right to amend or terminate the Exchange Offer and to reject for exchange any shares of Preferred Stock or Trust Preferred Securities not previously accepted for exchange, if any of the conditions to the Exchange Offer specified above are not satisfied. In addition, we expressly reserve the right, at any time or at various times prior to the expiration date, to waive any conditions to the Exchange Offer, in whole or in part (other than those conditions dependent upon the receipt of necessary government approvals which may not be waived). We will give oral or written notice (with any oral notice to be promptly confirmed in writing) of any amendment, non-acceptance, termination or waiver to the Exchange Agent as promptly as practicable, followed by a timely press release.

These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them, or waive them in whole or in part, at any or at various times prior to the expiration date in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration date.

Expiration Date; Extension; Termination; Amendment

The Exchange Offer will expire at 11:59 p.m., New York City time, on Wednesday, June 24, 2009, unless extended or earlier terminated by us.

We reserve the right to extend the period of time that the Exchange Offer is open, and delay acceptance for exchange of the shares of Preferred Stock or Trust Preferred Securities tendered in the Exchange Offer, by giving oral or written notice (with any oral notice to be promptly confirmed in writing) to the Exchange Agent and by a public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. During any such extension, all shares of Preferred Stock or Trust Preferred Securities you have previously tendered in the Exchange Offer will remain subject to the Exchange Offer and subject to your right to withdraw in accordance with the Exchange Offer.

We reserve the right, regardless of whether or not the conditions to the Exchange Offer have been satisfied but subject to applicable law, to terminate the Exchange Offer prior to the time it expires or to amend it in any respect. If we terminate or amend the Exchange Offer, we will notify the Exchange Agent by oral or written notice (with any oral notice to be promptly confirmed in writing) and will issue a timely public announcement regarding the termination or amendment. Upon termination of the Exchange Offer for any reason, any shares of Preferred Stock or Trust Preferred Securities previously tendered in the Exchange Offer will be promptly returned to the tendering holders.

If we make a material change in the terms of the Exchange Offer or the information concerning the Exchange Offer, or waive a material condition of the Exchange Offer, we will promptly disseminate disclosure regarding the change or waiver, and extend the Exchange Offer, if required by law, so that the Exchange Offer remains open a minimum of five business days from the date we disseminate that disclosure.

If we make a change in the manner of calculating the Trust Preferred Securities Exchange Ratio, we will promptly disseminate disclosure regarding the change and extend the Exchange Offer, if required by law, so that the Exchange Offer remains open a minimum of ten business days from the date we disseminate that disclosure.

Fractional Shares

We will not issue fractional shares of our Common Stock in the Exchange Offer. Instead, the number of shares of our Common Stock you receive in the Exchange Offer will be rounded down to the nearest whole number, with any fractional share paid in cash.

Procedures for Tendering Shares of Preferred Stock or Trust Preferred Securities

All of the shares of Preferred Stock and Trust Preferred Securities were issued in book-entry form, and all of the shares of Preferred Stock and Trust Preferred Securities are currently represented by one or more global certificates held for the account of DTC. If you desire to tender shares of Preferred Stock or Trust Preferred Securities, you may tender such shares of Preferred Stock or Trust Preferred Securities to the Exchange Agent through DTC’s Automated Tender Offer Program or by submitting a signed Letter of Transmittal, together with a confirmation of book-entry transfer of the shares of Preferred Stock or Trust Preferred Securities and any other required documents, in either case by following the procedures set forth below.

How to Tender If You Are a Beneficial Owner but Not a DTC Participant

Any beneficial owner whose shares of Preferred Stock or Trust Preferred Securities are held of record by a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender shares of Preferred Stock or Trust Preferred Securities should contact such nominee promptly and instruct such entity to tender shares of Preferred Stock or Trust Preferred Securities on such beneficial owner’s behalf.

If you hold your shares of Preferred Stock or Trust Preferred Securities through a broker, dealer, commercial bank, trust company or other nominee, you should keep in mind that such entity may require you to take action with respect to the Exchange Offer a number of days before the expiration date in order for such entity to tender the shares of Preferred Stock or Trust Preferred Securities on your behalf on or prior to the expiration date.

How to Tender If You Are a DTC Participant

To participate in the offer, a DTC participant must:

•	comply with the ATOP procedures of DTC described below; or

•

(i) complete and sign and date the Letter of Transmittal, or a facsimile of the Letter of Transmittal; (ii) have the signature on the Letter of Transmittal guaranteed if the Letter of Transmittal so requires; and (iii) mail or deliver the Letter of Transmittal or facsimile thereof to the Exchange Agent prior to the expiration date.

In addition, either:

•	the Exchange Agent must receive, prior to the expiration date, a properly transmitted Agent’s Message; or

•

the Exchange Agent must receive, prior to the expiration date, a timely confirmation of book-entry transfer of such Securities into the Exchange Agent’s account at DTC according to the procedure for book-entry transfer described below, the Letter of Transmittal and any other documents required by the Letter of Transmittal.

Tenders of shares of Preferred Stock or Trust Preferred Securities pursuant to the procedures described above, and acceptance thereof by us, will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions of the Exchange Offer, which agreement will be governed by the laws of the State of New York.

No documents should be sent to us or the Information Agent. Delivery of a Letter of Transmittal or an Agent’s Message transmitted through ATOP is at the election and risk of the person delivering or transmitting, and delivery will be deemed made only when actually received by the Exchange Agent.

By tendering shares of Preferred Stock or Trust Preferred Securities pursuant to the Exchange Offer, you will be deemed to have agreed that the delivery and surrender of the shares of Preferred Stock or Trust Preferred Securities is not effective, and the risk of loss of the shares of Preferred Stock or Trust Preferred Securities does not pass to the Exchange Agent, until receipt by the Exchange Agent of the items listed above together with all accompanying evidences of authority and any other required documents in form satisfactory to us. In all cases, you should allow sufficient time to assure delivery to the Exchange Agent on or prior to the expiration date.

By tendering shares of Preferred Stock or Trust Preferred Securities pursuant to the Exchange Offer, you will be deemed to have made the representations and warranties set forth in the Letter of Transmittal, including that you have full power and authority to tender, sell, assign and transfer the shares of Preferred Stock or Trust Preferred Securities tendered thereby and that when such shares of Preferred Stock or Trust Preferred Securities are accepted for exchange by us, we will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. You will also be deemed to have agreed to, upon request, execute and deliver any additional documents deemed by the Exchange Agent or by us to be necessary or desirable to complete the sale, assignment and transfer of the shares of Preferred Stock or Trust Preferred Securities tendered thereby.

We have not provided guaranteed delivery provisions in connection with the Exchange Offer. You must tender your shares of Preferred Stock or Trust Preferred Securities in accordance with the procedures set forth herein.

Tendering through DTC’s ATOP

The Exchange Agent will establish an account at DTC with respect to the shares of Preferred Stock and Trust Preferred Securities for purposes of the Exchange Offer, and any financial institution that is a DTC participant may make book-entry delivery of eligible shares of Preferred Stock and Trust Preferred Securities by causing DTC to transfer such shares of Preferred Stock or Trust Preferred Securities into the Exchange Agent’s account in accordance with DTC’s procedures for such transfer.

The Exchange Agent and DTC have confirmed that shares of Preferred Stock and Trust Preferred Securities held in book-entry form through DTC that are to be tendered in the Exchange Offer are eligible for ATOP. To effectively tender shares of Preferred Stock or Trust Preferred Securities eligible for ATOP that are held through DTC, DTC participants may, in lieu of physically completing and signing the Letter of Transmittal and delivering it to the Exchange Agent, electronically transmit their acceptance through ATOP, and DTC will then verify the acceptance, execute a book-entry delivery to the Exchange Agent’s account at DTC and send an Agent’s Message to the Exchange Agent for its acceptance. The confirmation of a book-entry transfer into the Exchange Agent’s account at DTC as described above is referred to herein as a “Book-Entry Confirmation.” Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

The term “Agent’s Message” means a message transmitted by DTC to, and received by, the Exchange Agent and forming a part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the DTC participant described in such Agent’s Message, stating that such participant has received and agrees to be bound by the terms and conditions of the Exchange Offer as set forth in this prospectus and the Letter of Transmittal, and that we may enforce such agreement against such participant.

If you desire to tender your shares of Preferred Stock or Trust Preferred Securities on the expiration date through ATOP, you should note that you must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC on such date.

Signature Guarantees

All signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program (each, a “Medallion Signature Guarantor”) unless the shares of Preferred Stock or Trust Preferred Securities tendered or withdrawn, as the case may be, pursuant thereto are tendered (i) by the DTC participant whose name appears on a security position listing as the owner of the shares of Preferred Stock or Trust Preferred Securities who has not completed the box entitled Special Payment Instructions or Special Delivery Instructions on the Letter of Transmittal or (ii) for the account of a member firm of a registered national securities exchange, a member of Financial Industry Regulatory Authority, Inc. or a commercial bank, trust company or other nominee having an office or correspondent in the United States. If the shares of Preferred Stock or Trust Preferred Securities are registered in the name of a person other than the signer of a Letter of Transmittal or a notice of withdrawal, as the case may be, or if delivery of the Common Stock is to be made or tendered shares of Preferred Stock or Trust Preferred Securities that are not accepted are to be returned to a person other than the holder, then the signature on the Letter of Transmittal accompanying the tendered shares of Preferred Stock or Trust Preferred Securities must be guaranteed by a Medallion Signature Guarantor as described above.

Determination of Validity

All questions as to the form of all documents and the validity (including time of receipt) and acceptance of tenders and withdrawals of the shares of Preferred Stock or Trust Preferred Securities will be determined by us, in our sole discretion, which determination shall be final and binding. Alternative, conditional or contingent tenders will not be considered valid. We reserve the absolute right to reject any or all tenders of the shares of Preferred Stock or Trust Preferred Securities that are not in proper form or the acceptance of which would, in our opinion, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular shares of Preferred Stock or Trust Preferred Securities. A waiver of any defect or irregularity with respect to the tender of one share of Preferred Stock or Trust Preferred Security shall not constitute a waiver of the same or any other defect or irregularity with respect to the tender of any other shares of Preferred Stock or Trust Preferred Securities except to the extent we may otherwise so provide. Our interpretations of the terms and conditions of the Exchange Offer will be final and binding. Tenders of shares of Preferred Stock or Trust Preferred Securities shall not be deemed to have been made until any defects or irregularities have been waived by us or cured. None of us, the trustee, the Exchange Agent, the Information Agent or any other person will be under any duty to give notice of any defects or irregularities in tenders of shares of Preferred Stock or Trust Preferred Securities, or will incur any liability to you for failure to give any such notice.

Compliance with “Short Tendering” Rule

It is a violation of Rule 14e-4 under the Exchange Act for a person, directly or indirectly, to tender shares of Preferred Stock or Trust Preferred Securities for such person’s own account unless the person so tendering (i) has a net long position equal to or greater than the number of shares of Preferred Stock or the aggregate principal amount of the Trust Preferred Securities being tendered and (ii) will cause such shares of Preferred Stock or Trust Preferred Securities to be delivered in accordance with the terms of the Exchange Offer. Rule 14e-4 provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person.

A tender of shares of Preferred Stock or Trust Preferred Securities in response to the Exchange Offer under any of the procedures described above will constitute a binding agreement between the tendering holder and us with respect to the Exchange Offer upon the terms and subject to the conditions of the Exchange Offer, including the tendering holder’s acceptance of the terms and conditions of the Exchange Offer, as well as the tendering holder’s representation and warranty that (i) such holder has a net long position in the shares of Preferred Stock or Trust Preferred Securities being tendered pursuant to the Exchange Offer within the meaning of Rule 14e-4 under the Exchange Act and (ii) the tender of such shares of Preferred Stock or Trust Preferred Securities complies with Rule 14e-4.

Acceptance of Shares of Preferred Stock or Trust Preferred Securities for Purchase; Delivery of Offer Consideration

Upon the terms and subject to the conditions of the Exchange Offer, and subject to the prorations as described above, we will accept for exchange, and promptly deliver or pay the Offer Consideration in exchange for, validly tendered shares of Preferred Stock or Trust Preferred Securities that were not validly withdrawn pursuant to the Exchange Offer. Valid tenders of Securities pursuant to the Exchange Offer will be accepted only in liquidation amounts of $1,000 or integral multiples thereof.

For purposes of the Exchange Offer, we will be deemed to have accepted shares of Preferred Stock or Trust Preferred Securities for exchange if, as and when we give oral (promptly confirmed in writing) or written notice thereof to the Exchange Agent.

We will deliver and pay the Offer Consideration in exchange for shares of Preferred Stock and Trust Preferred Securities, and pay accrued distributions on Trust Preferred Securities, accepted for exchange in the Exchange Offer as soon as practicable after the expiration of the Exchange Offer and the determination of the final proration factors, if any, by issuing or paying the Offer Consideration and paying such accrued distributions on the Settlement Date to the Exchange Agent, which will act as agent for you for the purpose of receiving the Offer Consideration and accrued distributions and transmitting the Offer Consideration and accrued distributions to you. Tendering holders of the shares of Preferred Stock or Trust Preferred Securities should indicate in the applicable box in the Letter of Transmittal or to the book-entry transfer facility in the case of holders who electronically transmit their acceptance through ATOP the name and address to which delivery or payment of the Offer Consideration and payment of accrued distributions on the shares of Preferred Stock or Trust Preferred Securities accepted for exchange is to be sent, if different from the name and address of the person signing the Letter of Transmittal or transmitting such acceptance through ATOP.

We expressly reserve the right, subject to applicable law, to (i) delay acceptance for exchange of shares of Preferred Stock or Trust Preferred Securities tendered under the Exchange Offer or the delivery or payment of the Offer Consideration in exchange for the shares of Preferred Stock or Trust Preferred Securities accepted for purchase (subject to Rule 13e-4(f)(5) under the Exchange Act, which requires that we pay the consideration offered or return the shares of Trust Preferred Securities deposited by or on behalf of the holders promptly after the termination or withdrawal of any of the Exchange Offer), or (ii) terminate the Exchange Offer at any time.

If, for any reason, acceptance for exchange of validly tendered shares of Preferred Stock or Trust Preferred Securities pursuant to the Exchange Offer is delayed, or we are unable to accept for exchange validly tendered shares of Preferred Stock or Trust Preferred Securities pursuant to the Exchange Offer, then the Exchange Agent may, nevertheless, on behalf of us, retain (subject to Rule 13e-4(f)(5) described above) tendered shares of Preferred Stock or Trust Preferred Securities, without prejudice to our rights described under “—Expiration Date; Extension; Termination; Amendment” and “—Conditions of the Exchange Offer” above and “—Withdrawal of Tenders” below.

We reserve the right to transfer or assign, in whole or from time to time in part, to one or more of our affiliates or any third party the right to exchange all or any of the shares of Preferred Stock or Trust Preferred Securities tendered pursuant to the Exchange Offer for the Offer Consideration and accrued distributions due with respect to the Trust Preferred Securities, but any such transfer or assignment will not relieve us of our obligations under the Exchange Offer and will in no way prejudice your rights to receive the Offer Consideration and accrued distributions on Trust Preferred Securities validly tendered and not validly withdrawn and accepted for payment pursuant to the Exchange Offer as provided for herein.

You will not be obliged to pay brokerage commissions or fees to the Exchange Agent, the Information Agent or us with respect to the Exchange Offer.

We will pay all transfer taxes applicable to the exchange and transfer of the shares of Preferred Stock or Trust Preferred Securities pursuant to the Exchange Offer, except if the delivery or payment of the Offer Consideration and payment of accrued distributions with respect to the Trust Preferred Securities is being made to, or if shares of Preferred Stock or Trust Preferred Securities not tendered or not accepted for payment are registered in the name of, any person other than the holder of the shares of Preferred Stock or Trust Preferred Securities tendered thereby or the shares of Preferred Stock or Trust Preferred Securities are credited in the name of any person other than the person(s) signing the Letter of Transmittal or electronically transmitting acceptance through ATOP, as applicable; then, in such event, delivery and payment shall not be made unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

The Company will not be liable for any interest as a result of a delay by the Exchange Agent or DTC in distributing the consideration for the Exchange Offer.

Withdrawal of Tenders

You may withdraw your tender of shares of Preferred Stock or Trust Preferred Securities at any time on or prior to the expiration date. In addition, if we have not previously accepted your tender of shares of Preferred Stock or Trust Preferred Securities pursuant to the Exchange Offer, you also may withdraw your shares at any time after the expiration of 40 business days from the commencement of the Exchange Offer.

For a withdrawal of a tender of shares of Preferred Stock or Trust Preferred Securities to be effective, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent on or prior to the expiration date, by mail, fax or hand delivery or by a properly transmitted “Request Message” through ATOP. Any such notice of withdrawal must:

•

specify the name of the person who tendered the shares of Preferred Stock or Trust Preferred Securities to be withdrawn and the name of the DTC participant whose name appears on the security position listing as the owner of such shares of Preferred Stock or Trust Preferred Securities, if different from that of the person who deposited the shares of Preferred Stock or Trust Preferred Securities,

•	contain the number of shares or aggregate liquidation amount represented by the shares of Preferred Stock or Trust Preferred Securities to be withdrawn,

•	unless transmitted through ATOP, be signed by the holder thereof in the same manner as the original signature on the Letter of Transmittal, including any required signature guarantee(s), and

•

if the Letter of Transmittal was executed by a person other than the DTC participant whose name appears on a security position listing as the owner of the shares of Preferred Stock or Trust Preferred Securities, be accompanied by a properly completed irrevocable proxy that authorized such person to effect such withdrawal on behalf of such holder.

Withdrawal of shares of Preferred Stock or Trust Preferred Securities can only be accomplished in accordance with the foregoing procedures.

Holders may not rescind their valid withdrawals of tendered Securities. However, shares of Preferred Stock or Trust Preferred Securities validly withdrawn may thereafter be retendered at any time on or prior to the expiration date by following the procedures described under “—Procedures for Tendering Shares of Preferred Stock or Trust Preferred Securities.”

All questions as to the form and validity (including time of receipt) of any notice of withdrawal of a tender will be determined by us, which determination shall be final and binding. We reserve the absolute right to reject any or all attempted withdrawals of shares of Preferred Stock or Trust Preferred Securities that are not in proper form or the acceptance of which would, in our opinion, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of a withdrawal as to particular shares of Preferred Stock or Trust Preferred Securities. A waiver of any defect or irregularity with respect to the withdrawal of one share of Preferred Stock or Trust Preferred Security shall not constitute a waiver of the same or any other defect or irregularity with respect to the withdrawal of any other shares of Preferred Stock or Trust Preferred Securities except to the extent we may otherwise so provide. Withdrawals of shares of Preferred Stock or Trust Preferred Securities shall not be deemed to have been made until any defects or irregularities have been waived by us or cured. None of us, the trustee, the Exchange Agent, the Information Agent or any other person will be under any duty to give notification of any defect or irregularity in any notice of withdrawal of a tender or incur any liability for failure to give any such notification.

Return of Unaccepted Shares of Preferred Stock or Trust Preferred Securities

Any tendered shares of Preferred Stock or Trust Preferred Securities that are not accepted for exchange will be returned without expense to the tendering holder. Such shares of Preferred Stock or Trust Preferred Securities will be credited to the account maintained at DTC from which they were delivered and returned promptly after the expiration or termination of the Exchange Offer.

Security Ownership

John J. Crawford, one of our directors, owns 200 shares of our Preferred Stock. None of our Preferred Stock is owned by any other director or officer of Webster.

Neither we nor any of our subsidiaries, nor, to our knowledge based on reasonable inquiry, any of our directors or executive officers, nor any affiliates of the foregoing has effected any transactions involving the Preferred Stock during the 60 days prior to the date of this Exchange Offer.

Consequences of Failure to Exchange Shares of Preferred Stock and Trust Preferred Securities

Depending on the number of shares of Preferred Stock and the amount of Trust Preferred Securities that are accepted for exchange in the Exchange Offer, the trading market for the shares of Preferred Stock or Trust Preferred Securities that remain outstanding after the Exchange Offer may be more limited. A reduced trading volume may decrease the price and increase the volatility of the trading price of the shares of Preferred Stock and the Trust Preferred Securities that remain outstanding following the Exchange Offer. If the Exchange Offer is successful, the market price for the shares of Preferred Stock and the Trust Preferred Securities may be depressed and there may be a limited trading market for the shares of Preferred Stock and the Trust Preferred Securities.

Following the Exchange Offer, the shares of Preferred Stock accepted for exchange will be retired and cancelled. In addition, we plan to merge the Trust into a new Delaware statutory trust as permitted by the terms of the Trust’s governing documents, as amended. In connection with the merger, the Trust Preferred Securities we acquire in the Exchange Offer will be exchanged for a like amount of junior subordinated notes and all Trust Preferred Securities not acquired by us in the Exchange Offer will be converted into trust preferred securities of the new trust with terms substantially identical to the terms of the Trust Preferred Securities. The merger will not adversely affect the rights of the holders of Trust Preferred Securities.

No Appraisal Rights

No appraisal or dissenters’ rights are available to holders of shares of Preferred Stock or Trust Preferred Securities under applicable law in connection with the Exchange Offer.

Cash and Stock

For Preferred Stock exchanged for Common Stock and Cash, accounted for as a redemption of the Preferred Stock, we will derecognize the carrying amount of those preferred securities, which are currently recorded as a component of shareholders’ equity. We will record the par amount of the common shares issued as Common Stock. The excess of the fair value of the Common Stock issued over the par amount will be recorded in Additional Paid in Capital ("APIC"). The excess of the carrying amount of the Preferred Stock retired over the fair value of the Common Stock issued and Cash delivered will increase retained earnings. Associated with that adjustment, we will recognize an increase in net income available to common shareholders, the numerator for earnings per share (EPS), for the period during which the transaction occurs.

For Trust Preferred Securities exchanged for Common Stock, following the merger of the Trust into a new Delaware statutory trust and our exchange of all Trust Preferred Securities received in the Exchange Offer for junior subordinated notes, we will derecognize the carrying amount of those junior subordinated notes, which are currently recorded as long-term debt. We will record the par amount of the shares issued as Common Stock. The excess of the fair value of the Common Stock issued over the par amount will be recorded in APIC. The excess of the carrying amount of the junior subordinated notes retired over the fair value of the Common Stock issued will be recorded in the current earnings, net of applicable income taxes and related costs, of the period during which the transaction will occur.

Subsequent Repurchases

Following completion of the Exchange Offer, we may repurchase additional shares of Preferred Stock or Trust Preferred Securities in the open market, tender offers, in privately negotiated transactions or otherwise. Future purchases of shares of Preferred Stock or Trust Preferred Securities may be on terms that are more or less favorable than those of the Exchange Offer. Future repurchases, if any, will depend on many factors, including market conditions and the condition of our business.

Exchange Agent

Global Bondholder Services Corporation is the Exchange Agent for the Exchange Offer. Letters of Transmittal and all correspondence in connection with the Exchange Offer should be sent or delivered by each holder of shares of Preferred Stock or Trust Preferred Securities, or a beneficial owner’s bank, broker, custodian or other nominee, to the Exchange Agent at the address listed on the back cover page of this document. We will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

Information Agent

Global Bondholder Services Corporation is the Information Agent for the Exchange Offer. Questions concerning the terms of the Exchange Offer or tender procedures and requests for additional copies of this document or the Letter of Transmittal should be directed to the Information Agent at its address and telephone number listed on the back cover page of this document. Holders of shares of Preferred Stock or Trust Preferred Securities may also contact their bank, broker, custodian, or other nominee concerning the Exchange Offer. We will pay the Information Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

Financial Advisors

We have retained J.P. Morgan Securities Inc. and Barclays Capital Inc. as our exclusive financial advisors in connection with the Exchange Offer. We are paying J.P. Morgan Securities Inc. and Barclays Capital Inc. customary fees for their services and have agreed to indemnify J.P. Morgan Securities Inc. and Barclays Capital Inc. for certain liabilities. Their compensation is in no way contingent on the results or the success of the Exchange Offer. J.P. Morgan Securities Inc. and Barclays Capital Inc. have not been retained to, and will not, solicit acceptances of the Exchange Offer or make any recommendation with respect thereto.

The financial advisors and their affiliates have rendered and may in the future render various investment banking, lending and commercial banking services and other advisory services to us and our subsidiaries. The financial advisors have received, and may in the future receive, customary compensation from us and our subsidiaries for such services. The financial advisors may from time to time hold shares of Preferred Stock, Trust Preferred Securities and Common Stock in their proprietary accounts, and, to the extent they own shares of Preferred Stock or Trust Preferred Securities in these accounts at the time of its Exchange Offer, the financial advisors may tender such shares of Preferred Stock or Trust Preferred Securities. During the course of the Exchange Offer, the financial advisors may trade shares of our common or preferred stock, including the

Preferred Stock and Trust Preferred Securities, for their own account or for the accounts of their customers. As a result, the financial advisors may hold a long or short position in our common or preferred stock, including the Preferred Stock or the Trust Preferred Securities.

Brokerage Commissions

Holders that tender their shares of Preferred Stock or Trust Preferred Securities to the Exchange Agent do not have to pay a brokerage fee or commission to us or the Exchange Agent in connection with the tender of such securities. However, if a tendering holder handles the transaction through its bank, broker, custodian or nominee, that holder may be required to pay that bank, broker, custodian or nominee brokerage fees or commissions.

Fees and Expenses

We will bear the expenses of soliciting tenders of shares of Preferred Stock and Trust Preferred Securities. The principal solicitation is being made by mail. Additional solicitation may, however, be made by e-mail, facsimile transmission, and telephone or in person by our officers and other employees and those of our affiliates and others acting on our behalf.

No Recommendation

None of us, the trustee, the Exchange Agent, the Information Agent or our financial advisors makes any recommendation as to whether you should exchange your shares of Preferred Stock or Trust Preferred Securities in the Exchange Offer. We have not retained, and do not intend to retain, any unaffiliated representative to act on behalf of the holders of the shares of Preferred Stock or Trust Preferred Securities for purposes of negotiating the Exchange Offer or preparing a report concerning the fairness of the Exchange Offer. The value of the Offer Consideration to be issued or paid in the Exchange Offer may not equal or exceed the value of the shares of Preferred Stock or Trust Preferred Securities tendered. You must make your own independent decision regarding your participation in the Exchange Offer.

Certain Matters Relating to Non-U.S. Jurisdictions

Although we will mail this document to holders of the shares of Preferred Stock and Trust Preferred Securities to the extent required by U.S. law, this document is not an offer to sell or exchange and it is not a solicitation of an offer to buy or exchange securities in any jurisdiction in which such offer, sale, purchase or exchange is not permitted. Countries outside the United States generally have their own legal requirements that govern securities offerings made to persons resident in those countries and often impose stringent requirements about the form and content of offers made to the general public. We have not taken any action under those non-U.S. regulations to facilitate a public offer to exchange outside the United States. Therefore, the ability of any non-U.S. person to tender the shares of Preferred Stock or Trust Preferred Securities in the Exchange Offer will depend on whether there is an exemption available under the laws of such person’s home country that would permit the person to participate in the Exchange Offer without the need for us to take any action to facilitate a public offering in that country or otherwise. For example, some countries exempt transactions from the rules governing public offerings if they involve persons who meet certain eligibility requirements relating to their status as sophisticated or professional investors. Non-U.S. holders should consult their advisors in considering whether they may participate in the Exchange Offer in accordance with the laws of their home countries and, if they do participate, whether there are any restrictions or limitations on transactions in the Common Stock that may apply in their home countries. We cannot provide any assurance about whether such limitations may exist. By signing or being deemed to sign the Letter of Transmittal, you are representing that if you are located outside the United States the offer to you and your acceptance of it does not contravene the applicable laws where you are located.

DIVIDEND POLICY

The amount of future dividends on our Common Stock will depend on earnings, financial condition, capital requirements and other factors, and will generally be determined by our board of directors on a quarterly basis. In the first quarter of 2009, the board of directors announced a decrease in its quarterly dividend to $0.01 per share of Common Stock, in order to preserve capital during the current extended period of unprecedented economic uncertainty.

MARKET PRICE, DIVIDEND AND DISTRIBUTION INFORMATION

Market Price of and Dividends on the Common Stock

Our Common Stock is currently listed on the NYSE under the symbol “WBS.” As of May 27, 2009, we had approximately 52,836,739 shares of Common Stock outstanding. As of May 27, 2009, there were approximately 9,244 holders of record. The following table sets forth, for the periods indicated, the high and low intraday sales prices per share of the Common Stock as reported on Bloomberg and the cash dividends declared per share of the Common Stock.

	Share Prices		Cash Dividends Declared per Common Share
	Low	High
2009
Second Quarter (through May 27, 2009)	$4.00	$8.30	$0.01
First Quarter ended March 31, 2009	2.85	14.34	0.01

2008
Fourth Quarter ended December 31, 2008	$10.19	$26.88	$0.30
Third Quarter ended September 30, 2008	13.08	31.00	0.30
Second Quarter ended June 30, 2008	18.44	29.86	0.30
First Quarter ended March 31, 2008	24.10	34.90	0.30

2007
Fourth Quarter ended December 31, 2007	$30.74	$44.64	$0.30
Third Quarter ended September 30, 2007	39.33	46.40	0.30
Second Quarter ended June 30, 2007	42.30	48.90	0.30
First Quarter ended March 31, 2007	46.54	51.24	0.27

On May 27, 2009, the closing sales price of our Common Stock on the NYSE was $6.86 per share.

Market Price of and Dividends on the Preferred Stock

The Preferred Stock is not listed on any securities exchange or included in any automated quotation system, but the Preferred Stock is quoted on the Over the Counter Bulletin Board (the “OTCBB”) under the symbol “WSRFP.OB.” The following table sets forth the high and low bid quotations for our Preferred Stock on the OTCBB and dividends declared per share on the Preferred Stock.

	Share Prices		Cash Dividends Declared per Preferred Share
	Low	High
2009
Second Quarter (through May 27, 2009)	$301.00	$530.00	$21.25
First Quarter ended March 31, 2009	256.43	580.00	21.25

2008
Fourth Quarter ended December 31, 2008	$937.45	$779.07	$21.25
Third Quarter ended September 30, 2008	937.45	1,029.34	22.19
Second Quarter ended June 30, 2008(a)	1,000.00	1,000.00	—

(a)	The Preferred Stock was issued in June 2008.

Market Price of and Distributions on the Trust Preferred Securities

As of May 27, 2009 there were 200,000 Trust Preferred Securities outstanding, held by one holder of record, the nominee for DTC. The following table sets forth, for the periods indicated, the high and low closing sales prices per share as reported on Bloomberg and the cash distributions per Trust Preferred Securities. Intraday high and low sales prices for the Trust Preferred Securities are not available.

	Prices		Cash Distributions per Trust Preferred Security
	Low	High
2009
Second Quarter (through May 27, 2009)	$40.00	$41.50	$19.13
First Quarter ended March 31, 2009	38.25	41.50	19.13

2008
Fourth Quarter ended December 31, 2008	$30.00	$38.00	$19.13
Third Quarter ended September 30, 2008	59.00	63.50	19.13
Second Quarter ended June 30, 2008	65.50	69.88	19.13
First Quarter ended March 31, 2008	80.00	84.00	19.13

2007
Fourth Quarter ended December 31, 2007	$75.00	$85.00	$19.13
Third Quarter ended September 30, 2007	99.10	99.92	19.13
Second Quarter ended June 30, 2007	99.53	101.42	19.13

COMPARISON OF RIGHTS BETWEEN THE PREFERRED STOCK AND OUR COMMON STOCK

The following briefly summarizes the material differences between the rights of holders of the shares of Preferred Stock as currently in effect and holders of shares of our Common Stock to be issued in the Exchange Offer. The discussion below is a summary and is qualified in its entirety by reference to our Second Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), our bylaws, as amended (the “Bylaws”), applicable Delaware law and other documents referred to herein. We urge you to read these documents for a more complete understanding of the differences between the Preferred Stock and our Common Stock.

Governing Document

Preferred Stock. Holders of shares of Preferred Stock will have their rights set forth in the Certificate of Incorporation including the certificate of designations with respect to the Preferred Stock and the General Corporation Law of the State of Delaware (the “DGCL”).

Common Stock. Holders of shares of our Common Stock will have their rights set forth in the Certificate of Incorporation, the Bylaws and the DGCL.

Dividends

Preferred Stock. The Preferred Stock ranks senior to the Common Stock with respect to the payment of any dividends. Holders of Preferred Stock are entitled to receive, when, and if declared by our board of directors out of funds legally available for payment, non-cumulative quarterly dividends, as described in the section of this Offer to Exchange entitled “Description of Preferred Stock—Dividends.”

Common Stock. Subject to the preferential rights of any other class or series of capital stock, including the Preferred Stock, holders of Common Stock will be entitled to receive such dividends when, as and if declared by our board of directors. In the first quarter of 2009, our board of directors reduced the dividends on our Common Stock from $0.30 to $0.01 per share per quarter. In addition, our participation in the Treasury’s Capital Purchase Program restricts our ability to increase our dividend, without the written consent of Treasury, above the amount of the last regular dividend our board of directors declared prior to October 14, 2008.

Liquidation Preference

Preferred Stock. In the event of our winding-up or dissolution, the holders of Preferred Stock will be entitled to receive liquidating distributions in the amount of $1,000 per share of Preferred Stock, plus an amount equal to any declared but unpaid dividends thereon, and to be paid out of our assets available for distribution to our stockholders, before any payment or distribution is made to holders of junior securities, including our Common Stock.

Common Stock. Our Common Stock will rank junior with respect to dividend rights and rights upon our liquidation, dissolution or winding up to all our other securities and indebtedness.

Optional Conversion Right

Preferred Stock. Each share of the Preferred Stock may be converted at any time, at the option of the holder, into 36.8046 shares of our Common Stock plus cash in lieu of fractional shares, subject to adjustment under certain conditions, as described under “Description of Preferred Stock—Optional Conversion Rights.”

Common Stock. The Common Stock is not convertible.

Mandatory Conversion Right

Preferred Stock. On or after June 15, 2013, we may, at our option, at any time or from time to time cause some or all of the Preferred Stock to be converted into shares of our Common Stock at the then applicable conversion rate. We may exercise our conversion right if, for 20 trading days within any period of 30 consecutive trading days, including the last trading day of such period, ending on the trading day preceding the date we give notice of mandatory conversion, the closing price of our Common Stock exceeds 130% of the then applicable conversion price of the Preferred Stock. See “Description of Preferred Stock—Mandatory Conversion Rights.”

Common Stock. The Common Stock is not convertible.

Redemption Provisions

Preferred Stock. The Preferred Stock is redeemable either at our option or at the option of the holders. The Preferred Stock is not subject to any sinking fund or other obligation to redeem, repurchase or retire the Preferred Stock.

Common Stock. We have no obligation or right to redeem our Common Stock.

Voting Rights

Preferred Stock. Except as provided by Delaware law and our Certificate of Incorporation, holders of Preferred Stock have no voting rights except if the dividends payable on the Preferred Stock are in arrears for six or more quarterly periods, whether or not consecutive. In that event, the holders of such shares of Preferred Stock, voting together as a single class with holders of any and all other series of voting preferred stock then outstanding, will be entitled to vote for the election of a total of two additional members of our board of directors and the number of directors on our board will automatically increase by two. These voting rights and the terms of the directors so elected will continue until dividends for at least four consecutive dividend periods following a nonpayment have been paid in full on the Preferred Stock and any other series of voting preferred stock, or declared and a sum sufficient for such payment shall have been set aside, at which time the holders of Preferred Stock shall immediately and, without any further action by us, be divested of the foregoing voting rights, subject to the revesting of such rights in the event of each subsequent nonpayment. If such voting rights for the holders of Preferred Stock and all other holders of voting preferred stock have terminated, the term of office of each preferred stock director so elected will terminate and the number of directors on our board shall automatically decrease by two.

The affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Preferred Stock and all other series of voting preferred stock entitled to vote thereon, voting together as a single class, is required in order to:

•

amend or alter the provisions of our Certificate of Incorporation or the certificate of designations for the shares of Preferred Stock so as to authorize or create, or increase the authorized amount of, any specific class or series of stock ranking senior to the Preferred Stock with respect to payment of dividends or the distribution of our assets upon our liquidation, dissolution or winding up; or

•

amend, alter or repeal the provisions of our Certificate of Incorporation or the certificate of designations for the shares of Preferred Stock so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the shares of Preferred Stock, taken as a whole; or

•

consummate a binding share exchange or reclassification involving the shares of Preferred Stock or a merger or consolidation of us with another entity, unless in each case (i) shares of Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, in each case, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and (ii) such shares of Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Preferred Stock, taken as a whole.

Common Stock. Holders of shares of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.

Listing

Preferred Stock. The Preferred Stock was first issued on June 11, 2008 and is not listed for trading on any securities exchange or included in any automated quotation system. However, the Preferred Stock is quoted on the OTCBB under the symbol “WSRFP.OB.”

Common Stock. Our Common Stock is listed on the NYSE under the symbol “WBS.”

DESCRIPTION OF COMMON STOCK

This description summarizes the material terms of the Common Stock and the material provisions of the documents described below. This description is subject to, and is qualified in its entirety by reference to, all of the provisions of the documents described below (including the definitions therein of certain terms), forms of which were incorporated by reference as exhibits to the registration statement under which the Common Stock were registered with the SEC.

General

Our Certificate of Incorporation provides the authority to issue 200,000,000 shares of Common Stock, par value $.01 per share. As of May 27, 2009, there were 52,836,739 shares of Common Stock outstanding and 3,517,303 stock options for 3,517,303 shares of Common Stock granted to directors, officers and other employees.

Each share of our Common Stock has the same relative rights and is identical in all respects to each other share of our Common Stock. Our Common Stock is non-withdrawable capital, is not of an insurable type and is not insured by the Federal Deposit Insurance Corporation or any other governmental entity.

Voting Rights

Holders of our Common Stock are entitled to one vote per share on each matter properly submitted to stockholders for their vote, including the election of directors. Holders of our Common Stock do not have the right to cumulate their votes for the election of directors, which means that the holders of more than 50% of the shares of Common Stock voting for the election of directors can elect 100% of the directors standing for election at any meeting if they choose to do so. In that event, the holders of the remaining shares voting for the election of directors will not be able to elect any person or persons to our board of directors at that meeting.

Liquidation Rights

The holders of our Common Stock and the holders of any class or series of stock entitled to participate with the holders of our Common Stock as to the distribution of assets in the event of any liquidation, dissolution or winding-up of Webster, whether voluntary or involuntary, will become entitled to participate equally in the distribution of any of our assets remaining after we have paid, or provided for the payment of, all of our debts and liabilities and after we have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of liquidation, dissolution or winding-up, the full preferential amounts, if any, to which they are entitled.

Dividends

The holders of our Common Stock and any class or series of stock entitled to participate with the holders of our Common Stock are entitled to receive dividends declared by our board of directors out of any assets legally available for distribution. The board may not declare, and we may not pay, dividends or other distributions, unless we have paid or the board has declared or set aside all accumulated dividends and any sinking fund, retirement fund or other retirement payments on any class of stock having preference as to payments of dividends over our Common Stock. As a holding company, our ability to pay distributions is affected by the ability of our subsidiaries to pay dividends. The ability of our bank subsidiary, and our ability, to pay dividends in the future is, and could in the future be further, influenced by bank regulatory requirements and capital guidelines.

Miscellaneous

The holders of our Common Stock have no preemptive or conversion rights for any shares that may be issued. Our Common Stock is not subject to additional calls or assessments, and all shares of our Common Stock currently outstanding are fully paid and nonassessable. All shares of Common Stock offered pursuant to a prospectus supplement, or issuable upon conversion, exchange or exercise of the Preferred Stock or other convertible securities, will, when issued, be fully paid and non-assessable, which means that the full purchase price of the shares will have been paid and the holders of the shares will not be assessed any additional monies for the shares.

Some Important Charter Provisions

Our Certificate of Incorporation provides for the division of our board of directors into three classes of directors, each class as nearly as equal as possible, with each serving staggered, three-year terms. Any amendment to our Certificate of Incorporation must be approved by at least two-thirds of our board of directors at a duly constituted meeting called for that purpose and also by stockholders by the affirmative vote of at least a majority of the shares entitled to vote thereon at a duly called annual or special meeting; provided, however, that approval by the affirmative vote of at least two-thirds of the shares entitled to vote is required to amend the provisions regarding amendment of our Certificate of Incorporation, directors, bylaws, approval for acquisitions of control and offers to acquire control, criteria for evaluating offers, the calling of special meetings of stockholders, greenmail, and stockholder action by written consent. In addition, the provisions regarding business combinations may be amended only by the affirmative vote of at least 80% of the shares entitled to vote on the matter. Our bylaws may be amended by the affirmative vote of at least two-thirds of the board of directors or by stockholders by the affirmative vote of at least two-thirds of the total votes eligible to be voted, at a duly constituted meeting called for that purpose.

Our Certificate of Incorporation requires that if any individual, firm, corporation or other entity seeks to acquire the sole or shared power to vote or to direct the voting of, or to dispose of or to direct the disposition of, 10% or more of our outstanding shares of capital stock entitled to vote generally in the election of directors, such acquisition must be approved by at least two-thirds of the total number of outstanding shares of capital stock entitled to vote generally in the election of directors. In addition, prior to such acquisition, such individual, firm, corporation or other entity must obtain all required federal regulatory approvals for such acquisition.

Our Certificate of Incorporation also provides that no individual, firm, corporation or other entity may, alone or based on shared power, make any offer to buy or acquire, any solicitation of an offer to sell, any tender offer for, or any request or invitation for tender of, 10% or more of our outstanding shares of capital stock generally entitled to vote for directors without either:

(i)	receiving the approval of at least two-thirds of our directors then in office; or

(ii)	obtaining approval from the appropriate federal regulatory authorities pursuant to applicable laws and regulations.

Our Certificate of Incorporation requires that business combinations between Webster or any majority-owned subsidiary of Webster and a 10% or more stockholder or its affiliates or associates, referred to collectively in this section as the “interested stockholder,” be approved either by:

(i)	at least 80% of the total number of outstanding shares of capital stock entitled to vote generally in the election of directors;

(ii)	at least two-thirds of our continuing directors, which means those directors unaffiliated with the interested stockholder and serving before the interested stockholder became an interested stockholder; or

(iii)	meet specified price and procedure requirements that provide for consideration per share generally equal to or greater than that paid by the interested stockholder when it acquired its block of stock.

The types of business combinations with an interested stockholder covered by this provision include:

•	any merger, consolidation or share exchange;

•	any sale, lease, exchange, mortgage, pledge or other transfer of assets other than in the usual and regular course of business;

•	any issuance or transfer of equity securities having an aggregate market value in excess of 5% of the aggregate market value of our outstanding shares;

•	the adoption of any plan or proposal of liquidation proposed by or on behalf of an interested stockholder; or

•

any reclassification of securities, recapitalization of Webster or any merger or consolidation of Webster with any of its subsidiaries or any other transaction which has the effect of increasing the proportionate ownership interest of the interested stockholder.

These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of Webster.

Our Certificate of Incorporation excludes our employee stock purchase plans and other employee benefit plans from the definition of interested stockholder.

Since the terms of our Certificate of Incorporation and bylaws may differ from the general information we are providing, you should only rely on the actual provisions of our Certificate of Incorporation and bylaws. If you would like to read our Certificate of Incorporation and bylaws, you may request a copy from us by following the directions under the heading “Where You Can Find More Information.”

NYSE Listing

Our Common Stock is listed on the NYSE under the symbol “WBS.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is BNY Mellon Shareowner Services.

DESCRIPTION OF PREFERRED STOCK

This description summarizes the material terms of the Preferred Stock and the material provisions of the documents described below. This description is subject to, and is qualified in its entirety by reference to, all of the provisions of the documents described below (including the definitions therein of certain terms), forms of which were incorporated by reference as exhibits to the registration statement under which the Preferred Stock were registered with the SEC.

General

Our Certificate of Incorporation authorizes the issuance of up to 3,000,000 shares of preferred stock, par value $0.01 per share. As of May 27, 2009, there were 224,900 shares of Preferred Stock outstanding, par value $0.01 per share, having a liquidation preference of $1,000 per share. In addition to the Preferred Stock, we issued and sold to the U.S. Treasury, pursuant to the Capital Purchase Program, 400,000 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B, par value $0.01 per share (“Series B Preferred Stock”), having a liquidation preference of $1,000 per share. The holders of the Preferred Stock have no preemptive rights. All of the shares of the Preferred Stock are validly issued, fully paid and non-assessable.

The Preferred Stock ranks, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, (i) on a parity with each class or series of capital stock we may issue in the future the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock as to dividend rights and rights on liquidation, dissolution or winding-up of Webster, including the Series B Preferred Stock (collectively, the “parity securities”) and (ii) senior to our Common Stock and each other class or series of capital stock we may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Preferred Stock as to dividend rights and rights on liquidation, dissolution or winding-up of Webster (collectively, the “junior securities”).

We will not be entitled to issue any class or series of our capital stock, the terms of which provide that such class or series will rank senior to the Preferred Stock as to payment of dividends or distribution of assets upon our liquidation, dissolution or winding-up, without the approval of the holders of at least two-thirds of the shares of our Preferred Stock then outstanding and any class or series of parity securities then outstanding, voting together as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series. See “—Voting Rights.” We may, however, from time to time, without notice to or consent from holders of the Preferred Stock, create and issue parity securities and junior securities.

Dividends

Dividends on the Preferred Stock are payable quarterly in arrears, when, as and if authorized and declared by our board of directors out of legally available funds, on a non-cumulative basis on the $1,000 per share liquidation preference, at an annual rate equal to 8.50%. Subject to the foregoing, dividends are payable in arrears on March 15, June 15, September 15 and December 15 of each year (each, a “dividend payment date”) commencing on September 15, 2008. Each dividend is payable to holders of record as they appear on our stock register on the first day of the month, whether or not a business day, in which the relevant dividend payment date occurs. Each period from and including a dividend payment date (or the date of the issuance of the Preferred Stock) to but excluding the following dividend payment date is herein referred to as a “dividend period.” Dividends payable for each dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. If a scheduled dividend payment date falls on a day that is not a business day, the dividend will be paid on the next business day as if it were paid on the scheduled dividend payment date, and no interest or other amount will accrue on the dividend so payable for the period from and after that dividend payment date to the date the dividend is paid. The term “business day” means any day that is not Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed.

Dividends on the Preferred Stock are non-cumulative. If for any reason our board of directors does not authorize and declare a dividend on the Preferred Stock for a dividend period, or if the board of directors authorizes and declares less than a full dividend, we have no obligation to pay any dividend or full dividend for that period, whether or not our board of directors authorizes and declares dividends on the Preferred Stock for any subsequent dividend period.

We are not obligated to pay holders of the Preferred Stock any interest or sum of money in lieu of interest on any dividend not paid on a dividend payment date. We are also not obligated to pay holders of the Preferred Stock any dividend in excess of the dividends on the Preferred Stock that are payable as described above.

There is no sinking fund with respect to dividends.

Dividend Stopper

So long as any share of Preferred Stock remains outstanding, (i) no dividend will be declared and paid or set aside for payment and no distribution will be declared and made or set aside for payment on any junior securities (other than a dividend payable solely in shares of junior securities) and (ii) no shares of junior securities will be repurchased, redeemed, or otherwise acquired for consideration by us, directly or indirectly (other than as (a) a result of a reclassification of junior securities for or into other junior securities, or the exchange or conversion of one share of junior securities for or into another share of junior securities, (b) repurchases in support of our employee benefit and compensation programs and (c) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior securities), unless, in each case, the full dividends for the most recent dividend payment date on all outstanding shares of the Preferred Stock and parity securities have been paid or declared and a sum sufficient for the payment of those dividends has been set aside.

Except as provided below, for so long as any share of Preferred Stock remains outstanding, we will not declare, pay, or set aside for payment dividends on any parity securities for any period unless we have paid in full, or declared and set aside payment in full, in respect of all dividends for the then-current dividend period for all outstanding shares of Preferred Stock. To the extent that we declare dividends on the Preferred Stock and on any parity securities but do not make full payment of such declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Preferred Stock and the holders of any parity securities. For purposes of calculating the pro rata allocation of partial dividend payments, we will allocate those payments so that the respective amounts of those payments bear the same ratio to each other as all accrued and unpaid dividends per share on the Preferred Stock and all parity securities bear to each other.

Redemption

The Preferred Stock are not redeemable either at our option or at the option of the holders. The Preferred Stock are not subject to any sinking fund or other obligation to redeem, repurchase or retire the Preferred Stock.

Optional Conversion Right

Each share of the Preferred Stock may be converted at any time, at the option of the holder, into 36.8046 shares of our Common Stock (which reflects an approximate initial conversion price of $27.17 per share of Common Stock) plus cash in lieu of fractional shares, subject to anti-dilution adjustments (such rate or adjusted rate, the “conversion rate”) and subject to the limitations set forth below under “—Limitation on Beneficial Ownership.”

The conversion rate and the corresponding conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively, and are subject to adjustment as described below. The applicable conversion price at any given time is computed by dividing $1,000 by the applicable conversion rate at such time.

If the conversion date is on or prior to the record date for any declared dividend for the dividend period in which you elect to convert, you will not receive any declared dividends for that dividend period. If the conversion date is after the record date for any declared dividend and prior to the corresponding dividend payment date, you will receive that dividend on the relevant dividend payment date if you were the holder of record on the record date for that dividend; however, whether or not you were the holder of record on the record date, if you convert after a record date and prior to the related dividend payment date, you must pay to the conversion agent when you convert your shares of Preferred Stock an amount in cash equal to the full dividend actually paid on such dividend payment date on the shares being converted, unless your shares of Preferred Stock are being converted as a consequence of a mandatory conversion at our option, a make-whole acquisition or a fundamental change as described below under “—Mandatory Conversion at Our Option,” “—Conversion upon Certain Acquisitions” and “—Conversion upon Fundamental Change,” respectively.

Mandatory Conversion at Our Option

On or after June 15, 2013, we may, at our option, at any time or from time to time cause some or all of the Preferred Stock to be converted into shares of our Common Stock at the then applicable conversion rate. We may exercise our conversion right if, for 20 trading days within any period of 30 consecutive trading days, including the last trading day of such period, ending on the trading day preceding the date we give notice of mandatory conversion, the closing price of our Common Stock exceeds 130% of the then applicable conversion price of the Preferred Stock.

If less than all of the shares of Preferred Stock are converted, the conversion agent will select the Preferred Stock to be converted by lot, or on a pro rata basis or by another method the conversion agent considers fair and appropriate, including any method required by DTC or any successor depositary. If the conversion agent selects a portion of your Preferred Stock for partial mandatory conversion and you convert a portion of the same shares of Preferred Stock, the converted portion will be deemed to be from the portion selected for mandatory conversion.

We refer to the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of our Common Stock on the NYSE as the “closing price” of the Common Stock on any determination date. If the Common Stock is not traded on the NYSE on any determination date, the closing price of the Common Stock on any determination date means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which our Common Stock is so listed or quoted, or, if no closing price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which our Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or a similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by a nationally recognized independent investment banking firm retained by us for this purpose.

A “trading day” is a day on which the shares of our Common Stock:

•	are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

•	have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

For purposes of this summary, all references to the closing price and last reported sale price of the Common Stock on the NYSE shall be such closing price and last reported sale price as reflected on the website of the NYSE (http://www.nyse.com) or any successor thereto, and as reported by Bloomberg Professional Service or any successor thereto; except that in the event that there is a discrepancy between the closing sale price or last reported sale price as reflected on the website of the NYSE and as reported by Bloomberg Professional Service, the closing sale price and last reported sale price on the website of the NYSE will govern.

For purposes of calculating the “closing price” of our Common Stock, if a reorganization event (as defined below under “—Reorganization Events”) has occurred and (i) the exchange property consists only of shares of Common Stock, the “closing price” shall be based on the closing per share price of such Common Stock; (ii) the exchange property consists only of cash, the “closing price” shall be the cash amount paid per share; and (iii) the exchange property consists of securities, cash and/or other property, the “closing price” shall be based on the sum, as applicable, of (x) the closing price of such Common Stock, (y) the cash amount paid per share and (z) the value (as determined by our board of directors from time-to-time) of any other securities or property paid to our shareholders in connection with the reorganization event.

To exercise the mandatory conversion right described above, we must provide a notice of such conversion to each holder of our Preferred Stock or issue a press release for publication and make this information available on our website, if any. The conversion date will be a date selected by us (the “mandatory conversion date”) and will be no more than 20 and not less than 10 days after the date on which we provide such notice of mandatory conversion or issue such press release. In addition to any information required by applicable law or regulation, the notice of mandatory conversion and press release shall state, as appropriate:

•	the mandatory conversion date;

•	the number of shares of our Common Stock to be issued upon conversion of each share of Preferred Stock; and

•	the number of shares of Preferred Stock to be converted.

Limitation on Beneficial Ownership

Notwithstanding the foregoing, no holder of the Preferred Stock will be entitled to receive shares of our Common Stock upon conversion to the extent (but only to the extent) that such receipt would cause such converting holder to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 9.9% of the shares of our Common Stock outstanding at such time. Any purported delivery of shares of our Common Stock upon conversion of the Preferred Stock shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the converting holder becoming the beneficial owner of more than 9.9% of the shares of Common Stock outstanding at such time. If any delivery of shares of our Common Stock owed to a holder upon conversion of the Preferred Stock is not made, in whole or in part, as a result of this limitation, our obligation to make such delivery shall not be extinguished and we shall deliver such shares as promptly as practicable after any such holder gives notice to us that such delivery would not result in it being the beneficial owner of more than 9.9% of the shares of Common Stock outstanding at such time. This limitation on beneficial ownership shall not constrain in any event our ability to exercise our right to cause the Preferred Stock to convert mandatorily.

Conversion into shares of our Common Stock will occur on the mandatory conversion date or any applicable conversion date (as defined below). On the mandatory conversion date, shares of our Common Stock will be issued to you or your designee upon presentation and surrender of the certificate evidencing the Preferred Stock to the conversion agent if shares of the Preferred Stock are held in certificated form, and upon compliance with some additional procedures described below. If a holder’s interest is a beneficial interest in a global certificate representing Preferred Stock, a book-entry transfer through DTC will be made by the conversion agent upon compliance with the depositary’s procedures for converting a beneficial interest in a global security.

On the date of any conversion at the option of a holder, if the holder’s interest is in certificated form, the holder must do each of the following in order to convert:

•	complete and manually sign the conversion notice provided by the conversion agent, or a facsimile of the conversion notice, and deliver this irrevocable notice to the conversion agent;

•	surrender the shares of Preferred Stock to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes; and

•	if required, pay funds equal to any declared and unpaid dividend payable on the next dividend payment date to which such holder is entitled.

If a holder’s interest is a beneficial interest in a global certificate representing Preferred Stock, in order to convert such holder must comply with the last three requirements listed above and comply with the depositary’s procedures for converting a beneficial interest in a global security.

The date on which a holder complies with the foregoing procedures is the “conversion date.”

The conversion agent for the Preferred Stock is initially the transfer agent. A holder may obtain a copy of the required form of the conversion notice from the conversion agent. The conversion agent will, on a holder’s behalf, convert the Preferred Stock into shares of our Common Stock, in accordance with the terms of the notice delivered by us described above. Payments of cash for dividends and in lieu of fractional shares and, if shares of our Common Stock are to be delivered, a stock certificate or certificates, will be delivered to the holder, or in the case of global certificates or uncertificated shares, a book-entry transfer through DTC will be made by the conversion agent.

The person or persons entitled to receive the shares of Common Stock issuable upon conversion of the Preferred Stock will be treated as the record holder(s) of such shares as of the close of business on the applicable conversion date, except to the extent that all or a portion of such Common Stock is subject to the limitation on beneficial ownership described under “—Limitation on Beneficial Ownership.” Prior to the close of business on the applicable conversion date, the shares of Common Stock issuable upon conversion of the Preferred Stock will not be deemed to be outstanding for any purpose and you will have no rights with respect to the Common Stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding the Preferred Stock.

Conversion upon Certain Acquisitions

General. The following provisions will apply if, prior to the conversion date, one of the following events occurs:

•

a “person” or “group” within the meaning of Section 13(d) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the total voting power of all shares of our capital stock entitled to vote generally in the election of our directors; or

•

consummation of any consolidation or merger of us or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our subsidiaries, in each case pursuant to which our Common Stock will be converted into or receive a distribution of the proceeds in, cash, securities or other property, other than pursuant to a transaction in which the persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, voting shares immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving person immediately after the transaction.

These transactions are referred to as “make-whole acquisitions”; except that a make-whole acquisition will not be deemed to have occurred if at least 90% of the consideration received by holders of our Common Stock in the transaction or transactions consists of shares of Common Stock or American Depositary Receipts in respect of Common Stock that are traded on a U.S. national securities exchange or that will be so traded when issued or exchanged.

The phrase “all or substantially all” of our assets is likely to be interpreted by reference to applicable state law at the relevant time, and will be dependent on the facts and circumstances existing at such time. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer is of “all or substantially all” of our assets.

Upon a make-whole acquisition, we will, under certain circumstances, increase the conversion rate in respect of any conversions of the Preferred Stock that occur during the period (the “make-whole acquisition conversion period”) beginning on the effective date of the make-whole acquisition (the “effective date”) and ending on the date that is 30 days after the effective date, by a number of additional shares of Common Stock (the “make-whole shares”) as described in the certificate of designations.

At least 20 days prior to the anticipated effective date of a make-whole acquisition, we will notify holders of the anticipated effective date of the transaction. The notice will specify the anticipated effective date of the make-whole acquisition and the anticipated date by which each holder’s make-whole acquisition conversion right must be exercised. We will also notify holders on the effective date of such make-whole acquisition specifying, among other things, the date by which the holder’s make-whole acquisition conversion right must be exercised (which is 30 days after the effective date), the number of make-whole shares and the amount of the cash, securities and other consideration receivable by the holder upon conversion. To exercise the make-whole acquisition conversion right, a holder must deliver to the conversion agent, on or before the close of business on the date specified in the notice, the certificate evidencing such holder’s shares of the Preferred Stock, if the shares of Preferred Stock are held in certificated form. If a holder’s interest is a beneficial interest in a global certificate representing Preferred Stock, in order to convert, a holder must comply with the requirements listed above under “—Conversion Procedures” and comply with the depositary’s procedures for converting a beneficial interest in a global security. The date that the holder complies with these requirements is referred to as the “make-whole conversion date.” If a holder does not elect to exercise the make-whole acquisition conversion right, such holder’s shares of the Preferred Stock will remain outstanding but will not be eligible to receive make-whole shares.

Make-Whole Shares

The following table sets forth the number of make-whole shares per share of Preferred Stock for each stock price and effective date set forth below:

	Stock Price
Effective Date	$22.18	$25.00	$27.50	$30.00	$35.00	$40.00	$45.00	$50.00	$75.00	$100.00
June 11, 2008	8.2810	6.6531	5.5622	5.1430	4.4168	3.8737	3.4541	3.1138	2.0954	1.5827
June 15, 2009	8.2810	6.5898	4.8760	4.3257	3.7162	3.2594	2.9068	2.6207	1.7647	1.3336
June 15, 2010	8.2810	6.5796	4.6764	3.4008	2.9237	2.5617	2.2840	2.0585	1.3839	1.0441
June 15, 2011	8.2810	6.5807	4.6622	3.0415	2.0490	1.8009	1.6066	1.4487	0.9765	0.7385
June 15, 2012	8.2810	6.5774	4.6588	3.0079	1.0772	0.9384	0.8367	0.7538	0.5063	0.3815
June 15, 2013 and after	8.2810	6.5806	4.6621	3.0105	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The number of make-whole shares will be determined by reference to the table above and is based on the effective date and the price (the “stock price”) paid per share of our Common Stock in such transaction. If the holders of our shares of Common Stock receive only cash in the make-whole acquisition, the stock price shall be the cash amount paid per share. Otherwise the stock price shall be the average of the closing prices per share of our Common Stock on each of the 10 consecutive trading days up to but not including the effective date.

The stock prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the conversion rate of the Preferred Stock is adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. Each of the number of make-whole shares in the table will be subject to adjustment in the same manner as the conversion rate as set forth under “—Anti-Dilution Adjustments.”

The exact stock price and effective dates may not be set forth on the table, in which case:

•

if the stock price is between two stock price amounts on the table or the effective date is between two dates on the table, the number of make-whole shares will be determined by straight-line interpolation between the number of make-whole shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;

•	if the stock price is in excess of $100.00 per share (subject to adjustment as described above), no make-whole shares will be issued upon conversion of the Preferred Stock; and

•	if the stock price is less than $22.18 per share (subject to adjustment as described above), no make-whole shares will be issued upon conversion of the Preferred Stock.

Our obligation to deliver make-whole shares could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness, as applied to such payments.

Conversion upon Fundamental Change

If the reference price (as defined below) in connection with a fundamental change (as defined below) is less than the applicable conversion price each share of Preferred Stock may be converted during the period beginning on the effective date of the fundamental change and ending on the date that is 30 days after the effective date of such fundamental change at an adjusted conversion price equal to the greater of (i) the reference price and (ii) $11.09, which is 50% of the closing price of our Common Stock on the date of this Exchange Offer, subject to adjustment (the “base price”). The base price will be adjusted as of any date the conversion rate of the Preferred Stock is adjusted. The adjusted base price will equal the base price applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the conversion rate adjustment and the denominator of which is the conversion rate as so adjusted. If the reference price is less than the base price, holders will receive a maximum of 90.1713 shares of our Common Stock per share of Preferred Stock, subject to adjustment, which may result in a holder receiving value that is less than the liquidation preference of the Preferred Stock. In lieu of issuing Common Stock upon conversion in the event of a fundamental change, we may at our option, and if we obtain any necessary regulatory approval, make a cash payment equal to the reference price for each share of Common Stock otherwise issuable upon conversion.

The “reference price” is the price per share of Common Stock in connection with such fundamental change. If the holders of our shares of Common Stock receive only cash in connection with the fundamental change, the reference price shall be the cash amount paid per share. Otherwise the reference price shall be the average of the closing price per share of our Common Stock on the ten trading days up to but not including the effective date of the fundamental change.

A “fundamental change” will be deemed to have occurred upon the occurrence of any of the following:

(i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the total voting power of all shares of our capital stock entitled to vote generally in the election of our directors;

(ii) consummation of any consolidation or merger of us or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our subsidiaries, in each case pursuant to which our Common Stock will be converted into or receive a distribution of the proceeds in, cash, securities or other property, other than pursuant to a transaction in which the persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, voting shares immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving person immediately after the transaction; or

(iii) shares of our Common Stock, or shares of any other stock into which the Preferred Stock is convertible are not listed for trading on any United States national securities exchange or cease to be traded in contemplation of a delisting (other than as a result of a transaction described in paragraph (ii) above);

provided, however, that a fundamental change with respect to a transaction described in clauses (i) or (ii) above will not be deemed to have occurred if at least 90% of the consideration received by holders of our Common Stock in the transaction or transactions consists of shares of Common Stock or American Depositary Receipts in respect of Common Stock that are traded on a U.S. national securities exchange or that will be so traded when issued or exchanged.

The phrase “all or substantially all” of our assets is likely to be interpreted by reference to applicable state law at the relevant time, and will be dependent on the facts and circumstances existing at such time. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer is of “all or substantially all” of our assets.

To exercise the fundamental change conversion right, a holder must comply with the requirements listed above under “—Conversion Procedures” on or before the date that is 30 days following the effectiveness of the fundamental change and indicate that it is exercising the fundamental change conversion right. If a holder does not elect to exercise the fundamental change conversion right, such holder will not be eligible to convert such holder’s shares at the base price and such holder’s shares of the Preferred Stock will remain outstanding (subject to the holder electing to convert such holder’s shares as described above under “—Conversion Upon Certain Acquisitions”).

Reorganization Events

In the event of:

(i) any consolidation or merger of us with or into another person in each case pursuant to which our Common Stock will be converted into cash, securities or other property of us or another person;

(ii) any sale, transfer, lease or conveyance to another person of all or substantially all of our property and assets, in each case pursuant to which our Common Stock will receive a distribution of cash, securities or other property of us or another person;

(iii) any reclassification of the Common Stock into securities, including securities other than the Common Stock; or

(iv) any statutory exchange of our securities with another person (other than in connection with a merger or acquisition),

each of which is referred to as a “reorganization event,” each share of the Preferred Stock outstanding immediately prior to such reorganization event will, without the consent of the holders of the Preferred Stock, become convertible into the kind and amount of securities, cash and other property or assets that a holder (that was not the counterparty to the reorganization event or an affiliate of such other party) of a number of shares of Common Stock equal to the conversion rate per share of the Preferred Stock prior to the reorganization event would have owned or been entitled to receive upon the reorganization event (such securities, cash and other property or assets, the “exchange property”). In the event that holders of the shares of our Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the consideration that the holders of the Preferred Stock are entitled to receive will be deemed to be the types and amounts of consideration received by the majority of the holders of the shares of our Common Stock that affirmatively make an election. Holders have the right to convert their shares of Preferred Stock in the event of certain acquisitions as described under “—Conversion upon Certain Acquisitions” and “—Conversion upon Fundamental Change.” In connection with certain reorganization events, holders of the Preferred Stock may have the right to vote as a class, see “—Voting Rights.”

Anti-Dilution Adjustments

The conversion rate will be adjusted in the following circumstances:

(i) If we pay dividends or other distributions on the Common Stock in Common Stock, then the conversion rate in effect immediately prior to the ex-date for such dividend or distribution will be multiplied by the following fraction:

OS1
OS0

Where,

OS0 =	the number of shares of Common Stock outstanding immediately prior to ex-date for such dividend or distribution.

OS1 =	the sum of the number of shares of Common Stock outstanding immediately prior to the ex-date for such dividend or distribution plus the total number of shares of our Common Stock constituting such dividend or distribution.

(ii) If we subdivide, split or combine the shares of Common Stock, then the conversion rate in effect immediately prior to the effective date of such share subdivision, split or combination will be multiplied by the following fraction:

OS1
OS0

Where,

OS0 =	the number of shares of Common Stock outstanding immediately prior to the effective date of such share subdivision, split or combination.

OS1 =	the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, split or combination.

(iii) If we issue to all or substantially all holders of the shares of our Common Stock rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans) entitling them, for a period of up to 45 days from the date of issuance of such rights or warrants, to subscribe for or purchase the shares of our Common Stock at less than the current market price, as defined below, of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, then the conversion rate in effect immediately prior to the ex-date for such distribution will be multiplied by the following fraction:

OS0 + X
OS0 + Y

Where,

OS0	=	the number of shares of Common Stock outstanding immediately prior to the ex-date for such distribution.

X	=	the total number of shares of Common Stock issuable pursuant to such rights or warrants.

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the current market price.

To the extent that such rights or warrants are not exercised prior to their expiration or shares of our Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the conversion rate shall be readjusted to such conversion rate that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of our Common Stock actually delivered. In determining the aggregate offering price payable for such shares of our Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined by our board of directors).

(iv) If we distribute to all or substantially all holders of shares of our Common Stock evidences of indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution referred to in clause (i) above, any rights or warrants referred to in clause (iii) above, any dividend or distribution paid exclusively in cash, any consideration payable in connection with a tender or Exchange Offer made by us or any of our subsidiaries, and any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions as described below) (such evidences of indebtedness, shares of capital stock, securities, cash or other assets, the “distributed property”), then the conversion rate in effect immediately prior to the ex-date for such distribution will be multiplied by the following fraction:

SP0
SP0 - FMV

Where,

SP0	=	the current market price per share of Common Stock on such date.

FMV	=	the fair market value of the portion of the distribution applicable to one share of Common Stock on such date as determined by our board of directors;

provided that, if “FMV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of the Preferred Stock shall receive on the date on which the distributed property is distributed to holders of the shares of our Common Stock, for each share of Preferred Stock, the amount of distributed property such holder of Preferred Stock would have received had such holder of Preferred Stock owned a number of shares of our Common Stock equal to the conversion rate on the ex-date for such distribution.

In a “spin-off,” where we make a distribution to all or substantially all holders of our shares of Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, the conversion rate will be adjusted on the fifteenth trading day after the effective date of the distribution by multiplying such conversion rate in effect immediately prior to such fifteenth trading day by the following fraction:

MP0 + MPS
MP0

Where,

MP0 =	the average of the closing prices of the Common Stock over the first ten trading days commencing on and including the fifth trading day following the effective date of such distribution.

MPS =	the average of the closing prices of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock over the first ten trading days commencing on and including the fifth trading day following the effective date of such distribution, or, if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the capital stock or equity interests representing the portion of the distribution applicable to one share of our Common Stock on such date as determined by our board of directors.

(v) If we make a distribution consisting exclusively of cash to all or substantially all holders of the Common Stock, excluding (a) any cash dividend on the Common Stock to the extent that the aggregate cash dividend per share of the Common Stock does not exceed $0.30 in any fiscal quarter (the “dividend threshold amount”), (b) any cash that is distributed in a reorganization event (as described below) or as part of a “spin-off” referred to in clause (iv) above, (c) any dividend or distribution in connection with our liquidation, dissolution or winding up, and (d) any consideration payable in connection with a tender or Exchange Offer made by us or any of our subsidiaries, then in each event, the conversion rate in effect immediately prior to the ex-date for such distribution will be multiplied by the following fraction:

SP0
SP0 - DIV

Where,

SP0	=	the closing price per share of Common Stock on the ex-date.

DIV	=	the amount per share of Common Stock of the dividend or distribution, as determined pursuant to the following paragraph.

If an adjustment is required to be made as set forth in this clause as a result of a distribution (i) that is a regularly scheduled quarterly dividend, such adjustment would be based on the amount by which such dividend exceeds the dividend threshold amount or (ii) that is not a regularly scheduled quarterly dividend, such adjustment would be based on the full amount of such distribution.

The dividend threshold amount is subject to adjustment on an inversely proportional basis whenever the conversion rate is adjusted; provided that no adjustment will be made to the dividend threshold amount for any adjustment made to the conversion rate pursuant to this clause (v).

Notwithstanding the foregoing, if “DIV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of the Preferred

Stock shall have the right to receive on the date on which the relevant cash dividend or distribution is distributed to holders of shares of our Common Stock, for each share of Preferred Stock, the amount of cash such holder would have received had such holder owned a number of shares equal to the conversion rate on the ex-date for such distribution.

(vi) If we or any of our subsidiaries successfully complete a tender or Exchange Offer for our Common Stock where the cash and the value of any other consideration included in the payment per share of the Common Stock exceeds the closing price per share of the Common Stock on the trading day immediately succeeding the expiration of the tender or Exchange Offer, then the conversion rate in effect at the close of business on such immediately succeeding trading day will be multiplied by the following fraction:

AC + (SP0 x OS1)
OS0 x SP0

Where,

SP0	=	the closing price per share of Common Stock on the trading day immediately succeeding the expiration of the tender or Exchange Offer.

OS0	=	the number of shares of Common Stock outstanding immediately prior to the expiration of the tender or Exchange Offer, including any shares validly tendered and not withdrawn.

OS1	=	the number of shares of Common Stock outstanding immediately after the expiration of the tender or Exchange Offer.

AC	=	the aggregate cash and fair market value of the other consideration payable in the tender or Exchange Offer, as determined by our board of directors.

In the event that we are, or one of our subsidiaries is, obligated to purchase shares of our Common Stock pursuant to any such tender offer or Exchange Offer, but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the conversion rate shall be readjusted to be such conversion rate that would then be in effect if such tender offer or Exchange Offer had not been made.

(vii) To the extent that we have a rights plan in effect with respect to the Common Stock on any conversion date, upon conversion of any shares of the Preferred Stock, you will receive, in addition to the shares of our Common Stock, the rights under the rights plan, unless, prior to such conversion date, the rights have separated from the shares of our Common Stock, in which case the conversion rate will be adjusted at the time of separation as if we made a distribution to all holders of the Common Stock as described in clause (iv) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

In addition, we may make such increases in the conversion rate as we deem advisable in order to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of the shares (or issuance of rights or warrants to acquire the shares) or from any event treated as such for income tax purposes or for any other reason.

Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share of Common Stock. No adjustment in the conversion rate will be required unless the adjustment would require an increase or decrease of at least one percent in the conversion rate. If any adjustment is not required to be made because it would not change the conversion rate by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment; provided that on an optional conversion date (including any conversion in connection with a make-whole acquisition or a fundamental change) or a mandatory conversion date, adjustments to the conversion rate will be made with respect to any such adjustment carried forward that has not been taken into account before such date.

No adjustment to the conversion rate will be made if holders may participate in the transaction that would otherwise give rise to such adjustment as a result of holding the Preferred Stock, without having to convert the Preferred Stock, as if they held the full number of shares of Common Stock into which a share of the Preferred Stock may then be converted.

The applicable conversion rate will not be adjusted:

(a) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in Common Stock under any plan;

(b) upon the issuance of any shares of Common Stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

(c) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the shares of Preferred Stock were first issued;

(d) for a change in the par value or no par value of the Common Stock; or

(e) for accrued and unpaid dividends on the Preferred Stock.

We will be required, as soon as practicable after the conversion rate is adjusted, to provide or cause to be provided written notice of the adjustment to the holders of shares of Preferred Stock. We will also be required to deliver a statement setting forth in reasonable detail the method by which the adjustment to the conversion rate was determined and setting forth the revised conversion rate.

The “current market price” on any date is the average of the daily closing prices per share of the Common Stock or other securities on each of the five consecutive trading days preceding the earlier of the day before the date in question and the day before the “ex-date” with respect to the issuance or distribution requiring such computation. The term “ex-date,” when used with respect to any such issuance or distribution, means the first date on which the Common Stock or other securities trade without the right to receive such issuance or distribution.

Fractional Shares

No fractional shares of our Common Stock will be issued to holders of the Preferred Stock upon conversion. In lieu of any fractional shares of Common Stock otherwise issuable in respect of the aggregate number of shares of the Preferred Stock of any holder that are converted, that holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the same fraction of the closing price per share of our Common Stock determined as of the second trading day immediately preceding the effective date of conversion.

If more than one share of the Preferred Stock is surrendered for conversion at one time by or for the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered.

Common Stock Rights

Reference is made to the “Description of Common Stock” for a description of the rights of holders of Common Stock to be delivered upon conversion of the Preferred Stock.

Liquidation Rights

In the event that we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of Preferred Stock at the time outstanding will be entitled to receive liquidating distributions in the amount of $1,000 per share of Preferred Stock, plus an amount equal to any declared but unpaid dividends thereon, out of assets legally available for distribution to our stockholders, before any distribution of assets is made to the holders of our Common Stock or any other junior securities. After payment of the full amount of such liquidating distributions, the holders of Preferred Stock will not be entitled to any further participation in any distribution of assets by us, and will have no right or claim to any of our remaining assets.

In the event that our assets available for distribution to stockholders upon any liquidation, dissolution or winding-up of our affairs, whether voluntary or involuntary, are insufficient to pay in full the amounts payable with respect to all outstanding shares of the Preferred Stock and the corresponding amounts payable on any parity securities, the holders of Preferred Stock and the holders of such other parity securities will share ratably in any distribution of our assets in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

For such purposes, our consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into us, or the sale of all or substantially all of our property or business, will not be deemed to constitute our liquidation, dissolution, or winding-up.

Voting Rights

The holders of the Preferred Stock do not have voting rights other than those described below, except as specifically required by Delaware law.

Whenever dividends on any shares of Preferred Stock or any other series of voting preferred stock (as defined below) have not been declared and paid for the equivalent of six or more dividend periods, whether or not consecutive (a “nonpayment”), the holders of such shares of Preferred Stock, voting together as a single class with holders of any and all other series of voting preferred stock then outstanding, will be entitled to vote for the election of a total of two additional members of our board of directors (the “preferred stock directors”); provided that the election of any such directors will not cause us to violate the corporate governance requirement of the NYSE (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors; and provided further that our board of directors shall, at no time, include more than two preferred stock directors. In that event, the number of directors on our board will automatically increase by two, and the new directors will be elected at a special meeting called at the request of the holders of at least 20% of the shares of Preferred Stock or of any other series of voting preferred stock (provided that such request is received at least 90 calendar days before the date fixed for the next annual or special meeting of the stockholders, failing which election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting.

As used in this summary, “voting preferred stock” means any and all series of our preferred stock ranking equally with the Preferred Stock either or both as to the payment of dividends and/or the distribution of assets upon our liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable. Whether a plurality, majority or other portion of the Preferred Stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the respective liquidation preference amounts of the Preferred Stock and such other voting preferred stock voted.

If and when dividends for at least four consecutive dividend periods following a nonpayment have been paid in full on the Preferred Stock and any other series of voting preferred stock, or declared and a sum sufficient for such payment shall have been set aside (a “nonpayment remedy”), the holders of Preferred Stock shall immediately and, without any further action by us, be divested of the foregoing voting rights, subject to the revesting of such rights in the event of each subsequent nonpayment. If such voting rights for the holders of Preferred Stock and all other holders of voting preferred stock have terminated, the term of office of each preferred stock director so elected will terminate and the number of directors on our board shall automatically decrease by two. In determining whether dividends have been paid for four dividend periods following a nonpayment, we may take account of any dividend we elect to pay for such a dividend period after the regular dividend payment date for that period has passed.

Any preferred stock director may be removed at any time without cause by the holders of record of a majority of the outstanding Preferred Stock and any other shares of voting preferred stock then outstanding (voting together as a class) when they have the voting rights described above. In the event that a nonpayment shall have occurred and there shall not have been a nonpayment remedy, any vacancy in the office of a preferred stock director (other than prior to the initial election after a nonpayment) may be filled by the written consent of the preferred stock director remaining in office or, if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Preferred Stock and any other shares of voting preferred stock then outstanding (voting together as a class) when they have the voting rights described above; provided that the filling of each vacancy will not cause us to violate the corporate governance requirement of the NYSE (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors. The preferred stock directors will each be entitled to one vote per director on any matter.

So long as any shares of Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Preferred Stock and all other series of voting preferred stock entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing or at a meeting:

•

amend or alter the provisions of our Certificate of Incorporation or the certificate of designations for the shares of Preferred Stock so as to authorize or create, or increase the authorized amount of, any specific class or series of stock ranking senior to the Preferred Stock with respect to payment of dividends or the distribution of our assets upon our liquidation, dissolution or winding up; or

•

amend, alter or repeal the provisions of our Certificate of Incorporation or the certificate of designations for the shares of Preferred Stock so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the shares of Preferred Stock, taken as a whole; or

•

consummate a binding share exchange or reclassification involving the shares of Preferred Stock or a merger or consolidation of us with another entity, unless in each case (i) shares of Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, in each case, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and (ii) such shares of Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Preferred Stock, taken as a whole, provided, however, that (i) any increase in the amount of our authorized but unissued shares of preferred stock, (ii) any increase in the authorized or issued shares of Preferred Stock, and (iii) the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with or junior to the Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon our liquidation, dissolution or winding up, will not be deemed to materially and adversely affect the special rights, preferences, privileges or voting powers of the Preferred Stock.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would materially and adversely affect one or more but not all series of voting preferred stock (including the Preferred Stock for this purpose), then only the series of preferred stock materially and adversely affected and entitled to vote shall vote as a class in lieu of all other series of preferred stock.

Without the consent of the holders of the Preferred Stock, so long as such action does not adversely affect the special rights, preferences, privileges and voting powers of the Preferred Stock, taken as a whole, we may amend, alter, supplement, or repeal any terms of our Certificate of Incorporation or the certificate of designations for the shares of Preferred Stock for the following purposes:

•	to cure any ambiguity, or to cure, correct, or supplement any provision that may be ambiguous, defective, or inconsistent; or

•	to make any provision with respect to matters or questions relating to the Preferred Stock that is not inconsistent with the provisions of the certificate of designations for the Preferred Stock.

Miscellaneous

We have at all times reserved and kept available out of the authorized and unissued shares of our Common Stock, solely for issuance upon the conversion of the Preferred Stock, that number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the Preferred Stock then outstanding. Any shares of the Preferred Stock converted into shares of our Common Stock or otherwise reacquired by us shall resume the status of authorized and unissued preferred shares, undesignated as to series, and shall be available for subsequent issuance.

Transfer Agent, Registrar, Paying Agent and Conversion Agent

BNY Mellon Shareowner Services acts as transfer agent, registrar and paying agent for the payment of dividends for the Preferred Stock and the conversion agent for the conversion of the Preferred Stock.

We and the transfer agent, registrar, paying agent and conversion agent may treat the registered holder of the Preferred Stock as the absolute owner of the Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.

Replacement of Preferred Stock Certificates

If physical certificates are issued, we will replace any mutilated certificate at your expense upon surrender of that certificate to the transfer agent. We will replace certificates that become destroyed, stolen or lost at your expense upon delivery to us and the transfer agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the transfer agent and us.

However, we are not required to issue any certificates representing the Preferred Stock on or after the applicable conversion date. In place of the delivery of a replacement certificate following the applicable conversion date, the transfer agent, upon delivery of the evidence and indemnity described above, will deliver the shares of Common Stock pursuant to the terms of the Preferred Stock formerly evidenced by the certificate.

COMPARISON OF RIGHTS BETWEEN THE TRUST PREFERRED SECURITIES AND OUR COMMON STOCK

The following briefly summarizes the material differences between the rights of holders of the Trust Preferred Securities as currently in effect and of holders of the Common Stock to be issued in the Exchange Offer. The discussion below is a summary and is qualified in its entirety by reference to our Certificate of Incorporation, the amended and restated trust agreement of the Trust, the Statutory Trust Act of the State of Delaware, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), our Bylaws, applicable Delaware law and other documents referred to herein. We urge you to read these documents for a more complete understanding of the differences between the Trust Preferred Securities and our Common Stock.

Governing Documents

Trust Preferred Securities. Holders of Trust Preferred Securities have their rights set forth in the Trust Agreement, the Statutory Trust Act of the State of Delaware and the Trust Indenture Act.

Common Stock. Holders of shares of our Common Stock will have their rights set forth in the Certificate of Incorporation, the Bylaws and the DGCL.

Dividends and Distributions

Trust Preferred Securities. During the period from and including June 20, 2007 to but excluding June 15, 2017, holders of the Trust Preferred Securities are entitled to receive cumulative cash distributions at an annual rate of 7.65% of the liquidation amount of $1,000 per Trust Preferred Security. The Trust makes such distribution payments on the Trust Preferred Securities semi-annually in arrears, on each June 15 and December 15. From and including June 15, 2017 to but excluding June 15, 2037, cumulative cash distributions will accumulate at a floating annual rate equal to three-month LIBOR plus 1.89%. The Trust will make such distribution payments on the Trust Preferred Securities quarterly in arrears on each March 15, June 15, September 15 and December 15, commencing September 15, 2017. If any junior subordinated notes remain outstanding after June 15, 2037, the initial scheduled maturity date for the junior subordinated notes, distributions on the Trust Preferred Securities will accumulate from and including that date at a floating annual rate equal to one-month LIBOR plus 2.89% and will be payable monthly in arrears on the 15th date of each month, provided that if we have elected to extend the scheduled maturity date of the junior subordinated notes, then distributions on the Trust Preferred Securities will accumulate for the period from and including June 15, 2037 to but excluding the scheduled maturity date at a floating annual rate equal to three-month LIBOR plus 2.89% payable quarterly in arrears on the quarterly distribution payment dates referred to above, and thereafter at a floating annual rate equal to one-month LIBOR plus 2.89% payable monthly in arrears on the 15th date of each month.

We have a right to defer payments of interest on the junior subordinated notes (as defined below) for one or more consecutive interest periods that do not exceed 10 years. Because the ability of the Trust to pay distributions on the Trust Preferred Securities depends on the receipt of interest payments from us on the junior subordinated notes, if we were to defer the payment of interest on the junior subordinated notes, the Trust would defer the semi-annual distributions on the Trust Preferred Securities for a corresponding period.

Common Stock. Subject to the preferential rights of any other class or series of capital stock, holders of Common Stock will be entitled to receive such dividends when, as and if declared by our board of directors. In the first quarter of 2009, our board of directors reduced the dividends on our Common Stock from $0.30 to $0.01 per share per quarter. In addition, our participation in the Treasury’s Capital Purchase Program restricts our ability to increase our dividend, without the written consent of Treasury, above the amount of the last regular dividend our board of directors declared prior to October 14, 2008.

Ranking

Trust Preferred Securities. Upon a voluntary or involuntary liquidation, dissolution or winding up of Webster, the property trustee of the Trust, as holder of the junior subordinated notes, would be one of our subordinated creditors, subordinated in right of payment to all of our senior debt, but entitled to receive payment in full of principal and interest before any holders of our Common Stock receive any payments or distributions.

Common Stock. Our Common Stock will rank junior with respect to dividend rights and rights upon our liquidation, dissolution or winding up to all our other securities and indebtedness.

Conversion Rights

Trust Preferred Securities. The Trust Preferred Securities are not convertible into shares of Common Stock.

Common Stock. The Common Stock is not convertible.

Voting Rights

Trust Preferred Securities. Except in very limited circumstances and as required under Delaware law, holders of the Trust Preferred Securities do not have any voting rights. The property trustee of the Trust has the power to exercise all rights, powers and privileges under the Indenture, including the Trust’s right to enforce our obligation under the junior subordinated notes upon the occurrence of an event of default, and also has the right to enforce the preferred securities guarantee on behalf of the holders of the Trust Preferred Securities.

Common Stock. Holders of shares of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.

Redemption

Trust Preferred Securities. We may redeem the junior subordinated notes at any time, in whole or in part, subject to certain restrictions. We may redeem the junior subordinated notes (i) at 100% of the principal amount plus any accrued and unpaid interest through the redemption date in the case of redemption prior to June 15, 2017, in connection with a capital treatment event or investment company event, on or after June 15, 2017 in connection with a tax event, or on or after June 15, 2037; or (ii) the make-whole redemption price in all other cases.

The Trust will redeem the Trust Preferred Securities and the Trust’s common securities on the dates and to the extent we redeem the junior subordinated notes. The redemption price for the Trust Preferred Securities will be the redemption price for the junior subordinated notes. If the Trust redeems less than all the outstanding Trust Preferred Securities and common securities then the Trust will redeem each on a pro rata basis.

The Trust Preferred Securities are not redeemable at the option of the holders.

Common Stock. We have no obligation or right to redeem our Common Stock.

Listing

Trust Preferred Securities. The Trust Preferred Securities are quoted on the OTCBB under the symbol “WBML.GB.”

Common Stock. Our Common Stock is listed on the NYSE under the symbol “WBS.”

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

This description summarizes the material terms of the Trust Preferred Securities and the material provisions of the documents described below. This description is subject to, and is qualified in its entirety by reference to, all of the provisions of the documents described below (including the definitions therein of certain terms), forms of which were incorporated by reference as exhibits to the registration statement under which the Trust Preferred Securities were registered with the SEC.

General

The Trust Preferred Securities were issued pursuant to a trust agreement, dated as of February 6, 2004, among us, as sponsor of the trust, the Delaware trustee, the property trustee and the administrative trustees (the “Trust Agreement” and the Delaware statutory trust organized pursuant to the Trust Agreement, the “Trust”). The property trustee, The Bank of New York Mellon, acts as indenture trustee for the Trust Preferred Securities under the Trust Agreement for purposes of compliance with the provisions of the Trust Indenture Act of 1939, as amended. The terms of the Trust Preferred Securities include those stated in the Trust Agreement, including any amendments thereto, and those made part of the Trust Agreement by the Trust Indenture Act and the Delaware Statutory Trust Act. The Trust owns all of Webster’s 7.65% Fixed to Floating Rate Junior Subordinated Notes underlying the Trust Preferred Securities (the “junior subordinated notes”).

In addition to the Trust Preferred Securities, the Trust Agreement authorizes the administrative trustees of the Trust to issue common securities on behalf of the Trust. We own all of the Trust’s common securities. The common securities rank on a parity, and payments upon redemption, liquidation or otherwise will be made on a proportionate basis, with the Trust Preferred Securities except as set forth below under “—Ranking of Common Securities.” The Trust Agreement does not permit the Trust to issue any securities other than the common securities and the Trust Preferred Securities or to incur any indebtedness.

We guarantee, to the extent described under “Description of the Guarantee,” the payment of distributions out of money held by the Trust and payments upon redemption of the Trust Preferred Securities or liquidation of the Trust. The guarantee, when taken together with our obligations under the junior subordinated notes and the indenture and our obligations under the Trust Agreement, including our obligations to pay costs, expenses, debts and liabilities of the Trust, other than with respect to the common securities and the Trust Preferred Securities, has the effect of providing a full and unconditional guarantee of amounts due on the Trust Preferred Securities. The Bank of New York Mellon, as the guarantee trustee, holds the guarantee for the benefit of the holders of the Trust Preferred Securities. The guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay those distributions. In that case, except in the limited circumstances in which the holder may take direct action, the remedy of a holder of the Trust Preferred Securities is to vote to direct the property trustee to enforce the property trustee’s rights under the junior subordinated notes.

When we use the term “holder” herein with respect to registered Trust Preferred Securities, we mean the person in whose name such Trust Preferred Securities are registered in the security register. The Trust Preferred Securities are held in book-entry form only, as described under “Book-Entry System,” except in the circumstances described in that section, and will be held in the name of DTC or its nominee.

Distributions

Holders are entitled to receive periodic distributions on the stated liquidation amount of $1,000 per Trust Preferred Security on the same payment dates and in the same amounts as we pay interest on a principal amount of junior subordinated notes equal to the liquidation amount of such Trust Preferred Security. Distributions on the Trust Preferred Securities are cumulative. Distributions accumulate during the period from and including June 20, 2007 to but excluding June 15, 2017 at the annual rate of 7.65%. The Trust makes such distribution payments on the Trust Preferred Securities semi-annually in arrears, on each June 15 and December 15.

From and including June 15, 2017 to but excluding June 15, 2037, distributions will accumulate at a floating annual rate equal to three-month LIBOR plus 1.89%. The Trust will make such distribution payments on the Trust Preferred Securities quarterly in arrears on each March 15, June 15, September 15 and December 15, commencing September 15, 2017. If any junior subordinated notes remain outstanding after June 15, 2037, the initial scheduled maturity date for the junior subordinated notes, distributions on the Trust Preferred Securities will accumulate from and including that date at a floating annual rate equal to one-month LIBOR plus 2.89% and will be payable monthly in arrears on the 15th date of each month, provided that if we have elected to extend the scheduled maturity date of the junior subordinated notes, then distributions on the Trust Preferred Securities will accumulate for the period from and including June 15, 2037 to but excluding the scheduled maturity date at a floating annual rate equal to three-month LIBOR plus 2.89% payable quarterly in arrears on the quarterly distribution payment dates referred to above, and thereafter at a floating annual rate equal to one-month LIBOR plus 2.89% payable monthly in arrears on the 15th date of each month. If we defer payment of interest on the junior subordinated notes, distributions by the Trust on the Trust Preferred Securities will also be deferred.

The Trust Preferred Securities are effectively subordinated to the same debts and liabilities to which the junior subordinated notes are subordinated, as described under “Description of the Junior Subordinated Notes—Subordination.”

In the event that any date on which distributions are payable on the Trust Preferred Securities in respect of a distribution period commencing prior to June 15, 2017 is not a business day, then payment of the distribution will be made on the next succeeding business day with full force and effect as if the payment had been made on such date and without any interest or other payment in respect of any such delay. In the event that any date on which distributions are payable on the Trust Preferred Securities in respect of a distribution period commencing on or after June 15, 2017 is not a business day (other than any such date that is also a redemption date for the Trust Preferred Securities), then the distribution date for such distribution will be postponed to the next succeeding business day. Each date on which distributions are payable in accordance with the foregoing is referred to as a “distribution date.” The term “distribution” includes any interest payable on unpaid distributions unless otherwise stated. The period beginning on and including June 20, 2007 and ending on but excluding the first distribution date and each period after that period beginning on and including a distribution date and ending on but excluding the next distribution date is called a “distribution period.” Distributions to which holders of Trust Preferred Securities are entitled but are not paid will accumulate additional distributions at the applicable annual rate at which distributions on the Trust Preferred Securities shall then be accumulating.

The funds available to the Trust for distribution to holders of the Trust Preferred Securities will be limited to payments under the junior subordinated notes. If we do not make interest payments on the junior subordinated notes, the property trustee will not have funds available to pay distributions on the Trust Preferred Securities. The Trust pays distributions through the property trustee, which holds amounts received from the junior subordinated notes in a payment account for the benefit of the holders of the Trust Preferred Securities and the common securities.

Deferral of Distributions

We have the right to defer payment of interest on the junior subordinated notes for one or more consecutive interest periods that do not exceed 10 years, as described under “Description of Junior Subordinated Notes—Option to Defer Interest Payments” below. If we exercise this right, the Trust will also defer paying a corresponding amount of distributions on the Trust Preferred Securities during that “deferral period.”

Although neither we nor the Trust will be required to make interest or distribution payments during deferral period other than pursuant to the alternative payment mechanism described under “Description of the Junior Subordinated Note—Alternative Payment Mechanism” below, interest on the junior subordinated notes will continue to accrue during deferral periods and, as a result, distributions on the Trust Preferred Securities will continue to accumulate at the annual rate for the junior subordinated notes, compounded on each interest payment date. If the Trust defers distributions, the accumulated and unpaid distributions will be paid on the distribution payment date following the last day of the deferral period to the holders on the record date for that distribution payment date. Upon termination of a deferral period and payment of all amounts due on the Trust Preferred Securities, we may elect to begin a new deferral period.

If we exercise our deferral right, then during any deferral period, we generally may not make payments on or redeem or repurchase our capital stock or our debt securities or guarantees ranking pari passu with or junior to the junior subordinated notes upon liquidation, subject to certain limited exceptions, as described under “Description of the Junior Subordinated Notes—Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances.”

Redemption

If we repay or redeem the junior subordinated notes, in whole or in part, whether at, prior to or after the scheduled maturity date, the property trustee will use the proceeds of that repayment or redemption to redeem a total amount of Trust Preferred Securities and common securities equal to the amount of junior subordinated notes redeemed or repaid. If then required under the Federal Reserve’s then-applicable risk-based capital guidelines applicable to bank holding companies, we will obtain the concurrence or approval of the Federal Reserve prior to any redemption of the Trust Preferred Securities in connection with a redemption of the junior subordinated notes. Under current guidelines, Federal Reserve approval is generally required for redemption of the Trust Preferred Securities; however, such approval is not currently required in connection with a repayment of the junior subordinated notes on or following the scheduled maturity date. Because we participated in the Capital Purchase Program and sold preferred stock to the U.S. Treasury, the repurchase of trust preferred securities requires the consent of the U.S. Treasury if such repurchase occurs during the period when the U.S. Treasury holds the preferred stock or during the three year period beginning on the day we sold the preferred stock to the U.S. Treasury, whichever period is shorter.

The redemption price per Trust Preferred Security will equal the applicable redemption or repayment price attributed to $1,000 in principal amount of the junior subordinated notes calculated as described under “Description of the Junior Subordinated Notes—Redemption” or “—Repayment of Principal” below, in each case plus accumulated and unpaid distributions to the date of payment. If less than all Trust Preferred Securities and common securities are redeemed, the amount of each to be redeemed will be allocated pro rata based upon the total amount of Trust Preferred Securities and common securities outstanding, except in the case of a payment default, as set forth below under “—Ranking of Common Securities.”

Redemption Procedures

Notice of any redemption will be mailed by the property trustee at least 30 days but not more than 60 days before the redemption date to the registered address of each holder of Trust Preferred Securities to be redeemed. Notwithstanding the foregoing, notice of any redemption of Trust Preferred Securities relating to the repayment of junior subordinated notes will be mailed at least 10 but not more than 15 business days before the redemption date to the registered address of each holder of Trust Preferred Securities to be redeemed.

If (i) the Trust gives a notice of redemption of Trust Preferred Securities for cash and (ii) we have paid to the property trustee, or the paying agent on behalf of the property trustee, a sufficient amount of cash in connection with the related redemption or maturity of the junior subordinated notes, then on the redemption date, the property trustee, or the paying agent on behalf of the property trustee, will irrevocably deposit with DTC funds sufficient to pay the redemption price for the class of Trust Preferred Securities being redeemed. See “Book-Entry System.” The Trust will also give DTC irrevocable instructions and authority to pay the redemption amount in immediately available funds to the beneficial owners of the global securities representing the Trust Preferred Securities. Distributions to be paid on or before the redemption date for any Trust Preferred Securities called for redemption will be payable to the holders as of the record dates for the related dates of distribution. If the Trust Preferred Securities called for redemption are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Trust Preferred Securities funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing the Trust Preferred Securities.

If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit:

•

all rights of the holders of such Trust Preferred Securities called for redemption will cease, except the right of the holders of such Trust Preferred Securities to receive the redemption price and any distribution payable in respect of the Trust Preferred Securities on or prior to the redemption date, but without interest on such redemption price; and

•	the Trust Preferred Securities called for redemption will cease to be outstanding.

If any redemption date is not a business day, then the redemption amount will be payable on the next business day (and without any interest or other payment in respect of any such delay).

If payment of the redemption amount for any junior subordinated notes called for redemption is improperly withheld or refused and accordingly the redemption amount of the Trust Preferred Securities is not paid either by the Trust or by us under the guarantee, then interest on the junior subordinated notes will continue to accrue and distributions on the Trust Preferred Securities called for redemption will continue to accumulate at the applicable rate then borne by such Trust Preferred Securities from the original redemption date scheduled to the actual date of payment. In this case, the actual payment date will be considered the redemption date for purposes of calculating the redemption amount.

If less than all of the junior subordinated notes are to be redeemed on a redemption date, then the aggregate liquidation amount of Trust Preferred Securities and common securities to be redeemed shall be allocated pro rata to the Trust Preferred Securities and common securities based upon the relative liquidation amounts of such classes, except in the case of a payment default, as set forth below under “—Ranking of Common Securities.” The property trustee will select the particular Trust Preferred Securities to be redeemed on a pro rata basis not more than 60 days before the redemption date from the outstanding Trust Preferred Securities not previously called for redemption by any method the property trustee deems fair and appropriate, or if the Trust Preferred Securities are in book-entry only form, in accordance with the procedures of DTC. See “Book-Entry System.”

Optional Liquidation of Trust and Distribution of Junior Subordinated Notes to Holders

Under the Trust Agreement, the Trust shall dissolve upon the first to occur of:

•	certain events of our bankruptcy, dissolution or liquidation;

•

the written direction from us, as holder of the Trust’s common securities, to the property trustee to dissolve the Trust and distribute a like amount of the junior subordinated notes to the holders of the Trust Preferred Securities and common securities, subject to our having received any required prior approval of the Federal Reserve;

•	redemption of all of the Trust Preferred Securities as described above under “—Redemption”; or

•	the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

Except as set forth in the next sentence, if a dissolution occurs as a result of any of the events described above (other than an event described in the third bullet point above), the property trustee will liquidate the Trust as expeditiously as possible by distributing, after satisfaction of liabilities to creditors of such Trust as provided by applicable law, to the holders of the Trust Preferred Securities and common securities a like amount of the junior subordinated notes. If the property trustee determines that such distribution is not possible or if the early dissolution occurs as a result of the redemption of Trust Preferred Securities, then the holders will be entitled to receive out of the assets of the Trust available for distribution to holders and after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate liquidation amount plus accrued and unpaid distributions to the date of payment. If the Trust has insufficient assets available to pay in full such aggregate liquidation distribution, then the amounts payable directly by the Trust on its Trust Preferred Securities and common securities shall be paid on a pro rata basis, except as set forth below under “—Ranking of Common Securities.”

After the liquidation date fixed for any distribution of junior subordinated notes to holders of Trust Preferred Securities:

•	the Trust Preferred Securities will no longer be deemed to be outstanding;

•

DTC or its nominee, as the record holder of the Trust Preferred Securities, will receive a registered global certificate or certificates representing the junior subordinated notes to be delivered upon such distribution;

•

any certificates representing the Trust Preferred Securities not held by DTC or its nominee or surrendered to the exchange agent will be deemed to represent junior subordinated notes having a principal amount equal to the stated liquidation amount of such Trust Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on such Trust Preferred Securities until such certificates are so surrendered for transfer or reissuance; and

•	all rights of the holders of the Trust Preferred Securities will cease, except the right to receive junior subordinated notes upon such surrender.

Under current United States federal income tax law, and assuming, as expected, the Trust is treated as a grantor trust, a distribution of junior subordinated notes in exchange for the Trust Preferred Securities would not be a taxable event to you.

Ranking of Common Securities

Payment of distributions on, and the redemption price of and the liquidation distribution in respect of, Trust Preferred Securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of the Trust Preferred Securities and common securities, except that upon the occurrence and continuation of a payment default on the junior subordinated notes, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities.

In the case of any event of default under the Trust Agreement resulting from an event of default under the indenture for the junior subordinated notes, we, as holder of the Trust’s common securities, will have no right to act with respect to any such event of default under the Trust Agreement until the effect of all such events of default with respect to the Trust Preferred Securities have been cured, waived or otherwise eliminated. Until all events of default under the Trust Agreement with respect to the Trust Preferred Securities have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of Trust Preferred Securities and not on our behalf, and only the holders of the Trust Preferred Securities will have the right to direct the property trustee to act on their behalf.

If an early dissolution event occurs in respect of the Trust, no liquidation distributions shall be made on the Trust’s common securities unless full liquidation distributions are made on the Trust Preferred Securities.

Events of Default under Trust Agreement

Any one of the following events constitutes an event of default under the Trust Agreement (a “Trust Event of Default”) regardless of the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•	the occurrence of an event of default under the indenture with respect to the junior subordinated notes beneficially owned by the Trust;

•	the default by the Trust in the payment of any distribution on any Trust security of the Trust when such becomes due and payable, and continuation of such default for a period of 30 days;

•	the default by the Trust in the payment of any redemption price of any Trust security of the Trust when such becomes due and payable;

•

the failure to perform or the breach, in any material respect, of any other covenant or warranty of the trustees in the Trust Agreement for 90 days after the defaulting trustee or trustees have received written notice of the failure to perform or breach in the manner specified in such Trust Agreement; or

•	the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and our failure to appoint a successor property trustee within 90 days.

Within 30 days after any Trust Event of Default actually known to the property trustee occurs, the property trustee will transmit notice of such Trust Event of Default to the holders of the affected class of Trust securities and to the administrative trustees, unless such Trust Event of Default shall have been cured or waived. We, as sponsor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we or they are in compliance with all the conditions and covenants applicable to us and to them under the Trust Agreement.

The existence of a Trust Event of Default under the Trust Agreement, in and of itself, with respect to the junior subordinated notes does not entitle the holders of the Trust Preferred Securities to accelerate the maturity of such junior subordinated notes.

An event of default under the indenture for the junior subordinated notes entitles the property trustee, as sole holder of the junior subordinated notes, to declare the junior subordinated notes due and payable under the indenture. Not all breaches of our agreements and obligations in respect of the junior subordinated notes constitute events of default. For a description of what constitutes an event of default, and of remedies available upon the occurrence of an event of default, with respect to the junior subordinated notes, see “Description of the Junior Subordinated Notes—Events of Default; Waiver and Notice” and “Relationship among Trust Preferred Securities, Junior Subordinated Notes and Guarantees” below.

Removal of Trustees

Unless an event of default under the indenture has occurred and is continuing, the property trustee and/or the Delaware trustee may be removed at any time by the holder of the Trust’s common securities. The property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding Trust Preferred Securities for cause or by the holders of a majority in liquidation amount of the Trust Preferred Securities if an event of default under the indenture has occurred and is continuing. In no event will the holders of the Trust Preferred Securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in us, as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

Co-Trustees and Separate Property Trustee

Unless an event of default under the indenture has occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust property may at the time be located, we, as the holder of the Trust’s common securities, and the administrative trustees have the power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of such Trust property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of such Trust Agreement. If an event of default under the indenture has occurred and is continuing, the property trustee alone shall have power to make such appointment.

Merger or Consolidation of Trustees

Any person into which the property trustee or the Delaware trustee, if not a natural person, may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of such trustee under the Trust Agreement, provided that such person shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to us or any other person, except as described below or as otherwise described in the Trust Agreement. The Trust may, at our request, with the consent of the administrative trustees but without the consent of the holders of the Trust Preferred Securities, the property trustee or the Delaware trustee, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a successor trust organized as such under the laws of any state if:

•	such successor entity either:

•	expressly assumes all of the obligations of the Trust with respect to the Trust Preferred Securities, or

•

substitutes for the Trust Preferred Securities other securities having substantially the same terms as the Trust Preferred Securities (the “Successor Securities”) so long as the Successor Securities rank the same as the Trust Preferred Securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	a trustee of such successor entity possessing the same powers and duties as the property trustee is appointed to hold the junior subordinated notes then held by or on behalf of the property trustee;

•

such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Trust Preferred Securities, including any Successor Securities, to be downgraded by any nationally recognized statistical rating organization;

•

such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of Trust Preferred Securities, including any Successor Securities, in any material respect;

•	such successor entity has purposes substantially identical to those of the Trust;

•

prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Trust has received a written opinion from counsel to the Trust experienced in such matters to the effect that:

•

such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of Trust Preferred Securities, including any Successor Securities, in any material respect, and

•

following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940 (the “Investment Company Act”); and

•

we or any permitted successor or assignee own all of the common securities of such successor entity and guarantee the obligations of such successor entity under the Successor Securities at least to the extent provided by the guarantee.

Notwithstanding the foregoing, the Trust may not, except with the consent of holders of 100% in liquidation amount of the Trust Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than one or more grantor trusts or agency arrangements or to be classified as an association or a partnership for U.S. federal income tax purposes.

Voting Rights; Amendment of the Trust Agreement

Except as provided herein and under “Description of the Guarantee—Amendments and Assignment” and as otherwise required by law and the Trust Agreement, the holders of the Trust Preferred Securities will have no voting rights or control over the administration, operation or management of the Trust or the obligations of the parties to the Trust Agreement, including in respect of junior subordinated notes owned by the Trust. Under the Trust Agreement, however, the property trustee will be required to obtain their consent before exercising some of its rights in respect of these securities.

Trust Agreement. We and the administrative trustees may amend the Trust Agreement, without the consent of the holders of the Trust Preferred Securities, the property trustee or the Delaware trustee, to do any of the following, unless in the case of the first two bullets below such amendment will materially and adversely affect the interests of any holder of Trust Preferred Securities or the property trustee or the Delaware trustee or impose any additional duty or obligation on the property trustee or the Delaware trustee:

•

cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Trust Agreement, which may not be inconsistent with the other provisions of the Trust Agreement;

•

modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for U.S. federal income tax purposes as one or more grantor trusts or agency arrangements and not as an association or a partnership at all times that any Trust securities are outstanding, to ensure that the Trust will not be required to register as an “investment company” under the Investment Company Act or to ensure the treatment of the Trust Preferred Securities as Tier 1 capital under prevailing Federal Reserve rules and regulations;

•

require that holders that are not U.S. persons for U.S. federal income tax purposes irrevocably appoint a U.S. person to exercise any voting rights to ensure that the Trust will not be treated as a foreign trust for U.S. federal income tax purposes; or

•

conform the terms of the Trust Agreement to the description of the Trust Agreement, the Trust Preferred Securities and the Trust’s common securities herein, in the manner provided in the Trust Agreement.

Any such amendment shall become effective when written notice thereof is given to the property trustee, the Delaware trustee and the holders of the Trust Preferred Securities.

In addition, we and the administrative trustees may generally amend the Trust Agreement with:

•	the consent of holders representing not less than a majority, based upon liquidation amounts, of the outstanding Trust Preferred Securities affected by the amendments; and

•

receipt by the trustees of the Trust of a written opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees of the Trust or the administrative trustees in accordance with such amendment will not affect the Trust’s status as one or more grantor trusts or agency arrangements for U.S. federal income tax purposes or affect the Trust’s exemption from status as an “investment company” under the Investment Company Act.

However, without the consent of each affected holder of Trust securities, the Trust Agreement may not be amended to:

•	change the amount or timing, or otherwise adversely affect the amount, of any distribution required to be made in respect of Trust securities as of a specified date; or

•	restrict the right of a holder of Trust securities to institute a suit for the enforcement of any such payment on or after such date.

Indenture and Junior Subordinated Notes. So long as the property trustee holds any junior subordinated notes, the trustees of the Trust may not, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding Trust Preferred Securities:

•

direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee for the junior subordinated notes, or execute any trust or power conferred on the indenture trustee with respect to such junior subordinated notes;

•	waive any past default that is waivable under the indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the junior subordinated notes is due and payable; or

•	consent to any amendment, modification or termination of the indenture or such junior subordinated notes, where such consent by the holders of the junior subordinated notes shall be required.

If a consent under the indenture would require the consent of each holder of junior subordinated notes affected thereby, no such consent may be given by the property trustee without the prior consent of each holder of the Trust Preferred Securities.

The property trustee will notify each holder of Trust Preferred Securities of any written notice of default with respect to the junior subordinated notes. In addition to obtaining the foregoing approvals of the holders of the Trust Preferred Securities, before taking any of the foregoing actions, the administrative trustees of the Trust will obtain a written opinion of counsel experienced in such matters to the effect that such action would not cause the Trust to be classified as other than one or more grantor trusts or agency arrangements or as an association or a partnership for U.S. federal income tax purposes. The property trustee may not revoke any action previously authorized or approved by a vote of the holders of the Trust Preferred Securities except by subsequent vote of the holders of the Trust Preferred Securities.

General. Any required approval of holders of Trust Preferred Securities may be given at a meeting of holders of Trust Preferred Securities convened for such purpose or pursuant to written consent. The administrative trustee, or at the written request of the administrative trustee, the property trustee, will cause a notice of any meeting at which holders of Trust Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each record holder of Trust Preferred Securities in the manner set forth in the Trust Agreement.

No vote or consent of the holders of Trust Preferred Securities will be required for the Trust to redeem and cancel the Trust Preferred Securities in accordance with the Trust Agreement.

Notwithstanding that holders of the Trust Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Trust Preferred Securities that are owned by us or our affiliates or the trustees or any of their affiliates, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Payment and Paying Agent

Payments on the Trust Preferred Securities are made to DTC, which credits the relevant accounts on the applicable distribution dates. If any Trust Preferred Securities are not held by DTC, such payments are made by check mailed to the address of the holder as such address appears on the register.

The paying agent is The Bank of New York Mellon. The paying agent is permitted to resign as paying agent upon 30 days’ written notice to the administrative trustees and to the property trustee. In the event that The Bank of New York Mellon shall no longer be the paying agent, the property trustee will appoint a successor to act as paying agent, which will be a bank or trust company acceptable to the administrative trustees and to us.

Registrar and Transfer Agent

The Bank of New York Mellon acts as registrar and transfer agent (the “Transfer Agent”) for the Trust Preferred Securities.

Registration of transfers of Trust Preferred Securities is effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. Neither the Trust nor the Transfer Agent is required to register the transfer of or exchange any Trust security during a period beginning at the opening of business 15 days before the day of selection for redemption of Trust securities and ending at the close of business on the day of mailing of notice of redemption or to transfer or exchange any Trust security so selected for redemption in whole or in part, except, in the case of any Trust security to be redeemed in part, any portion thereof not to be redeemed.

Any Trust Preferred Securities can be exchanged for other Trust Preferred Securities so long as such other Trust Preferred Securities are denominated in authorized denominations and have the same aggregate liquidation amount and same terms as the Trust Preferred Securities that were surrendered for exchange. The Trust Preferred Securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in a place of payment. There is no service charge for any registration of transfer or exchange of the Trust Preferred Securities, but we may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the Trust Preferred Securities. We may at any time rescind the designation or approve a change in the location of any office or agency, in addition to the security registrar, designated by us where holders can surrender the Trust Preferred Securities for registration of transfer or exchange. However, the Trust will be required to maintain an office or agency in each place of payment for the Trust Preferred Securities.

Information Concerning the Property Trustee

Other than during the occurrence and continuance of a Trust Event of Default, the property trustee undertakes to perform only the duties that are specifically set forth in the Trust Agreement. After a Trust Event of Default, the property trustee must exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Trust Preferred Securities unless it is offered indemnity satisfactory to it by such holder against the costs, expenses and liabilities that might be incurred. If no Trust Event of Default has occurred and is continuing and the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one upon which holders of Trust Preferred Securities are entitled under the Trust Agreement to vote, then the property trustee will take any action that we direct. If we do not provide direction, the property trustee may take or refrain from taking any action that it deems advisable and in the interests of the holders of the Trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

We and our affiliates may maintain certain accounts and other banking relationships with the property trustee and its affiliates in the ordinary course of business.

Trust Expenses

Pursuant to the Trust Agreement, we, as sponsor, agree to pay:

•	all debts and other obligations of the Trust (other than with respect to the Trust Preferred Securities);

•

all costs and expenses of the Trust, including costs and expenses relating to the organization of the Trust, the fees, expenses and indemnities of the trustees and the cost and expenses relating to the operation of the Trust; and

•	any and all taxes and costs and expenses with respect thereto, other than U.S. withholding taxes, to which the Trust might become subject.

Governing Law

The Trust Agreement is governed by and construed in accordance with the laws of Delaware.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that it will not be required to register as an “investment company” under the Investment Company Act or characterized as other than one or more grantor trusts or agency arrangements for U.S. federal income tax purposes. The administrative trustees are authorized and directed to conduct their affairs so that the junior subordinated notes will be treated as indebtedness of Webster for U.S. federal income tax purposes.

In this regard, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Trust Agreement, that we and the administrative trustees determine to be necessary or desirable to achieve such end, as long as such action does not materially and adversely affect the interests of the holders of the Trust Preferred Securities.

Holders of the Trust Preferred Securities have no preemptive or similar rights. The Trust Preferred Securities are not convertible into or exchangeable for our Common Stock or preferred stock.

Subject to the replacement capital covenant and to the Federal Reserve’s risk-based capital guidelines and policies applicable to bank holding companies, we or our affiliates may from time to time purchase any of the outstanding Trust Preferred Securities by tender, in the open market or by private agreement.

The Trust may not borrow money or issue debt or mortgage or pledge any of its assets.

Further Issues

The Trust has the right to issue additional Trust Preferred Securities of this series in the future, provided that: the Trust receives a written opinion of counsel experienced in such matters that after the issuance the Trust will continue to be classified for United States federal income tax purposes as a grantor trust and that the issuance will not result in a gain or loss to existing holders; the Trust receives a written opinion of counsel experienced in such matters that after the issuance the Trust will not be required to register as an investment company under the Investment Company Act; and the Trust concurrently purchases a like amount of junior subordinated notes.

Any such additional Trust Preferred Securities will have the same terms as the Trust Preferred Securities previously offered by Webster but may be offered at a different offering price and accrue distributions from a different date than the Trust Preferred Securities previously offered. If issued, any such additional Trust Preferred Securities will become part of the same series as the Trust Preferred Securities previously offered.

DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES

The following is a brief description of the terms of the junior subordinated notes and the indenture. It does not purport to be complete in all respects. This description is subject to, and is qualified in its entirety by reference to, all of the provisions of the documents described below (including the definitions therein of certain terms), forms of which were incorporated by reference as exhibits to the registration statement under which the Trust Preferred Securities were registered with the SEC.

The junior subordinated notes were issued pursuant to the junior subordinated indenture, dated as of June 20, 2007, between us and The Bank of New York Mellon, as indenture trustee (as amended, the “Indenture”).

The indenture does not limit the amount of debt that we or our subsidiaries may incur either under the indenture or other indentures to which we are or become a party. The junior subordinated notes are not convertible into or exchangeable for our Common Stock or authorized preferred stock.

General

The junior subordinated notes are unsecured and are deeply subordinated upon liquidation (whether in bankruptcy or otherwise) to all of our senior and subordinated indebtedness, including indebtedness for money borrowed including junior subordinated debt securities underlying outstanding traditional trust preferred securities of Webster and other subordinated debt that is not by its terms expressly made pari passu with or junior to the junior subordinated notes upon liquidation, but is pari passu with trade creditors and other Pari Passu Securities, as defined below under “—Subordination.”

Interest Rate and Interest Payment Dates

During the period commencing on and including the issue date until but excluding June 15, 2017, the junior subordinated notes will bear interest at the annual rate of 7.65%. During this period we will pay interest semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2007. We refer to each date on which interest is payable on the junior subordinated notes as an “interest payment date” and we refer to the period beginning on and including June 20, 2007 and ending on but excluding the first interest payment date and each successive period beginning on and including an interest payment date and ending on but excluding the next interest payment date as an “interest period.” The amount of interest payable for any interest period commencing prior to June 15, 2017 will be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any interest payment date in respect of an interest period commencing prior to the scheduled maturity date would otherwise fall on a day that is not a business day, the interest payment due on that date will be paid on the next business day with full force and effect as if the payment had been made on such date and without any interest or other payment in respect of the delay.

During the period from and including June 15, 2017 to but excluding June 15, 2037, the junior subordinated notes will bear interest at a floating annual rate of interest equal to three-month LIBOR plus 1.89%. During this period we will pay interest quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on September 15, 2017. If any amount of junior subordinated notes remains outstanding after June 15, 2037, the initial scheduled maturity date, the junior subordinated notes will bear interest from that date at a floating annual rate of interest equal to one-month LIBOR plus 2.89% payable monthly in arrears on the 15th day of each month, beginning on the July 15 next succeeding the scheduled maturity date, provided that if we have elected to extend the scheduled maturity date for the junior subordinated notes, then the junior subordinated notes will bear interest for the period from and including June 15, 2037 to but excluding the scheduled maturity date at a floating annual rate equal to three-month LIBOR plus 2.89% payable quarterly in arrears on the quarterly interest payment dates referred to above, and thereafter at a floating annual rate of interest equal to one-month LIBOR plus 2.89% payable monthly in arrears on the monthly payment dates referred to above. The amount of interest payable for any interest period commencing on or after June 15, 2017 will be computed on the basis of a 360-day year and the actual number of days elapsed during the relevant interest period. In the event that any interest payment date in respect of an interest period commencing on or after June 15, 2017 would otherwise fall on a day that is not a business day (other than an interest payment date occurring on the date on which we repay the principal of the junior subordinated notes), the interest payment due on that date will be postponed to the next business day.

Accrued interest that is not paid on the applicable interest payment date will bear additional interest, to the extent permitted by law, at the interest rate in effect from time to time, from the relevant interest payment date, compounded on each subsequent interest payment date. When we use the term “interest,” we are referring not only to regularly scheduled interest payments but also to interest on interest payments not paid on the applicable interest payment date.

For the purposes of calculating interest due on the junior subordinated notes for any interest period commencing on or after June 15, 2017:

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“LIBOR” means, with respect to any monthly or quarterly interest period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a one- or three-month period commencing on the first day of that monthly or quarterly interest period that appears on Reuters Page LIBOR01 as of 11:00 a.m., London time, on the LIBOR determination date for that monthly or quarterly interest period. If such rate does not appear on Reuters Page LIBOR01, one- or three-month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a one- or three-month period commencing on the first day of that monthly or quarterly interest period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the calculation agent (after consultation with us), at approximately 11:00 a.m., London time, on the LIBOR determination date for that monthly or quarterly interest period. The calculation agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two such quotations are provided, one- or three-month LIBOR with respect to that monthly or quarterly interest period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, one- or three-month LIBOR with respect to that monthly or quarterly interest period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City selected by the calculation agent, at approximately 11:00 a.m., New York City time, on the first day of that monthly or quarterly interest period for loans in U.S. dollars to leading European banks for a one- or three-month period commencing on the first day of that monthly or quarterly interest period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the calculation agent to provide quotations are quoting as described above, one- or three-month LIBOR for that monthly or quarterly interest period, as applicable, will be the same as one- or three-month LIBOR as determined for the previous interest period or, in the case of the quarterly interest period beginning on June 15, 2017, 5.36% per annum. The establishment of one- or three-month LIBOR for each monthly or quarterly interest period by the calculation agent shall (in the absence of manifest error) be final and binding.

•	“Calculation agent” means The Bank of New York Mellon, or any other successor appointed by us, acting as calculation agent.

•	“London banking day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.

•	“LIBOR determination date” means the second London banking day immediately preceding the first day of the relevant monthly or quarterly interest period.

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“Reuters Page LIBOR01” means the page designated as “LIBOR01” on Reuters 3000 Xtra (or any successor service) or such other page as may replace Page LIBOR01 on Reuters 3000 Xtra (or any successor service).

Option to Defer Interest Payments

We may elect at one or more times to defer payment of interest on the junior subordinated notes for one or more consecutive interest periods that do not exceed 10 years. We may defer payment of interest prior to, on or after the scheduled maturity date, subject to our obligations described under “—Alternative Payment Mechanism” and “—Repayment of Principal” below. We may not defer interest beyond the final repayment date, as defined under “—Repayment of Principal” below, or the earlier repayment or redemption in full of the junior subordinated notes.

Deferred interest on the junior subordinated notes will bear interest at the then applicable interest rate, compounded on each interest payment date, subject to applicable law. As used herein, a “deferral period” refers to the period beginning on an interest payment date with respect to which we elect to defer interest and ending on the earlier of (i) the tenth anniversary of that interest payment date and (ii) the next interest payment date on which we have paid the deferred amount, all deferred amounts with respect to any subsequent period and all other accrued interest on the junior subordinated notes.

We have agreed in the indenture that, subject to the occurrence and continuation of a supervisory event or a market disruption event (each as described further below):

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immediately following the first interest payment date during the deferral period on which we elect to pay current interest or, if earlier, the fifth anniversary of the beginning of the deferral period, we will be required to sell qualifying APM securities pursuant to the alternative payment mechanism and apply the eligible proceeds to the payment of any deferred interest (and compounded interest) on the next interest payment date, and this requirement will continue in effect until the end of the deferral period; and

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we will not pay deferred interest on the junior subordinated notes (and compounded interest thereon) prior to the final repayment date from any source other than eligible proceeds, except in the case of a supervisory event or a business combination, as described in the second and third succeeding paragraphs or at any time an event of default has occurred and is continuing.

We may pay current interest at all times from any available funds.

Although our failure to comply with the foregoing rules with respect to the alternative payment mechanism and payment of interest during a deferral period in violation of these rules (except during the continuation of a supervisory event or a market disruption event) would be a breach of the indenture that might give rise to a claim for damages, they would not constitute an event of default under the indenture or give rise to a right of acceleration under the terms thereof.

If a supervisory event has occurred and is continuing, then we may (but are not obligated to) pay deferred interest with cash from any source without a breach of our obligations under the indenture. In addition, if we sell qualifying APM securities pursuant to the alternative payment mechanism but a supervisory event arises from the Federal Reserve disapproving the use of the proceeds to pay deferred interest, we may use the proceeds for other purposes and continue to defer interest without a breach of our obligations under the indenture.

If we are involved in a merger, consolidation, amalgamation or conveyance, transfer or lease of assets substantially as an entirety to any other person (a “business combination”) where immediately after the consummation of the business combination more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then the foregoing rules with respect to the alternative payment mechanism and payment of interest during a deferral period will not apply to any interest on the junior subordinated notes that is deferred and unpaid as of the date of consummation of the business combination.

If we have paid all deferred interest (and compounded interest) on the junior subordinated notes, we can again defer interest payments on the junior subordinated notes as described above.

If the property trustee, on behalf of the Trust, is the sole holder of the junior subordinated notes, we will give the property trustee and the Delaware trustee written notice of our election of a deferral period at least five business days before the earlier of:

•	the next succeeding date on which the distributions on the Trust Preferred Securities are payable; and

•	the date the property trustee is required to give notice to holders of the Trust Preferred Securities of the record or payment date for the related distribution.

The property trustee will give notice of Webster’s election of a deferral period to the holders of the Trust Preferred Securities.

If the property trustee, on behalf of the Trust, is not the sole holder of the junior subordinated notes, we will give the holders of the junior subordinated notes and the indenture trustee written notice of our election of a deferral period at least five business days before the next interest payment date.

Webster has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the junior subordinated notes.

Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances

We agree that, so long as any junior subordinated notes remain outstanding, if we have given written notice of our election to defer interest payments on the junior subordinated notes but the related deferral period has not yet commenced or a deferral period is continuing, then we will not, and we will not permit any subsidiary of ours to, declare or pay any dividends or any distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, or make any payments of interest, principal or premium, if any on, or redeem, repay or repurchase any debt securities that rank equal or junior to the junior subordinated notes, or make any guaranty payments pursuant to guarantees by us that rank equal or junior to the junior subordinated notes, in each case other than:

•	purchases of our capital stock in connection with employee or agent benefit plans or under any dividend reinvestment plan;

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purchases or repurchases of shares of our capital stock pursuant to a contractually binding requirement to buy stock existing prior to the beginning of any interest deferral period, including under a contractually binding stock repurchase plan;

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the purchase of Common Stock related to the issuance of Common Stock, or securities convertible into Common Stock, as consideration in an acquisition transaction that was entered into before the beginning of the deferral period;

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in connection with the reclassification of any class or series of our capital stock or the capital stock of any of our subsidiaries, or the exchange, redemption or conversion of one class or series of our capital stock or the capital stock of any of our subsidiaries for or into another class or series of our capital stock or the capital stock of any of our subsidiaries;

•	the purchase of fractional interests in shares of our capital stock in connection with the conversion or exchange provisions of that capital stock or the security being converted or exchanged;

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dividends or distributions in the form of our capital stock or warrants, options or other rights to acquire our capital stock (where such capital stock is the same stock on which the dividend is being paid or ranks pari passu or junior to such stock), or repurchases or redemptions of Common Stock solely from the issuance or exchange of Common Stock;

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any declaration of a dividend in connection with the implementation of a shareholder rights plan, or issuances of capital stock under any such plan in the future, or redemptions or repurchases of any rights outstanding under a shareholder rights plan;

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acquisitions of our capital stock previously issued in connection with acquisitions of businesses made by us (which acquisitions of our capital stock are made by us in connection with the satisfaction of indemnification obligations of the sellers of such businesses);

•	the payment of any dividend within 60 days after the date of declaration thereof, if the date of declaration was prior to the beginning of any interest deferral period;

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any payment of current interest in respect of debt securities that rank equally with the junior subordinated notes (“parity debt securities”) having the same interest payment date as the junior subordinated notes made ratably to the holders of one or more series of such parity debt securities and the junior subordinated notes in proportion to the respective amounts due on such parity debt securities, on the one hand, and on the junior subordinated notes, on the other hand and any payments of deferred interest on parity debt securities that, if not made, would cause us to breach the terms of the instrument governing such parity debt securities;

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any payment of principal in respect of parity debt securities having the same maturity date as the junior subordinated notes made ratably to the holders of one or more series of such parity debt securities and the junior subordinated notes in proportion to the respective amounts due on such parity debt securities, on the one hand, and on the junior subordinated notes, on the other hand;

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any payment in respect of guarantees that rank equally with the junior subordinated notes (“parity guarantees”) made ratably to the beneficiaries of one or more of such parity guarantees and the holders of the junior subordinated notes in proportion to the respective accrued and unpaid amounts due on such parity guarantees, on the one hand, and accrued and unpaid amounts on the junior subordinated notes, on the other hand; or

•	payments by us under our guarantee of the Trust Preferred Securities.

Our outstanding junior subordinated debt securities contain provisions that will restrict the payment of principal of, and interest on, and the repurchase or redemption of, any of the junior subordinated notes as well as any guarantee payments on the guarantee of the Trust Preferred Securities if circumstances comparable to the foregoing occur with respect to those securities, subject to certain exceptions.

In addition, if any deferral period lasts longer than one year, the limitation on our ability to redeem or repurchase our Common Stock (as described above) will continue until the first anniversary of the date on which all deferred interest has been paid.

If we are involved in a business combination where immediately after its consummation more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then the immediately preceding paragraph will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination.

Alternative Payment Mechanism

Subject to the conditions described in “—Option to Defer Interest Payments” above and to the exclusions described in this section and in “—Market Disruption Events” below, if we defer interest on the junior subordinated notes, we will be required, commencing on the earlier of (i) immediately following the first interest payment date on which we pay current interest (which we may do from any source of funds) or (ii) the fifth anniversary of the commencement of the deferral period, to issue qualifying APM securities until we have raised an amount of eligible proceeds at least equal to the aggregate amount of accrued and unpaid deferred interest, including compounded interest, on the junior subordinated notes. We refer to this period as the “APM period” and to this method of funding the payment of accrued and unpaid interest as the “alternative payment mechanism.”

We have agreed to apply eligible proceeds raised during any deferral period pursuant to the alternative payment mechanism to pay deferred interest (and compounded interest) on the junior subordinated notes.

Notwithstanding (and as a qualification to) the foregoing, under the alternative payment mechanism:

•	we may (but are not obligated to) pay deferred interest with cash from any source if a supervisory event has occurred and is continuing;

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we are not required to issue Common Stock (or, if we have amended the definition of “qualifying APM securities” to eliminate Common Stock, as discussed below, qualifying warrants) with respect to deferred interest attributable to the first five years of any deferral period (including compounded interest thereon) if the net proceeds of any issuance of Common Stock applied during such deferral period to pay interest on the junior subordinated notes pursuant to the alternative payment mechanism, together with the net proceeds of all prior issuances of Common Stock and qualifying warrants so applied for that deferral period, would exceed an amount equal to 2% of the product of the average of the current stock market prices of our Common Stock on the 10 consecutive trading days ending on the second trading day immediately preceding the date of issuance multiplied by the total number of issued and outstanding shares of our Common Stock as of the date of our then most recent publicly available consolidated financial statements (the “common equity issuance cap”);

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we are not permitted to issue qualifying preferred stock or mandatorily convertible preferred stock to the extent that the aggregate net proceeds of any issuance of qualifying preferred stock and mandatorily convertible preferred stock applied to pay interest on the junior subordinated notes pursuant to the alternative payment mechanism, together with the net proceeds of all prior issuances of qualifying preferred stock and any still-outstanding mandatorily convertible preferred stock applied during the current and all prior deferral periods, would exceed 25% of the aggregate principal amount of the junior subordinated notes initially issued under the indenture (the “preferred stock issuance cap”); and

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so long as the definition of “qualifying APM securities” has not been amended to eliminate Common Stock, as discussed below, the sale of qualifying warrants to pay deferred interest is an option that may be exercised at our sole discretion and we will not be obligated to sell qualifying warrants or to apply the proceeds of any such sale to pay deferred interest on the junior subordinated notes, and no class of investors of our securities, or any other party, may require us to issue qualifying warrants.

Once we reach the common equity issuance cap for a deferral period, we will not be required to issue more Common Stock under the alternative payment mechanism with respect to deferred interest attributable to the first five years of such deferral period (including compounded interest thereon) even if the amount referred to in the second bullet point above subsequently increases because of a subsequent increase in the current stock market price of our Common Stock or the number of outstanding shares of our Common Stock. The common equity issuance cap will cease to apply after the ninth anniversary of the commencement of any deferral period, at which point we must pay any deferred interest regardless of the time at which it was deferred, using the alternative payment mechanism, subject to any supervisory event or market disruption event and subject further to the share cap amount, as defined below. In addition, if the common equity issuance cap is reached during a deferral period and we subsequently repay all deferred interest, the common equity issuance cap will cease to apply at the termination of such deferral period and will not apply again unless and until we start a new deferral period.

“Eligible proceeds” means, for each relevant interest payment date, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale) we have received during the 180-day period prior to that interest payment date from the issuance or sale of qualifying

APM securities (excluding sales of qualifying preferred stock and/or mandatorily convertible preferred stock in excess of the preferred stock issuance cap) to persons that are not our subsidiaries.

Notwithstanding the common equity issuance cap and the preferred stock issuance cap described above, for purposes of paying deferred interest, we are not permitted, subject to the provisions of the next paragraph, to sell shares of our Common Stock, qualifying warrants, or mandatorily convertible preferred stock such that the Common Stock to be issued (or which would be issuable upon exercise or conversion thereof) would be in excess of 10 million shares of our Common Stock (the “share cap amount”). If the issued and outstanding shares of our Common Stock are changed into a different number of shares or a different class by reason of any stock split, reverse stock split, stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or other similar transaction, the share cap amount shall be correspondingly adjusted. The share cap amount limitation will apply so long as the junior subordinated notes remain outstanding, but we have agreed to use commercially reasonable efforts to increase the share cap amount from time to time to a number of shares that would allow us to satisfy our obligations with respect to the alternative payment mechanism.

If the share cap amount has been reached and it is not sufficient to allow us to raise sufficient proceeds to pay deferred interest in full, we have agreed to use commercially reasonable efforts to increase the share cap amount only to the extent that we can do so and (i) simultaneously satisfy our future fixed or contingent obligations under other securities and derivative instruments that provide for settlement or payment in shares of our Common Stock or (ii) if we cannot increase the share cap amount as contemplated in the preceding clause, by requesting our board of directors to adopt a resolution for shareholder vote at the next occurring annual shareholders meeting to increase the number of shares of our authorized Common Stock for purposes of satisfying our obligations to pay deferred interest.

“Qualifying APM securities” means our Common Stock, qualifying preferred stock, qualifying warrants and mandatorily convertible preferred stock, provided that we may, without the consent of the holders of the Trust Preferred Securities or the junior subordinated notes, amend the definition of “qualifying APM securities” to eliminate Common Stock, qualifying warrants or mandatorily convertible preferred stock (or any combination of two or more of the foregoing) from the definition if we have been advised in writing by a nationally recognized independent accounting firm that there is more than an insubstantial risk that the failure to do so would result in a reduction in our earnings per share as calculated for financial reporting purposes. We will promptly notify the holders of the junior subordinated notes, and the trustees of the Trust will promptly notify the holders of the Trust Preferred Securities, in the manner contemplated in the indenture and the Trust Agreement, of such change.

“Qualifying preferred stock” means our non-cumulative perpetual preferred stock that (i) contains no remedies other than “permitted remedies” and (ii) either (a) is subject to “intent-based replacement disclosure” and has a “mandatory trigger provision,” as such terms are defined under “Replacement Capital Covenant” below, or (b) is subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the junior subordinated notes.

“Qualifying warrants” means any net share settled warrants to purchase our Common Stock that (1) have an exercise price greater than the “current stock market price” of our Common Stock as of the date of their issuance, and (2) we are not entitled to redeem for cash and the holders of which are not entitled to require us to repurchase for cash in any circumstances. We intend that any qualifying warrants issued in accordance with the alternative payment mechanism will have exercise prices at least 10% above the current stock market price of our Common Stock on the date of issuance. The “current stock market price” of our Common Stock on any date shall be the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the NYSE or, if our Common Stock is not then listed on the NYSE, as reported by the principal U.S. securities exchange on which our Common Stock is traded or quoted. If our Common Stock is not listed on any U.S. securities exchange on the relevant date, the “current stock market price” shall be the last quoted bid price for our Common Stock in the over-the-counter market on the relevant date as reported by the

National Quotation Bureau or similar organization. If our Common Stock is not so quoted, the “current stock market price” shall be the average of the mid-point of the last bid and ask prices for our Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

“Mandatorily convertible preferred stock” means cumulative preferred stock with (i) no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (ii) a requirement that the preferred stock converts into our Common Stock within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of the preferred stock.

A “supervisory event” shall commence upon the date we have notified the Federal Reserve of our intention and affirmatively requested Federal Reserve approval both (i) to sell qualifying APM securities and (ii) to apply the net proceeds of such sale to pay deferred interest on the junior subordinated notes, and we have been notified that the Federal Reserve disapproves of either action mentioned in that notice. A supervisory event shall cease on the business day following the earlier to occur of (A) the tenth anniversary of the commencement of any deferral period, or (B) the day on which the Federal Reserve notifies us in writing that it no longer disapproves of our intention to both (1) issue or sell qualifying APM securities and (2) apply the net proceeds from such sale to pay deferred interest on the junior subordinated notes. The occurrence and continuation of a supervisory event will excuse us from our obligation to sell qualifying APM securities and to apply the net proceeds of such sale to pay deferred interest on the junior subordinated notes and will permit us to pay deferred interest using cash from any other source without breaching our obligations under the indenture. Because a supervisory event will exist if the Federal Reserve disapproves of either of these requests, the Federal Reserve will be able, without triggering a default under the indenture, to permit us to sell qualifying APM securities but to prohibit us from applying the proceeds to pay deferred interest on the junior subordinated notes.

Although our failure to comply with our obligations with respect to the alternative payment mechanism would breach the indenture, it would not constitute an event of default thereunder or give rise to a right of acceleration under the terms thereof. The remedies of holders of the junior subordinated notes and the Trust Preferred Securities will be limited in such circumstances as described under “Risk Factors—The property trustee, as holder of the junior subordinated notes on behalf of the Trust, has only limited rights of acceleration” above.

If, due to a market disruption event or otherwise, we were able to raise some, but not all, eligible proceeds necessary to pay all deferred interest (including compounded interest thereon) on any interest payment date, we will apply any available eligible proceeds to pay accrued and unpaid interest on the applicable interest payment date in chronological order based on the date each payment was first deferred, subject to the preferred stock issuance cap and the share cap amount, and you will be entitled to receive your pro rata share of any amounts received on the junior subordinated notes. If we have outstanding parity securities under which we are obligated to sell securities that are qualifying APM securities and apply the net proceeds to the payment of deferred interest or distributions, then on any date and for any period the amount of net proceeds received by us from those sales and available for payment of the deferred interest and distributions shall be applied to the junior subordinated notes and those other parity securities on a pro rata basis up to the preferred stock issuance cap (or comparable provisions in the instruments governing those parity securities) and the share cap amount in proportion to the total amounts that are due on the junior subordinated notes and such securities, or on such other basis as the Federal Reserve may approve.

Notwithstanding the foregoing, if we are involved in a business combination where immediately after the consummation of the business combination more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then the foregoing rules with respect to the alternative payment mechanism and payment of interest during a deferral period will not apply to any interest on the junior subordinated notes that is deferred and unpaid as of the date of consummation of the business combination.

Market Disruption Events

A “market disruption event” means the occurrence or existence of any of the following events or sets of circumstances:

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trading in securities generally on the NYSE or any other national securities exchange, or in the over-the-counter market, on which our Common Stock and/or preferred stock is then listed or traded shall have been suspended or its settlement generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the relevant exchange or by any other regulatory body or governmental agency having jurisdiction, and the establishment of such minimum prices materially disrupts or otherwise has a materially adverse effect on trading in, or the issuance and sale of, any of our securities that constitute qualifying APM securities (in connection with an APM period) or any of our securities that constitute qualifying capital securities (in connection with the repayment of principal on or after the scheduled maturity date);

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we would be required to obtain the consent or approval of our shareholders, a regulatory body (including, without limitation, any securities exchange but excluding the Federal Reserve or any successor federal bank regulatory agency having primary jurisdiction over us) or governmental authority to issue or sell qualifying APM securities pursuant to the alternative payment mechanism or to issue qualifying capital securities pursuant to our repayment obligations described under “—Repayment of Principal” below, as the case may be, and that consent or approval has not yet been obtained notwithstanding our having used commercially reasonable efforts to obtain that consent or approval;

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a banking moratorium shall have been declared by the federal or state authorities of the United States and such moratorium materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, any of our securities that constitute qualifying APM securities (in connection with an APM period) or any of our securities that constitute qualifying capital securities (in connection with the repayment of principal on or after the scheduled maturity date);

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a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States and such disruption materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, any of our securities that constitute qualifying APM securities (in connection with an APM period) or any of our securities that constitute qualifying capital securities (in connection with the repayment of principal on or after the scheduled maturity date);

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the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States, or there shall have occurred any other national or international calamity or crisis, and such event materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, any of our securities that constitute our qualifying APM securities (in connection with an APM period) or any of our securities that constitute qualifying capital securities (in connection with the repayment of principal on or after the scheduled maturity date);

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there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities and such change materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, any of our securities that constitute qualifying APM securities (in connection with an APM period) or any of our securities that constitute qualifying capital securities (in connection with the repayment of principal on or after the scheduled maturity date);

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an event occurs and is continuing as a result of which the offering document for the offer and sale of qualifying APM securities or qualifying capital securities, as the case may be, would, in our reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated in that offering document or necessary to make the statements in that offering document not misleading and either (a) the disclosure of that event at such time, in our reasonable judgment, is not otherwise required by law and would have a material adverse effect on our business or (b) the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede our ability to consummate that transaction, provided that one or more events described in this bullet shall not constitute a market disruption event with respect to more than one semi-annual interest payment date, or, following June 15, 2017, more than two quarterly (or, after the scheduled maturity date, six monthly) interest payment dates in any APM period or, in the case of our obligations in connection with the repayment of principal described under “—Repayment of Principal” below, more than six monthly interest payment dates (whether or not consecutive); or

•

we reasonably believe that the offering document for the offer and the sale of qualifying APM securities or qualifying capital securities, as the case may be, would not be in compliance with a rule or regulation of the SEC (for reasons other than those described in the immediately preceding bullet) and we are unable to comply with such rule or regulation or such compliance is unduly burdensome, provided that no single suspension period described in this bullet shall exceed 90 consecutive days and multiple suspension periods described in this bullet shall not exceed an aggregate of 180 days in any 360-day period.

We will be excused from our obligations under the alternative payment mechanism in respect of any interest payment date if we provide written certification to the indenture trustee (which the indenture trustee will promptly forward upon receipt to each holder of record of Trust Preferred Securities) no more than 15 and no less than 10 business days in advance of that interest payment date certifying that:

•	a market disruption event or supervisory event was existing after the immediately preceding interest payment date; and

•

either (a) the market disruption event or supervisory event continued for the entire period from the business day immediately following the preceding interest payment date to the business day immediately preceding the date on which that certification is provided or (b) the market disruption event or supervisory event continued for only part of this period, but we were unable after commercially reasonable efforts to raise sufficient eligible proceeds during the rest of that period to pay all accrued and unpaid interest.

We will not be excused from our obligations under the alternative payment mechanism if we determine not to pursue or complete the sale of qualifying APM securities due to pricing, dividend rate or dilution considerations.

Repayment of Principal

Scheduled maturity date. We must repay the principal amount of the junior subordinated notes, together with accrued and unpaid interest, on the scheduled maturity date (“scheduled maturity date”), subject to the limitations described below. Initially, the scheduled maturity date will be June 15, 2037, or if that date is not a business day, the following business day. We may elect to extend the scheduled maturity date up to two times, in each case for an additional 10-year period, on June 15, 2017 and June 15, 2027 (each, an “extension date”), and as a result the scheduled maturity date may be extended to June 15, 2047 or June 15, 2057 (or if either date is not a business day, the following business day), in each case if all the extension conditions are satisfied. We will provide irrevocable notice of an election to extend the scheduled maturity date of the junior subordinated notes no later than the 30th calendar day prior to the applicable extension date.

With respect to each extension date, the following criteria will constitute the “extension conditions:”

•

on the applicable extension date the junior subordinated notes are rated investment grade by each of Moody’s Investors Services Inc. (“Moody’s”) and Standard & Poor’s Ratings Service, a division of McGraw-Hill, Inc. (“S&P”), or, if Moody’s or S&P (or their respective successors) is no longer in existence, the equivalent rating by at least two nationally recognized statistical rating organizations within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act;

•	during the five years prior to the applicable extension date:

•	no event of default has occurred in the payment of any of our then outstanding debt for money borrowed; and

•	we did not have any outstanding deferred payments under any of our then outstanding preferred stock or debt securities; and

•

on the applicable extension date we delivered a written certification to the indenture trustee dated as of such date stating that on such extension date (i) we believe that the likelihood that we will elect to defer interest on the junior subordinated notes is remote, (ii) we expect to make all required payments on the junior subordinated notes in accordance with their terms, and (iii) we expect to be able to satisfy our obligations under the replacement capital covenant relating to the junior subordinated notes.

Our obligation to repay the junior subordinated notes on the scheduled maturity date is limited. We are required to repay the junior subordinated notes on the scheduled maturity date to the extent of the net proceeds that we have raised from the issuance of qualifying capital securities, as described under “Replacement Capital Covenant” below, within a 180-day period ending on a notice date not more than 15 and not less than 10 business days prior to the scheduled maturity date. If we have not raised sufficient proceeds to permit repayment of the principal and accrued and unpaid interest on all the junior subordinated notes on the scheduled maturity date, we will make a pro rata partial repayment of junior subordinated notes to the extent of the proceeds raised, and the unpaid amount will remain outstanding from monthly interest payment date to monthly interest payment date and will bear interest at the then applicable rate, and we will be required to repay the unpaid principal amount of the junior subordinated notes on each subsequent interest payment date to the extent of the net proceeds we receive from any subsequent issuance of qualifying capital securities, until all unpaid principal and accrued and unpaid interest have been paid in full from proceeds we have raised in accordance with the foregoing, or we redeem the junior subordinated notes or an event of default that results in the acceleration of the junior subordinated notes occurs.

We agree in the indenture to use our commercially reasonable efforts (except as described below) to raise sufficient net proceeds from the issuance of qualifying capital securities in a 180-day period ending on a notice date not more than 15 and not less than 10 business days prior to the scheduled maturity date to permit repayment of the junior subordinated notes in full on this date in accordance with the replacement capital covenant. We further agree in the indenture that if we are unable for any reason to raise sufficient proceeds to permit repayment in full of the junior subordinated notes on the scheduled maturity date, we will use our commercially reasonable efforts (except as described below) to raise sufficient proceeds to permit repayment on the next monthly interest payment date, and on each monthly interest payment date thereafter until the junior subordinated notes are paid in full.

Under certain circumstances described below involving the occurrence of a market disruption event, we will be excused from our obligation to use commercially reasonable efforts. Except under those circumstances, our failure to use our commercially reasonable efforts to raise these proceeds would be a breach of covenant under the indenture. However, in no event will such failure be an event of default thereunder.

Although under the replacement capital covenant the principal amount of junior subordinated notes that we may redeem or repay at any time may be based on the net cash proceeds from certain issuances during the applicable measurement period of Common Stock, rights to acquire Common Stock, mandatorily convertible preferred stock, debt exchangeable for common equity, debt exchangeable for preferred equity and REIT preferred securities in addition to qualifying capital securities, we have no obligation under the indenture to use commercially reasonable efforts to issue any securities other than qualifying capital securities or to use the proceeds of the issuance of any other securities to repay the junior subordinated notes on the scheduled maturity date or at any time thereafter if we issue such other securities.

We will deliver to the indenture trustee and the holders of the junior subordinated notes a written notice of repayment at least 10 but not more than 15 days before the expected repayment date, whether on the scheduled maturity date or otherwise. If any junior subordinated notes are to be repaid in part only, the notice of repayment will state the portion of the principal amount thereof to be repaid.

We may amend or supplement the replacement capital covenant from time to time with the consent of the holders of a majority in face amount of the specified series of indebtedness benefiting from the replacement capital covenant, provided that no such consent shall be required if (i) such amendment eliminates Common Stock, debt exchangeable for Common Stock, rights to acquire Common Stock and/or mandatorily convertible preferred stock for purposes of determining the extent to which repayment, redemption or purchase of the junior subordinated notes or Trust Preferred Securities is permitted in accordance with the replacement capital covenant and we have been advised in writing by a nationally recognized independent accounting firm that there is more than an insubstantial risk that the failure to do so would result in a reduction in our earnings per share as calculated for financial reporting purposes or (ii) such amendment or supplement is not adverse to the holders of the specified series of indebtedness benefiting from the replacement capital covenant and an officer of Webster has delivered to the holders of the such specified series of indebtedness in the manner provided for in the indenture, fiscal agency agreement or other instrument with respect to such indebtedness a written certificate stating that, in his or her determination, such amendment or supplement is not adverse to such holders, or (iii) the effect of such amendment or supplement is solely to impose additional restrictions on, or eliminate certain of, the types of securities qualifying as replacement capital securities (other than the securities covered by clause (i) above), and an officer of Webster has delivered to the holders of the specified series of indebtedness benefiting from the replacement capital covenant in the manner provided for in the indenture, fiscal agency agreement or other instrument with respect to such indebtedness a written certificate to that effect.

We generally may amend or supplement the replacement capital covenant without the consent of the holders of the junior subordinated notes or the Trust Preferred Securities. With respect to qualifying capital securities, we have agreed in the indenture for the junior subordinated notes that we will not amend the replacement capital covenant to impose additional restrictions on the type or amount of qualifying capital securities that we may include for purposes of determining whether or to what extent repayment, redemption or purchase of the junior subordinated notes or Trust Preferred Securities is permitted, except with the consent of holders of a majority by liquidation amount of the Trust Preferred Securities or, if the junior subordinated notes have been distributed by the Trust, a majority by principal amount of the junior subordinated notes.

Any unpaid amounts on the junior subordinated notes that remain outstanding beyond the scheduled maturity date will bear interest at an annual rate equal to one-month LIBOR, as defined above, plus 2.89%, accruing from that date.

“Commercially reasonable efforts” to sell our qualifying capital securities means commercially reasonable efforts to complete the offer and sale of our qualifying capital securities to third parties that are not subsidiaries of ours in public offerings or private placements. We will not be considered to have made commercially reasonable efforts to effect a sale of qualifying capital securities if we determine to not pursue or complete such sale due to pricing, coupon, dividend rate or dilution considerations.

We will be excused from our obligation under the indenture to use commercially reasonable efforts to sell qualifying capital securities to permit repayment of the junior subordinated notes if we provide written certification to the indenture trustee (which certification will be forwarded to each holder of record of Trust Preferred Securities) no more than 15 and no less than 10 business days in advance of the required repayment date certifying that:

•

a market disruption event was existing during the 180-day period preceding the date of the certificate or, in the case of any required repayment date after the scheduled maturity date, the 30-day period preceding the date of the certificate; and

•

either (i) the market disruption event continued for the entire 180-day period or 30-day period, as the case may be, or (ii) the market disruption event continued for only part of the period, but we were unable after commercially reasonable efforts to raise sufficient net proceeds during the rest of that period to permit repayment of the junior subordinated notes in full.

Net proceeds that we are permitted to apply to repayment of the junior subordinated notes on and after the scheduled maturity date will be applied, first, to pay deferred interest (including compounded interest thereon) to the extent of eligible proceeds under the alternative payment mechanism, second, to pay current interest that we are not paying from other sources and, third, to repay the principal of the junior subordinated notes; provided that if we are obligated to sell qualifying capital securities and apply the net proceeds to payments of principal of or interest on any outstanding securities in addition to the junior subordinated notes, then on any date and for any period the amount of net proceeds received by us from those sales and available for such payments shall be applied to the junior subordinated notes and those other securities having the same scheduled maturity date as the junior subordinated notes pro rata in accordance with their respective outstanding principal amounts and none of such net proceeds shall be applied to any other securities having a later scheduled maturity date until the principal of and all accrued and unpaid interest on the junior subordinated notes has been paid in full. If we raise less than $5 million of net proceeds from the sale of qualifying capital securities during the relevant 180-day or 30-day period, we will not be required to repay any junior subordinated notes on the scheduled maturity date or the next monthly interest payment date, as applicable, but we will use those net proceeds to repay the junior subordinated notes on the next monthly interest payment date as of which we have raised at least $5 million of net proceeds.

Final repayment date. Any principal amount of the junior subordinated notes, together with accrued and unpaid interest, will be due and payable on the final repayment date for the junior subordinated notes, regardless of the amount of qualifying capital securities we have issued and sold by that time. The final repayment date for the junior subordinated notes is initially June 15, 2067 (or, if such date is not a business day, the following business day), but may be extended at our option on each of the extension dates, in each case by an additional 10-year period, upon the satisfaction of the extension conditions described above under “—Scheduled Maturity Date.” As a result, the final repayment date may be extended to June 15, 2077 or June 15, 2087 (or, in each case, if such date is not a business day, the following business day). We may elect to extend the scheduled maturity date for the junior subordinated notes whether or not we also elect to extend the final repayment date, and we may elect to extend the final repayment date whether or not we also elect to extend the scheduled maturity date. We will provide irrevocable written notice of an election to extend the final repayment date of the junior subordinated notes no later than the 30th calendar day prior to the applicable extension date.

Repayment and Redemption

The junior subordinated notes:

•	are repayable on the scheduled maturity date or thereafter as described under “—Repayment of Principal” above;

•	are redeemable, in whole or in part, at our option (an “optional redemption”) at any time at the applicable redemption price set forth below;

•

are redeemable, in whole but not in part, at our option after the occurrence of a “tax event,” a “rating agency event” which occurs prior to June 15, 2017, a “capital treatment event” or an “investment company event,” each as defined below, and in each case at the applicable redemption price set forth below; and

•	are not subject to any sinking fund or similar provisions.

Any redemption of junior subordinated notes when the replacement capital covenant remains in effect will be subject to the restrictions described under “Replacement Capital Covenant” below. Moreover, if required under then-applicable capital guidelines and policies of the Federal Reserve, any redemption of the junior subordinated notes will be subject to prior approval of the Federal Reserve. Under current guidelines, Federal Reserve approval is generally required for redemption of the junior subordinated notes; however, such approval is not currently required in connection with the repayment of the junior subordinated notes on or after the scheduled maturity date.

Redemption Price Prior to June 15, 2017

The redemption price for any junior subordinated notes redeemed prior to June 15, 2017 will be as set forth in the following paragraph.

In the case of any optional redemption or redemption within 90 days after the occurrence of a “tax event” or a “rating agency event,” the redemption price will be equal to (i) 100% of the principal amount of the junior subordinated notes being redeemed or (ii) if greater, the present value of scheduled payments of principal and interest from the redemption date (not including any portion of such payments of interest accrued to but excluding the date of redemption) to June 15, 2017 on the junior subordinated notes being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the “treasury rate” plus the “applicable spread” (each as defined below), in each case plus accrued and unpaid interest to the redemption date. In the case of a redemption within 90 days after the occurrence of a “capital treatment event” or an “investment company event,” the redemption price will be equal to 100% of the principal amount of the junior subordinated notes, plus accrued and unpaid interest to the redemption date.

Redemption Price On and After June 15, 2017 and Prior to the Scheduled Maturity Date

The redemption price for any junior subordinated notes redeemed on or after June 15, 2017 and prior to the scheduled maturity date will be as set forth in the following paragraph.

In the case of any optional redemption, other than an optional redemption that occurs on an “optional par redemption date” (as defined below), the redemption price will be equal to (i) 100% of the principal amount of the junior subordinated notes being redeemed or (ii) if greater, the present value of scheduled payments of principal and interest from the redemption date (not including any portion of such payments of interest accrued to but excluding the date of redemption) to the next succeeding optional par redemption date on the junior subordinated notes being redeemed (assuming for this purposes that the principal amount of the junior subordinated notes were payable on such next succeeding optional par redemption date), discounted to the redemption date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to three-month LIBOR applicable to the interest period immediately preceding the date on which the junior subordinated notes are redeemed (which three-month LIBOR rate will also, for purposes of calculating such redemption price, be the rate used in calculating the amount of each scheduled payment of interest to the next succeeding optional par redemption date), in each case plus accrued and unpaid interest to the redemption date. In the case of a redemption on an optional par redemption date or within 90 days after the occurrence of a “tax event,” a “capital treatment event” or an “investment company event,” the redemption price will be equal to 100% of the principal amount of the junior subordinated notes, plus accrued and unpaid interest to the redemption date.

Redemption Price On and After the Scheduled Maturity Date

On and after the scheduled maturity date, the junior subordinated notes will be redeemable at any time at a redemption price equal to the principal amount of the junior subordinated notes, plus accrued and unpaid interest to the redemption date.

Certain Definitions

“Optional par redemption date” means June 15, 2017 and each date thereafter that is the fifth anniversary of a prior optional par redemption date.

“Tax event” means the receipt by Webster of a written opinion of counsel experienced in such matters to the effect that, as a result of any:

•

amendment to or change in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or becomes effective on or after the date of issuance of the Trust Preferred Securities;

•	proposed change in those laws or regulations that is announced after the date of this Exchange Offer;

•

official administrative decision or judicial decision or administrative or other official pronouncement interpreting or applying those laws or regulations that is announced on or after the date of issuance of the Trust Preferred Securities; or

•

threatened challenge asserted in connection with an audit of us, the Trust or our subsidiaries, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Trust Preferred Securities, which challenge becomes publicly known after the issuance of the Trust Preferred Securities;

there is more than an insubstantial risk that:

•	the Trust is, or will be, subject to United States federal income tax with respect to income received or accrued on the junior subordinated notes;

•	interest payable by us on the junior subordinated notes is not, or will not be, deductible by us, in whole or in part, for United States federal income tax purposes; or

•	the Trust is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

“Rating agency event” means a change by any nationally recognized statistical rating organization within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act that currently publishes a rating for us (a “rating agency”) to its equity credit criteria for securities such as the junior subordinated notes, as such criteria are in effect on the date of this Exchange Offer (the “current criteria”), which change results in a lower equity credit being given to the junior subordinated notes as of the date of such change than the equity credit that would have been assigned to the junior subordinated notes as of the date of such change by such rating agency pursuant to its current criteria. For the avoidance of doubt, a rating agency event will not have occurred if at any future date the equity credit given to the junior subordinated notes is reduced solely due to a failure to extend the scheduled maturity date or the final repayment date of the junior subordinated notes.

For the purposes of determining the redemption price payable with respect to any junior subordinated notes redeemed prior to June 15, 2017:

•

“treasury rate” means the semi-annual equivalent yield to maturity of the “treasury security” that corresponds to the “treasury price” (calculated in accordance with standard market practice and computed as of the second trading day preceding the redemption date);

•

“treasury security” means the United States Treasury security that the “treasury dealer” determines would be appropriate to use, at the time of determination and in accordance with standard market practice, in pricing the junior subordinated notes being redeemed in a tender offer based on a spread to United States Treasury yields;

•

“treasury price” means the bid-side price for the treasury security as of the third trading day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York on that trading day and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities,” except that: (i) if that release (or any successor release) is not published or does not contain that price information on that trading day; or (ii) if the treasury dealer determines that the price information is not reasonably reflective of the actual bid-side price of the treasury security prevailing at 3:30 p.m., New York City time, on that trading day, then treasury price will instead mean the bid-side price for the treasury security at or around 3:30 p.m., New York City time, on that trading day (expressed on a next trading day settlement basis) as determined by the treasury dealer through such alternative means as are commercially reasonable under the circumstances;

•

“treasury dealer” means Merrill Lynch Government Securities, Inc. (or its successor) or, if Merrill Lynch Government Securities, Inc. (or its successor) refuses to act as treasury dealer for this purpose or ceases to be a primary U.S. Government securities dealer, another nationally recognized investment banking firm that is a primary U.S. Government securities dealer specified by us for these purposes; and

•	“applicable spread” means 0.50% if the redemption is within 90 days after the occurrence of a tax event or a rating agency event and 0.35% in all other cases.

“Investment company event” means the receipt by the Trust of an opinion of nationally recognized independent counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative, governmental, regulatory or legislative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Trust Preferred Securities, there is more than an insubstantial risk that the Trust is, or will be, considered an “investment company” that is required to be registered under the Investment Company Act.

“Capital treatment event” means our reasonable determination based on a written opinion of counsel experienced in such matters, who may be an employee of Webster or of any of our affiliates, that, as a result of:

•

any amendment to, or clarification of, or change (including any announced prospective change) in applicable laws (or any rules, regulations or official interpretations thereunder) of the United States or any political subdivision thereof or therein; or

•

any official or administrative pronouncement or action or judicial decision interpreting or applying such laws, rules or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of issuance of the Trust Preferred Securities;

there is more than an insubstantial risk that we will not be entitled to treat an amount equal to all (or any substantial portion of) the aggregate liquidation amount of the Trust Preferred Securities as “Tier 1 capital” (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to us.

General

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of junior subordinated notes to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the junior subordinated notes or portions thereof called for redemption.

We may not redeem the junior subordinated notes in part if the principal amount has been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest, including deferred interest, has been paid in full on all outstanding junior subordinated notes for all interest periods terminating on or before the redemption date.

In the event of any redemption, neither we nor the indenture trustee will be required to:

•

issue, register the transfer of, or exchange, junior subordinated notes during a period beginning at the opening of business 15 days before the day of selection for redemption of junior subordinated notes and ending at the close of business on the day of mailing of notice of redemption; or

•	transfer or exchange any junior subordinated notes so selected for redemption, except, in the case of any junior subordinated notes being redeemed in part, any portion thereof not to be redeemed.

Subordination

Our obligations to pay interest and premium (if any) on, and principal of, the junior subordinated notes are subordinate and junior in right of payment and upon liquidation to all our senior and subordinated debt, whether now outstanding or subsequently incurred, including all of our indebtedness for money borrowed, and other indebtedness evidenced by bonds, debentures, notes or similar instruments, similar obligations arising from off-balance sheet guarantees and direct credit substitutes, obligations associated with derivative products including but not limited to interest rate and foreign exchange contracts and futures contracts relating to mortgages, commodity contracts, capital lease obligations and guarantees of any of the foregoing, but not including trade accounts payable and accrued liabilities arising in the ordinary course of business, which rank equally in right of payment and upon liquidation with the junior subordinated notes and other debt securities and guarantees that by their terms do not rank senior or pari passu in right of payment to the junior subordinated notes; provided, however, that the junior subordinated notes and the guarantee rank equally upon liquidation with any Pari Passu Securities. “Pari Passu Securities” means (i) indebtedness that, among other things, (a) qualifies, or is issued to financing vehicles issuing securities that qualify, as Tier 1 capital of Webster under the capital guidelines of the Federal Reserve and (b) by its terms ranks equally with the junior subordinated notes in right of payment and upon liquidation; and (ii) guarantees of indebtedness described in clause (i) or securities issued by one or more financing vehicles described in clause (i). Pari Passu Securities do not include our junior subordinated debentures or guarantees issued in connection with our outstanding traditional trust preferred securities, each of which ranks or will rank senior to the Trust Preferred Securities and any junior subordinated debentures or guarantees that may be issued in the future (except for future indebtedness that is expressly pari passu or subordinated to the junior subordinated notes). We refer to our obligations to which the junior subordinated notes are subordinated upon liquidation as our “senior and subordinated debt.” All liabilities of our subsidiaries including trade accounts payable and accrued liabilities arising in the ordinary course of business are effectively senior to the junior subordinated notes to the extent of the assets of such subsidiaries.

Notwithstanding the foregoing or any other provision of the indenture, provided that we are not subject to a bankruptcy, insolvency, liquidation or similar proceeding, we may pay interest or principal on parity securities, as that term is defined under “—Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances” above, in accordance with that section and free of the limitations described in the preceding paragraph.

In addition, we will not incur any additional indebtedness for borrowed money that ranks pari passu with or junior to the junior subordinated notes except in compliance with then-current Federal Reserve regulations and guidelines applicable to us.

If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all senior and subordinated debt, including any interest accrued before and after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the junior subordinated notes. In such an event, we will pay or deliver directly to the holders of senior and subordinated debt and of other indebtedness described in the previous sentence, any payment or distribution otherwise payable or deliverable to holders of the junior subordinated notes until we have paid all senior and subordinated debt, including accrued interest, in full. Notwithstanding the subordination provisions discussed in this paragraph, we may make payments or distributions on the junior subordinated notes so long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•	payment on those securities is subordinate to outstanding senior and subordinated debt and any securities issued with respect to senior and subordinated debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the junior subordinated notes, provided that the rights of the holders of the senior and subordinated debt are not altered by such reorganization or readjustment.

If such events in bankruptcy, insolvency or reorganization occur, after we have paid in full all amounts owed on senior and subordinated debt, the holders of junior subordinated notes together with the holders of any of our other obligations ranking equal with the junior subordinated notes will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the junior subordinated notes and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to the junior subordinated notes.

If we violate the indenture by making a payment or distribution to holders of the junior subordinated notes before we have paid all the senior and subordinated debt in full, then such holders of the junior subordinated notes will have to pay or transfer the payments or distributions to the trustee in bankruptcy, receiver, liquidating trustee or other person distributing our assets for payment of the senior and subordinated debt. Notwithstanding the subordination provisions discussed in this paragraph, holders of junior subordinated notes will not be required to pay, or transfer payments or distributions to, holders of senior and subordinated debt so long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•

payment on those securities is subordinate to outstanding senior and subordinated debt and any securities issued with respect to senior and subordinated debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the junior subordinated notes, provided that the rights of the holders of the senior and subordinated debt are not altered by such reorganization or readjustment.

Because of the subordination, if we become insolvent, holders of senior and subordinated debt may receive more, ratably, and holders of the junior subordinated notes having a claim pursuant to those securities may receive less, ratably, than our other creditors. This type of subordination will not prevent an event of default from occurring under the indenture in connection with the junior subordinated notes.

We may modify or amend the indenture as provided under “—Modification of Indenture” below. However, the modification or amendment may not, without the consent of the holders of all senior and subordinated debt outstanding, modify any of the provisions of the indenture relating to the subordination of the junior subordinated notes in a manner that would adversely affect the holders of senior and subordinated debt.

The indenture places no limitation on the amount of senior and subordinated debt that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting senior and subordinated debt.

Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership

The indenture provides that a holder of junior subordinated notes, by that holder’s acceptance of the junior subordinated notes, agrees that in certain events of our bankruptcy, insolvency or receivership prior to the redemption or repayment of its junior subordinated notes, that holder of junior subordinated notes will have no claim for, and thus no right to receive, optionally deferred and unpaid interest (including compounded interest thereon) that has not been settled through the application of the alternative payment mechanism to the extent the amount of such interest exceeds the sum of (x) the first two years of accumulated and unpaid interest (including compounded interest thereon) on such holder’s junior subordinated notes and (y) an amount equal to such holder’s pro rata share of the excess, if any, of the “preferred stock issuance cap” over the aggregate amount of net proceeds from the sale of “qualifying preferred stock” that we have applied to pay such interest pursuant to the alternative payment mechanism. Each holder of junior subordinated notes is deemed to agree that to the extent the remaining claim exceeds the amount set forth in clause (x), the amount it receives in respect of such excess shall not exceed the amount it would have received had the claim for such excess ranked pari passu with the interests of the holders, if any, of “qualifying preferred stock.”

Additional Interest

If the junior subordinated notes are owned by the Trust and if the Trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes (including backup withholding taxes), imposed by the United States, or any other taxing authority, then we will be required to pay additional interest on the junior subordinated notes. The amount of any additional interest will be an amount sufficient so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts that the Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the Trust will be in the same position it would have been in if it did not have to pay such taxes, duties, assessments or other charges.

Payment; Exchange; Transfer

We appointed a paying agent from whom holders of junior subordinated notes can payment of the principal of and any premium and interest on the junior subordinated notes. We may elect to pay any interest on the junior subordinated notes by mailing a check to the person listed as the owner of the junior subordinated notes in the security register or by wire transfer to an account designated by that person in writing not less than 10 days before the date of the interest payment. One of our affiliates may serve as the paying agent under the indenture. We will pay interest on the junior subordinated notes:

•	on an interest payment date to the person in whose name that junior subordinated note is registered at the close of business on the record date relating to that interest payment date; and

•	on the date of maturity or earlier redemption or repayment to the person who surrenders such junior subordinated note at the office of our appointed paying agent.

Any money that we pay to a paying agent for the purpose of making payments on the junior subordinated notes and that remains unclaimed two years after the payments were due will, at our request, be returned to us and after that time any holder of such junior subordinated note can only look to us for the payments on such junior subordinated note.

Any junior subordinated note can be exchanged for other junior subordinated notes so long as such other junior subordinated notes are denominated in authorized denominations and have the same aggregate principal amount and same terms as the junior subordinated notes that were surrendered for exchange. The junior subordinated notes may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in a place of payment. There will be no service charge for any registration of transfer or exchange of the junior subordinated notes, but we may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the junior subordinated notes. We may at any time rescind the designation or approve a change in the location of any office or agency, in addition to the security registrar, designated by us where holders can surrender the junior subordinated notes for registration of transfer or exchange. However, we are required to maintain an office or agency in each place of payment for the junior subordinated notes.

Denominations

The junior subordinated notes are issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000. The junior subordinated notes are held in book-entry form only, as described under “Book-Entry System,” and are held in the name of DTC or its nominee.

Limitation on Mergers and Sales of Assets

The indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:

•

the resulting or acquiring entity, if other than us, is organized and existing under the laws of the United States, any State thereof or the District of Columbia and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

•	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and

•	certain other conditions as prescribed in the indenture are met.

If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in such indenture with the same effect as if it had been an original party to the indenture. As a result, such successor entity may exercise our rights and powers under the indenture, in our name and, except in the case of a lease of all or substantially all of our properties and assets, we will be released from all our liabilities and obligations under the indenture and under the junior subordinated notes.

Events of Default; Waiver and Notice

The following events are “events of default” with respect to the junior subordinated notes:

•

default in the payment of interest, including compounded interest, in full on any junior subordinated notes for a period of 30 days after the conclusion of a 10-year period following the commencement of any deferral period;

•	certain events of bankruptcy, insolvency or reorganization involving Webster; or

•

receivership of a major subsidiary depository institution of Webster within the meaning of the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies. As of the date of this Offer to Exchange, Webster Bank is Webster’s only major subsidiary depository institution.

The indenture for the junior subordinated notes provides that the indenture trustee must give holders notice of all defaults or events of default within 30 days after it becomes actually known to a responsible officer of the indenture trustee. However, except in the cases of a default or an event of default in payment on the junior subordinated notes, the indenture trustee will be protected in withholding the notice if its responsible officers determine that withholding of the notice is in the interest of such holders.

Subject to the last sentence of this paragraph, if an event of default under the indenture occurs and continues, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding junior subordinated notes may declare the entire principal and all accrued but unpaid interest on all junior subordinated notes to be due and payable immediately. If the indenture trustee or the holders of junior subordinated notes do not make such declaration and the junior subordinated notes are beneficially owned by the Trust or trustee of the Trust, the property trustee or the holders of at least 25% in aggregate liquidation amount of the Trust Preferred Securities shall have such right. If an event of default arises from certain events of bankruptcy, insolvency or reorganization involving us, the principal amount and all accrued and unpaid interest on the junior subordinated notes will become due and payable immediately without declaration from the trustee or any holder of the junior subordinated notes.

If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding junior subordinated notes can, subject to certain conditions (including, if the junior subordinated notes are held by the Trust or the trustee of the Trust, the consent of the holders of at least a majority in aggregate liquidation amount of the Trust Preferred Securities), rescind the declaration. If the holders of the junior subordinated notes do not rescind such declaration and the junior subordinated notes are beneficially owned by the Trust or trustee of the Trust, the holders of at least a majority in aggregate liquidation amount of the Trust Preferred Securities shall have such right.

The holders of a majority in aggregate principal amount of the outstanding junior subordinated notes may waive any past default, except:

•	a default in payment of principal or any premium or interest; or

•	a default under any provision of the indenture that itself cannot be modified or amended without the consent of the holder of each outstanding junior subordinated note.

If the junior subordinated notes are beneficially owned by the Trust or a trustee of the Trust, any such waiver shall require a consent of the holders of at least a majority in aggregate liquidation amount of the Trust Preferred Securities.

The holders of a majority in principal amount of the junior subordinated notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, subject to the provisions of the indenture.

We are required to file an officer’s certificate with the indenture trustee each year that states, to the knowledge of the certifying officer, whether or not any defaults exist under the terms of the indenture.

If the junior subordinated notes are beneficially owned by the Trust or a trustee of the Trust, a holder of Trust Preferred Securities may institute a direct action against us if we fail to make interest or other payments on the junior subordinated notes when due, taking into account any deferral period. A direct action may be brought without first:

•	directing the property trustee to enforce the terms of the junior subordinated notes; or

•	suing us to enforce the property trustee’s rights under the junior subordinated notes.

This right of direct action cannot be amended in a manner that would impair the rights of the holders of the Trust Preferred Securities without the consent of all such holders.

Our failure to comply with any of the covenants in the indenture (including but not limited to our obligations under the alternative payment mechanism and our obligation to use commercially reasonable efforts to raise sufficient net proceeds from the issuance of qualifying capital securities to permit repayment of the junior subordinated notes in full on the scheduled maturity date and, if applicable, on each monthly interest payment date thereafter until sufficient net proceeds have been raised to repay the junior subordinated notes in full), other than any such failure that would constitute an event of default as described above, will not give rise to a contractual right of acceleration under the indenture.

Actions Not Restricted by Indenture

The indenture does not restrict our ability to:

•	incur, assume or become liable for any type of debt or other obligation;

•	create liens on our property for any purpose; or

•

pay dividends or make distributions on our capital stock or repurchase or redeem our capital stock, except as set forth under “—Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances” above.

The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the indenture does not contain any provisions that would require us to repurchase or redeem or modify the terms of any of the junior subordinated notes upon a change of control or other event involving us that may adversely affect the creditworthiness of the junior subordinated notes.

The alternative payment mechanism, which is implemented through our covenants in the indenture, does not affect the ability of the Federal Reserve to allow or require us to issue qualifying APM securities for supervisory purposes independent of, and not restricted by, the alternative payment mechanism or the other terms of the junior subordinated notes.

No Protection in the Event of a Highly Leveraged Transaction

The indenture does not protect holders from a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations, or similar restructurings or other highly leveraged transactions.

Distribution of Corresponding Assets

If the junior subordinated notes are owned by the Trust, under circumstances involving the dissolution of the Trust, the junior subordinated notes may be distributed to the holders of the Trust securities in liquidation of the Trust after satisfaction of the Trust’s liabilities to its creditors, provided that any required regulatory approval is obtained. See “Description of the Trust Preferred Securities—Optional Liquidation of Trust and Distribution of junior subordinated notes to Holders.”

If the junior subordinated notes are distributed to the holders of Trust Preferred Securities, we anticipate that the depositary arrangements for the junior subordinated notes will be substantially identical to those in effect for the Trust Preferred Securities. See “Book-Entry System” below.

Modification of Indenture

Under the indenture, certain of our rights and obligations and certain of the rights of holders of the junior subordinated notes may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding junior subordinated notes. However, the following modifications and amendments will not be effective against any holder without its consent:

•

a change in the stated maturity date of any payment of principal or interest (including any additional interest), including the scheduled maturity date and the final repayment date (other than changes upon an extension as described under “—Repayment of Principal” above);

•	a reduction in any of the payments due on the junior subordinated notes or a change in the manner of calculating such payments in a manner adverse to holders of the junior subordinated notes;

•

a change in the place of payment of the junior subordinated notes that is adverse to holders of the junior subordinated notes or a change in the currency in which any payment on the junior subordinated notes is payable;

•	a limitation of a holder’s right to sue us for the enforcement of payments due on the junior subordinated notes;

•

a reduction in the percentage of outstanding junior subordinated notes required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture;

•	a reduction in the requirements contained in the indenture for quorum or voting;

•	a change in the subordination of the junior subordinated notes in a manner adverse to holders; and

•	a modification of any of the foregoing requirements contained in the indenture.

Under the indenture, the holders of at least a majority of the aggregate principal amount of the outstanding junior subordinated notes may, on behalf of all holders of the junior subordinated notes, waive compliance by us with any covenant or condition contained in the indenture.

If the junior subordinated notes are held by or on behalf of the Trust, no modification may be made that adversely affects the holders of the Trust Preferred Securities in any material respect, and no termination of the indenture may occur, and no waiver of any compliance with any covenant will be effective without the prior consent of a majority in liquidation amount of the Trust Preferred Securities. If the consent of the holder of each outstanding junior subordinated note is required for such modification or waiver, no such modification or waiver shall be effective without the prior consent of each holder of the Trust Preferred Securities.

We and the indenture trustee may execute, without the consent of any holder of junior subordinated notes, any supplemental indenture for the purposes of:

•	evidencing the succession of another corporation to us, and the assumption by such successor of our covenants contained in the indenture and the junior subordinated notes;

•

adding covenants of us for the benefit of the holders of the junior subordinated notes, transferring any property to or with the indenture trustee or surrendering any of our rights or powers under the indenture;

•	adding any additional events of default for the junior subordinated notes or changing any existing events of default in a manner that is not adverse to the holders of the junior subordinated notes;

•

changing or eliminating any restrictions on the payment of principal or premium, if any, on junior subordinated notes in registered form, provided that any such action shall not adversely affect the interests of the holders of the junior subordinated notes of any series in any material respect;

•	evidencing and providing for the acceptance of appointment under the indenture by a successor trustee with respect to the junior subordinated notes;

•

curing any ambiguity, correcting or supplementing any provision in the indenture that may be defective or inconsistent with any other provision therein or making any other provisions with respect to matters or questions arising under the indenture that shall not be inconsistent with any provision therein, provided that such other provisions shall not adversely affect the interests of the holders of the junior subordinated notes in any material respect or if the junior subordinated notes are beneficially owned by the Trust and for so long as any of the Trust Preferred Securities shall remain outstanding, the holders of the Trust Preferred Securities;

•

adding to, changing or eliminating any provision of the indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act, provided that such action shall not adversely affect the interest of the holders of the junior subordinated notes in any material respect; or

•	conforming the terms of the indenture and the junior subordinated notes to the description of the junior subordinated notes herein, in the manner provided in the indenture.

Governing Law

The indenture and the junior subordinated notes are governed by, and construed in accordance with, the laws of the State of New York.

The Indenture Trustee

The indenture trustee has all of the duties and responsibilities specified under the Trust Indenture Act. Other than its duties in a case of default, the indenture trustee is under no obligation to exercise any of the powers under the indenture at the request, order or direction of any holders of junior subordinated notes unless offered reasonable indemnification.

Miscellaneous

We or our affiliates may from time to time purchase any of the junior subordinated notes that are then outstanding by tender, in the open market or by private agreement.

DESCRIPTION OF THE GUARANTEE

The following is a brief description of the terms of the guarantee. It does not purport to be complete in all respects. This description is subject to, and is qualified in its entirety by reference to, the guarantee (including the definitions therein of certain terms), a form of which was incorporated by reference as an exhibit to the registration statement under which the Trust Preferred Securities were registered with the SEC.

General

The guarantee agreement (the “guarantee”) was executed and delivered by Webster for the benefit of the holders of the Trust Preferred Securities. Webster irrevocably and unconditionally agreed to pay in full, except to the extent paid by or on behalf of the Trust, as and when due, the following payments, which are referred to as the “guarantee payments,” without duplication:

•	any accumulated and unpaid distributions required to be paid on the Trust Preferred Securities, to the extent the Trust has funds available to make the payment at the time;

•	the redemption price for any Trust Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available to make the payment at the time; and

•

upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust, other than in connection with a distribution of a like amount of junior subordinated notes to the holders of the Trust Preferred Securities, the lesser of:

•

the aggregate of the liquidation amount and all accumulated and unpaid distributions on the Trust Preferred Securities to the date of payment, to the extent the Trust has funds available to make the payment at such time; and

•	the amount of assets of the Trust remaining available for distribution to holders of the Trust Preferred Securities upon liquidation of the Trust.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the Trust Preferred Securities or by causing the Trust to pay the amounts to the holders.

The guarantee applies to any of the guarantee payments only to the extent that the Trust shall have funds available for such payment and shall have not applied such funds to make the payment. If we do not make a required payment on the junior subordinated notes, the Trust will not have sufficient funds to make the related payments on the Trust Preferred Securities. The guarantee does not cover payments on the Trust Preferred Securities when the Trust does not have sufficient funds to make these payments. If we do not pay any amounts on the junior subordinated notes when due, holders of the Trust Preferred Securities must rely on the enforcement by the property trustee of its rights as registered holder of the junior subordinated notes or proceed directly against us for payment of any amounts due on the junior subordinated notes. See “—Status of the Guarantee” below. Because we are a holding company, our rights to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. The guarantee does not limit the incurrence or issuance by us of other secured or unsecured indebtedness.

The guarantee is qualified as an indenture under the Trust Indenture Act. The Bank of New York Mellon acts as “guarantee trustee” for the guarantee for purposes of compliance with the provisions of the Trust Indenture Act. The guarantee trustee holds the guarantee for the benefit of the holders of the Trust Preferred Securities.

Effect of the Guarantee

The guarantee, when taken together with our obligations under the indenture and the Trust’s obligations under the Trust Agreement, including the obligations to pay costs, expenses, debts and liabilities of the Trust, other than with respect to the Trust securities, has the effect of providing a full and unconditional guarantee on a subordinated basis of payments due on the Trust Preferred Securities. See “Relationship among Trust Preferred Securities, Junior Subordinated Notes and Guarantee.”

Status of the Guarantee

The guarantee is unsecured and ranks:

•	subordinate and junior in right of payment to all our senior and subordinated debt in the same manner as our junior subordinated notes as set forth in the indenture; and

•

equally with all other guarantees for payments on trust preferred securities that we issue in the future to the extent the related subordinated debentures by their terms rank pari passu with the junior subordinated notes, our subordinated debentures that we issue in the future to the extent that they, by their terms, rank pari passu with the junior subordinated notes and any of our other present or future obligations that by their terms rank pari passu with such guarantee (including any expense agreements entered into by us with respect to such pari passu securities).

The guarantee constitutes a guarantee of payment and not of collection, which means that the guaranteed party may sue the guarantor to enforce its rights under the guarantee without suing any other person or entity. The guarantee is held for the benefit of the holders of the Trust Preferred Securities. The guarantee may be discharged only by payment of the guarantee payments in full to the extent not paid by the Trust or upon the distribution of junior subordinated notes to the holders of the Trust securities in exchange for all the Trust securities.

Amendments and Assignment

The guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding Trust Preferred Securities. No vote is required, however, for any changes that do not adversely affect the rights of holders of the Trust Preferred Securities in any material respect. All guarantees and agreements contained in the guarantee bind our successors, assignees, receivers, trustees and representatives and are for the benefit of the holders of the Trust Preferred Securities outstanding.

Termination of the Guarantee

The guarantee will terminate:

•	upon full payment of the redemption price of all Trust Preferred Securities;

•	upon the distribution of the junior subordinated notes in exchange for all of the Trust securities; or

•	upon full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Trust.

The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Preferred Securities must restore payment of any sums paid under the Trust Preferred Securities or the guarantee.

Events of Default

An event of default under the guarantee will occur if we fail to perform any payment obligation under the guarantee, or if we default in the performance of any other obligation under the guarantee and such default remains unremedied for 30 days. The holders of a majority in liquidation amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee. Any holder of Trust Preferred Securities may institute a legal proceeding directly against us to enforce the guarantee trustee’s rights and our obligations under the guarantee, without first instituting a legal proceeding against the Trust, the guarantee trustee or any other person or entity.

As guarantor, we are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all applicable conditions and covenants under the guarantee.

Information Concerning the Guarantee Trustee

Prior to the occurrence of an event of default relating to the guarantee, the guarantee trustee is required to perform only the duties that are specifically set forth in the guarantee. Following the occurrence of an event of default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of Trust Preferred Securities, unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.

We and our affiliates may maintain certain accounts and other banking relationships with the guarantee trustee and its affiliates in the ordinary course of business.

Governing Law

The guarantee is governed by and construed in accordance with the laws of the State of New York.

RELATIONSHIP AMONG TRUST PREFERRED SECURITIES, JUNIOR SUBORDINATED NOTES AND GUARANTEE

As set forth in the Trust Agreement, the exclusive purposes of the Trust are:

•	issuing and selling the Trust securities representing beneficial interests in the Trust;

•	investing the gross proceeds from the sale of the Trust securities in the junior subordinated notes; and

•	engaging in only those activities necessary or incidental thereto.

As long as payments of interest and other payments are made when due on the junior subordinated notes, those payments will be sufficient to cover the distributions and payments due on the Trust securities. This is due to the following factors:

•	the Trust will hold an aggregate principal amount of junior subordinated notes equal to the sum of the aggregate liquidation amount of the Trust Preferred Securities and Trust’s common securities;

•	the interest rate on the junior subordinated notes will match the distribution rate on the Trust Preferred Securities and Trust’s common securities;

•	the interest and other payment dates on the junior subordinated notes will match the distribution dates for the Trust Preferred Securities and Trust’s common securities;

•

under the Trust Agreement, we will pay, and the Trust will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of the Trust, other than those relating to such Trust securities; and

•	the Trust Agreement further provides that the trustees may not cause or permit the Trust to engage in any activity that is not consistent with the purposes of the Trust.

To the extent that the Trust has sufficient funds available, we guarantee payments of distributions and other payments due on the Trust securities to the extent described herein. If we do not make interest payments on the junior subordinated notes, the Trust will not have sufficient funds to pay distributions on the Trust securities. The guarantee is a subordinated guarantee in relation to the Trust securities. The guarantee does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions. See “Description of the Guarantee.”

We have the right to set off any payment that we are otherwise required to make under the indenture with any payment that we have previously made or are concurrently on the date of such payment making under the guarantee.

The guarantee covers the payment of distributions and other payments on the Trust securities only if and to the extent that we have made a payment of interest or principal or other payments on the junior subordinated notes. The guarantee, when taken together with our obligations under the junior subordinated notes and the indenture and our obligations under the Trust Agreement, provides a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the Trust securities.

If we fail to make interest or other payments on the junior subordinated notes when due, taking into account any deferral period, the Trust Agreement allows the holders of the Trust Preferred Securities to direct the property trustee to enforce its rights under the junior subordinated notes. If the property trustee fails to enforce these rights, any holder of Trust Preferred Securities may directly sue us to enforce such rights without first suing the property trustee or any other person or entity.

A holder of Trust Preferred Securities may institute a direct action if we fail to make interest or other payments on the junior subordinated notes when due, taking into account any deferral period. A direct action may be brought without first:

•	directing the property trustee to enforce the terms of the junior subordinated notes; or

•	suing us to enforce the property trustee’s rights under the junior subordinated notes.

We acknowledge that the guarantee trustee will enforce the guarantee on behalf of the holders of the Trust Preferred Securities. If we fail to make payments under the guarantee, the holders of the Trust Preferred Securities may direct the guarantee trustee to enforce its rights under such guarantee. If the guarantee trustee fails to enforce the guarantee, any holder of Trust Preferred Securities may directly sue us to enforce the guarantee trustee’s rights under the guarantee. Such holder need not first sue the Trust, the guarantee trustee, or any other person or entity. A holder of Trust Preferred Securities may also directly sue us to enforce such holder’s right to receive payment under the guarantee. Such holder need not first direct the guarantee trustee to enforce the terms of the guarantee or sue the Trust or any other person or entity.

We and the Trust believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by us of payments due on the Trust Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes this full and unconditional guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of the Trust’s obligations under the Trust Preferred Securities.

Limited Purpose of Trust

The Trust securities evidence beneficial interests in the Trust. A principal difference between the rights of a holder of a Trust security and a holder of junior subordinated notes is that a holder of junior subordinated notes would be entitled to receive from the issuer the principal amount of and interest accrued on such junior subordinated notes, while a holder of Trust securities is entitled to receive distributions from the Trust, or from us under the guarantee, if and to the extent the Trust has funds available for the payment of such distributions.

Rights upon Dissolution

Upon any voluntary or involuntary dissolution of the Trust, holders of each class of Trust Preferred Securities will receive the distributions described under “Description of the Trust Preferred Securities—Optional Liquidation of Trust and Distribution of Junior Subordinated Notes to Holders.” Upon any voluntary or involuntary liquidation or bankruptcy of Webster, the holders of the junior subordinated notes would be subordinated creditors of Webster, subordinated in right of payment to all indebtedness senior to the junior subordinated notes as set forth in the indenture, but entitled to receive payment in full of principal and interest before any of our shareholders receive distributions. Since we are the guarantor under the guarantee and have agreed to pay for all costs, expenses and liabilities of the Trust, other than the Trust’s obligations to the holders of the Trust securities, the positions of a holder of Trust Preferred Securities relative to other creditors and to our shareholders in the event of liquidation or bankruptcy are expected to be substantially the same as if that holder held the corresponding assets of the Trust directly.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

In this section, we summarize certain material U.S. federal income tax considerations relating to the holders of Securities who, pursuant to the Exchange Offer, exchange such Securities for shares of our Common Stock and cash (if any). This summary deals only with Securities and our Common Stock held as capital assets (as defined in the Internal Revenue Code of 1986, as amended (the “Code”)).

We do not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are a holder subject to special rules, such as a bank, thrift institution, real estate investment trust, regulated investment company, personal holding company, insurance company or a broker, trader or dealer in securities or currencies. Further, we do not address:

•	the U.S. federal income tax consequences to you if you are a tax exempt organization that exchanges Securities for Common Stock and cash (if any) pursuant to the Exchange Offer;

•	the U.S. federal estate, gift or alternative minimum tax consequences to you of an exchange of Securities for Common Stock and cash (if any) pursuant to the Exchange Offer;

•

the U.S. federal income tax consequences to you if you hold the Securities or our Common Stock in a “straddle” or as part of a “hedging,” “conversion” or “constructive sale” transaction or if your “functional currency” is not the U.S. dollar; or

•	any state, local or foreign tax consequences to you of an exchange of Securities for Common Stock and cash (if any) pursuant to the Exchange Offer.

This summary is based on the Code, U.S. Treasury regulations (proposed, temporary and final) issued thereunder and administrative and judicial interpretations thereof, all as they currently exist as of the date hereof and all of which are subject to change, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below.

This summary (i) was not intended or written to be used and cannot be used by any taxpayer for the purpose of avoiding penalties, and (ii) was written to support the promotion and marketing of the transaction or matters addressed herein. All persons considering participating in the Exchange Offer should consult their tax advisors regarding the U.S. federal income tax consequences of an exchange of Securities for Common Stock and cash (if any) pursuant to the Exchange Offer in their particular circumstances and regarding the tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction and under any applicable tax treaty of an exchange of Securities for Common Stock and cash (if any) pursuant to the Exchange Offer.

You are a “U.S. Holder” if you are a beneficial owner of the Securities or our Common Stock that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate if its income is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (i) a U.S. court can exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (ii) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

You are a “Non-U.S. Holder” if you are a beneficial owner of the Securities or our Common Stock that is not a U.S. Holder or a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds the Securities or our Common Stock, the U.S. federal income tax treatment of the partnership and its partners generally will depend on the status of the partner and the activities of the partnership and its partners. If you are a partner in a partnership that holds the Securities or will hold our Common Stock, you should consult your tax advisor with regard to the U.S. federal income tax treatment of an exchange of Securities for Common Stock and cash (if any) pursuant to the Exchange Offer.

Treatment of the Exchange Offer

Recapitalization

A holder of a Trust Preferred Security is treated for U.S. federal income tax purposes as the beneficial owner of a ratable share of the debt securities held by the related trust (the “Underlying Debt Securities”). Therefore, the exchange of Trust Preferred Securities for Common Stock pursuant to the Exchange Offer will be treated as a recapitalization for U.S. federal income tax purposes. The exchange of Preferred Stock for Common Stock and cash pursuant to the Exchange Offer also will be treated as a recapitalization for U.S. federal income tax purposes.

Treatment of U.S. Holders

Under the tax rules applicable to recapitalizations, a U.S. Holder will not recognize loss on the exchange of Securities for common stock and cash (if any) pursuant to the Exchange Offer. A U.S. Holder that exchanges Preferred Stock for Common Stock and Cash will recognize gain to the extent that the sum of the fair market value of the Common Stock and Cash received in the exchange exceeds the U.S. Holder’s adjusted tax basis in the Preferred Stock, but only to the extent of such Cash received in the exchange. Such gain will generally be capital gain. If, however, the cash received has the effect of a dividend distribution under the tests set forth in Section 302 of the Code, the gain recognized will be treated as a dividend rather than capital gain to the extent of your ratable share of our current or accumulated earnings and profits as calculated for U.S. federal income tax purposes. U.S. Holders should consult their own tax advisors regarding possible dividend treatment. A U.S. Holder that exchanges Trust Preferred Securities for Common Stock will not recognize gain on the exchange (excluding payments with respect to accrued distributions on the Trust Preferred Securities, which will be taxed as described below). A U.S. Holder will have an aggregate tax basis in the Common Stock equal to the U.S. Holder’s tax basis in the Securities exchanged therefore, decreased by the amount of any cash received in the exchange (excluding payments with respect to accrued distributions on the Trust Preferred Securities), and increased by the amount of gain, if any, recognized by such U.S. Holder on the exchange. The U.S. Holder’s holding period for the Common Stock will include the period that the U.S. Holder held the Securities exchanged therefor.

Payment of accrued distributions on the Trust Preferred Securities will be taxable as ordinary income (to the extent not previously taken into income).

If a U.S. Holder acquired a Trust Preferred Security for an amount that is less than the stated principal amount of a ratable share of the Underlying Debt Securities, the amount of such difference is generally treated as “market discount” on the Underlying Debt Securities for U.S. federal income tax purposes. In general, market discount will be considered to accrue ratably during the period from the date of the purchase of the Trust Preferred Security to the maturity date of the Underlying Debt Securities, unless the U.S. Holder makes an irrevocable election (on an instrument-by-instrument basis) to accrue market discount under a constant yield method. If a U.S. Holder exchanges Trust Preferred Securities with accrued market discount for our Common Stock pursuant to the Exchange Offer, any gain on the subsequent disposition of such Common Stock will be treated as ordinary income to the extent of such accrued market discount that has not previously been included in income.

Treatment of Non-U.S. Holders.

Subject to the discussion below regarding payment of accrued and unpaid distributions on the Trust Preferred Securities, if you are a Non-U.S. Holder and you do not hold Securities in connection with the conduct of a United States trade or business, you will generally not be subject to U.S. federal income tax on any gain resulting from your exchange of Securities for Common Stock and Cash (if any) pursuant to the Exchange Offer. If, however, the Cash received has the effect of a dividend distribution under the tests set forth in Section 302 of the Code, the gain will be treated as a dividend rather than capital gain to the extent of your ratable share of our current or accumulated earnings and profits as calculated for U.S. federal income tax purposes. Non-U.S. Holders should consult their own tax advisors regarding possible dividend treatment. Further, if you are a nonresident alien individual and were present in the United States for 183 days or more during the taxable year, then you will be subject to a 30% tax on any capital gain recognized. See “—Ownership of Common Stock Received in the Exchange Offer—Taxation of Non-U.S. Holders.”

Payment of accrued distributions on the Trust Preferred Securities should not be subject to U.S. federal income tax provided that (i) the distributions on the Trust Preferred Securities are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States, (ii) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock and is not a controlled foreign corporation related to us through stock ownership, and (iii) the Non-U.S. Holder complies with certain certification requirements.

Ownership of Common Stock Received in the Exchange Offer

Taxation of U.S. Holders

Dividends. Any distribution with respect to our Common Stock that we pay out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, will constitute a dividend and will be includible in gross income by you when received.

Any such dividend will be eligible for the dividends-received deduction if you are a qualifying corporate U.S. Holder that meets the holding period and other requirements for the dividends-received deduction. In addition, if you are a corporate U.S. Holder, you may be required to reduce your basis in your interest in our Common Stock with respect to certain “extraordinary dividends,” as provided under Section 1059 of the Code. You should consult your own tax advisor concerning the application of these rules in light of your particular circumstances.

In addition, any such dividend will be considered a “qualified dividend” provided that certain minimum holding period requirements are satisfied. Qualified dividend income received in taxable years beginning before January 1, 2011 by certain non-corporate U.S. Holders, including individuals, generally will be subject to reduced rates of taxation.

Distributions with respect to our Common Stock in excess of our current and accumulated earnings and profits would be treated first as a non-taxable return of capital to the extent of your basis in the Common Stock, that would be applied against and reduce (but not below zero) your tax basis in your Common Stock. Any remaining excess would be treated as capital gain realized on the sale or exchange of your Common Stock, as more fully described below under “—Sale, Exchange or Other Disposition.”

Sale, Exchange or Other Disposition. Subject to the above discussion on market discount under “Treatment of the Exchange Offer—Treatment of U.S. Holders,” upon a sale, exchange or other disposition of our Common Stock, you generally will recognize capital gain or loss equal to the difference between the amount realized (not including any amount attributable to declared and unpaid dividends, which will be taxable as described above to U.S. Holders of record who have not previously included such dividends in income) and your adjusted tax basis in our Common Stock. Such capital gain or loss generally will be long-term capital gain or loss if your holding period for our Common Stock is more than one year at the time of disposition. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally are subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting. Information returns will generally be filed with the Internal Revenue Service, which we refer to as the IRS, with respect to distributions we make with respect to our Common Stock and the proceeds received from the disposition of our Common Stock. You may also be subject to backup withholding (currently at a rate of 28%) with respect to such distributions and proceeds unless you are an entity exempt from backup withholding, such as a corporation, and, when required, demonstrate this fact. If you are not exempt, you will be subject to backup withholding unless you provide your Taxpayer Identification Number, or “TIN,” which, if you are an individual, is your Social Security Number; you certify, under penalties of perjury, that (i) the TIN you provide is correct, (ii) you are a U.S. person and (iii) you are not subject to backup withholding because (a) you are exempt from backup withholding, (b) you have not been notified by the IRS that you are subject to backup withholding due to underreporting of interest or dividends or (c) you have been notified by the IRS that you are no longer subject to backup withholding; and you otherwise comply with the applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax and may entitle you to a refund, provided that you furnish the required information to the IRS in a timely manner.

Taxation of Non-U.S. Holders

Dividends. In general, dividends (including any constructive distributions taxable as dividends) with respect to our Common Stock will be subject to U.S. federal withholding tax at a 30% rate, unless such rate is reduced by an applicable tax treaty. Dividends that are effectively connected with your conduct of a trade or business in the United States and, in the case of an applicable tax treaty, are attributable to your permanent establishment in the United States, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable individual or corporate rates. You will be required to comply with certain certification and disclosure requirements in order for effectively connected income to be exempt from withholding or to claim a reduced treaty rate. Any such effectively connected dividends received by you if you are a corporation may also, under certain circumstances, be subject to the branch profits tax at a 30% rate or such lower rate as may be prescribed under an applicable tax treaty.

Sale, Exchange or Other Disposition. Any gain that you realize upon a sale, exchange or other disposition of our Common Stock generally will not be subject to U.S. federal income or withholding tax unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States and, in the case of an applicable tax treaty, is attributable to your permanent establishment in the United States;

•	you are an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain conditions are met; or

•

we are or have been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that you held the Preferred Stock and our Common Stock or, in the case of holders of Trust Preferred Securities, just our Common Stock. However, we do not believe that we are currently, and do not anticipate becoming, a U.S. real property holding corporation.

If your gain is described in the first bullet point above, you generally will be subject to U.S. federal income tax on the net gain derived from the sale. If you are a corporation, then any such effectively connected gain may also, under certain circumstances, be subject to the branch profits tax at a 30% rate, or such lower rate as may be prescribed under an applicable tax treaty. If you are an individual described in the second bullet point above, you will be subject to a flat 30% U.S. federal tax on the gain derived from the sale, which may be offset by U.S.-source capital losses, even though you are not considered a resident of the United States.

Backup Withholding and Information Reporting. In general, you will not be subject to backup withholding with respect to payments that we make to you, provided that we do not have actual knowledge or reason to know that you are a U.S. person and you have given us an appropriate statement certifying, under penalties of perjury, that you are not a U.S. person. In addition, you will not be subject to backup withholding with respect to the proceeds of the sale of our Common Stock within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge or reason to know that you are a U.S. person or you otherwise establish an exemption. However, we generally must report annually to the IRS and to you the amount of, and the tax withheld with respect to, any dividends paid to you, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which you reside.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the exchange of the Preferred Stock and Trust Preferred Securities for the Offer Consideration and the acquisition, holding and, to the extent relevant, disposition of Common Stock by an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan described in Section 4975 of the Code, including an individual retirement account (“IRA”) or a Keogh plan, a plan subject to provisions under applicable federal, state, local, non-U.S. or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code (“Similar Laws”) and any entity whose underlying assets include “plan assets” by reason of any such employee benefit or retirement plan’s investment in such entity (each of which we refer to as a “Plan”).

General Fiduciary Matters. ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan with its fiduciaries or other interested parties. In general, under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA or Section 4975(g)(3) of the Code) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code (but may be subject to similar prohibitions under Similar Laws).

In considering an exchange of a share of Preferred Stock or a Trust Preferred Security for the Offer Consideration and the acquisition, holding and, to the extent relevant, disposition of Common Stock with a portion of the assets of a Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues. Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In the case of an IRA, the occurrence of a prohibited transaction could cause the IRA to lose its tax-exempt status.

The exchange of Preferred Stock or Trust Preferred Securities for the Offer Consideration by an ERISA Plan with respect to which we, the Information Agent or Exchange Agent are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the “DOL”) has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the exchange of the Preferred Stock or Trust Preferred Securities for the Offer Consideration. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code each provides a limited exemption, called the “service provider exemption,” from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, any person investing “plan assets” of any Plan should only participate in the Exchange Offer if doing so will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation of any applicable Similar Laws.

Representation. By exchanging a share of Preferred Stock or a Trust Preferred Security and accepting the Offer Consideration, each purchaser and holder will be deemed to have represented and warranted that either (i) it is not a Plan and no portion of the Preferred Stock or Trust Preferred Securities exchanged constitutes assets of any Plan or (ii) the exchange of a share of Preferred Stock or a Trust Preferred Security and the acceptance and holding of the Offer Consideration will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering participating in the Exchange Offer on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the Common Stock. The acceptance of Preferred Stock or Trust Preferred Securities and the delivery of the Offer Consideration to any Plan or plan subject to Similar Laws is in no respect a representation by us or any of our affiliates or representatives that such transactions meet all relevant legal requirements with respect to investments by such Plans generally or any particular Plan, or that such transactions and resulting investment decisions are appropriate for Plans generally or any particular Plan.

CERTAIN SECURITIES LAWS CONSIDERATIONS

All of the shares of Preferred Stock and Trust Preferred Securities outstanding as of the date of this Offer to Exchange were issued in an offering that was registered pursuant to the Securities Act. The issuance of Common Stock upon exchange of the Preferred Stock or Trust Preferred Securities is intended to be exempt from registration pursuant to Section 3(a)(9) of the Securities Act. Section 3(a)(9) provides an exemption from registration for any security exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. When securities are exchanged for other securities of an issuer under Section 3(a)(9), the securities received in essence assume the character of the exchanged securities for purposes of the Securities Act. Since all outstanding shares of Preferred Stock and Trust Preferred Securities were registered under the Securities Act, we expect that all of our Common Stock issued in the offer to persons who are not affiliated with us will be freely tradable under U.S. securities laws by such non-affiliates. You are urged to consult with your own legal counsel regarding the availability of a resale exemption from the registration requirements of the Securities Act.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008 incorporated by reference into this Offer to Exchange, and the effectiveness of internal control over financial reporting as of December 31, 2008, have been audited by KPMG, LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein.

The Exchange Agent for the Exchange Offer is:

Global Bondholder Services Corporation

By Hand, Overnight Delivery or Mail (Registered or Certified Mail Recommended):	By Facsimile Transmission (for Eligible Institutions only):

Global Bondholder Services Corporation 65 Broadway, Suite 723 New York, New York 10006 Attention: Corporate Actions	Global Bondholder Services Corporation (212) 430-3775 Attention: Corporate Actions

Confirm by Telephone: (212) 430-3774

Any questions or requests for assistance may be directed to the Information Agent at their respective telephone numbers as set forth below. Any requests for additional copies of this document, the Letter of Transmittal or related documents may be directed to the Information Agent. A holder may also contact such holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

The Information Agent for the Exchange Offer is:

Global Bondholder Services Corporation

65 Broadway, Suite 723

New York, New York 10006

Banks and Brokers, Call Collect:

(212) 430-3774

All Others Call Toll-Free:

(866) 540-1500

LETTER OF TRANSMITTAL

OF

WEBSTER FINANCIAL CORPORATION

Offer to Exchange a Number of Shares of Webster Financial Corporation Common Stock and Cash

for

8.50% Series A Non-Cumulative Perpetual Convertible Preferred Stock (CUSIP No. 947890307) of Webster Financial Corporation (the “Preferred Stock”)

and

Offer to Exchange a Number of Shares of Common Stock of Webster Financial Corporation

for

7.65% Fixed to Floating Rate Trust Preferred Securities (CUSIP No. 94769YAA7) of Webster Capital Trust IV, Guaranteed by Webster Financial Corporation (the “Trust Preferred Securities,” together with the Preferred Stock, the “Securities”)

Pursuant to the Offer to Exchange Dated May 28, 2009

Dated May 28, 2009

The Exchange Offer will expire at 11:59 p.m., New York City time, on Wednesday, June 24, 2009, unless extended or earlier terminated (such date and time, as the same may be extended with respect to an Exchange Offer, the “Expiration Date”). If you choose to tender and wish to receive the consideration specified described in the Offer to Exchange dated May 28, 2009 (as may be amended or supplemented from time to time, the “Offer to Exchange”), you must validly tender and not validly withdraw your Securities on or prior to the Expiration Date. This Letter of Transmittal need not be completed by Holders tendering Securities by ATOP (as hereinafter defined). You may withdraw your tender of Securities at any time on or prior to the Expiration Date.

The Exchange Agent for the Exchange Offer is:

Global Bondholder Services Corporation

By Registered or Certified Mail or by Hand or by Overnight Courier:	By Facsimile (for Eligible Institutions only):

65 Broadway, Suite 723 New York, New York 10006 Attention: Corporate Actions	(212) 430-3775 Confirm by Telephone: (212) 430-3774

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

The instructions contained herein should be read carefully before this Letter of Transmittal is completed. All capitalized terms used herein and not defined shall have the meanings ascribed to them in the Offer to Exchange.

Questions and requests for assistance relating to the procedures for tendering Securities and requests for additional copies of the Offer to Exchange and this Letter of Transmittal may be directed to the Information Agent at its address and telephone numbers on the back cover of this Letter of Transmittal.

This Letter of Transmittal and the instructions hereto (this “Letter of Transmittal”) and the Offer to Exchange (together with this Letter of Transmittal, as amended from time to time, the “Offer Documents”) constitute an offer (the “Exchange Offer”) by Webster Financial Corporation (the “Company”) to exchange a number of shares of the Company’s common stock, par value $0.01 (the “Common Stock”), plus a cash payment (the “Cash”) for a number of validly tendered and accepted shares of the Preferred Stock and to exchange a number of shares of the Company’s Common Stock for a number of validly tendered and accepted Trust Preferred Securities, each on the terms and subject to the conditions set forth in the Offer to Exchange and this Letter of Transmittal. All of the Securities are held in book-entry form, and all of the Securities are currently represented by one or more global certificates held for the account of The Depository Trust Company (“DTC”).

This Letter of Transmittal may be used by a DTC participant whose name appears on a security position listing such participant as the owner of the Securities (each, a “Holder” and, collectively, the “Holders”) who desires to tender such Securities pursuant to the Exchange Offer. Pursuant to authority granted by DTC, if you are a DTC participant which has Securities credited to your DTC account, you may directly tender your Securities in the Exchange Offer as though you were a registered holder of the Securities. DTC participants that wish to accept the Exchange Offer may tender their Securities by (i) validly transmitting their acceptance to DTC through DTC’s Automated Tender Offer Program (“ATOP”) or (ii) completing, signing and dating this Letter of Transmittal according to the instructions set forth in the Offer Documents and delivering it together with any signature guarantees and other required documents to the Exchange Agent at its address set forth in this Letter of Transmittal. In addition, either:

•	the Exchange Agent must receive, prior to the Expiration Date, a properly transmitted Agent’s Message; or

•

the Exchange Agent must receive, prior to the Expiration Date, a timely confirmation of book-entry transfer of such Securities into the Exchange Agent’s account at DTC according to the procedure for book-entry transfer described below, this Letter of Transmittal and any other documents required by this Letter of Transmittal.

The Exchange Agent and DTC have confirmed that Securities are eligible to be tendered through ATOP. To tender Securities eligible for ATOP, DTC participants may, in lieu of physically completing and delivering this Letter of Transmittal and delivering it to the Exchange Agent, electronically transmit their acceptance through ATOP, and DTC will then verify the acceptance, execute a book-entry delivery to the Exchange Agent’s account at DTC and send an Agent’s Message to the Exchange Agent for its acceptance. The confirmation of a book-entry transfer into the Exchange Agent’s account at DTC as described above is referred to herein as a “Book-Entry Confirmation.” Delivery of documents to DTC does not constitute delivery to the Exchange Agent. The term “Agent’s Message” as used herein means a message transmitted by DTC to, and received by, the Exchange Agent and forming a part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the DTC participant described in such Agent’s Message, stating that such participant has received and agrees to be bound by the terms and conditions of the Exchange Offer as set forth in the Offer Documents, and that the Company may enforce such agreement against such participant.

In the event that the Exchange Offer is withdrawn, terminated or otherwise not completed, none of the validly tendered Securities will be exchanged for Common Stock and Cash, and any Securities tendered by you will be credited to your account.

The Exchange Offer is made upon the terms and subject to the conditions set forth in the Offer Documents. Holders should carefully review such information.

The Exchange Offer is not being made to, nor will tenders of Securities be accepted from or on behalf of, Holders in any jurisdiction in which the making or acceptance of the Exchange Offer would not be in compliance with the laws of such jurisdiction.

If you hold your Securities through a broker dealer, commercial bank, trust company or other nominee, you should contact such nominee promptly and instruct them to tender Securities on your behalf. The instructions included with this Letter of Transmittal must be followed.

Holders who wish to tender their Securities using this Letter of Transmittal must complete the box below entitled “Method of Delivery” and complete the box below entitled “Description of Securities Tendered” and sign in the appropriate box below.

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TREASURY DEPARTMENT CIRCULAR 230

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, EACH PERSON RECEIVING THIS LETTER OF TRANSMITTAL IS HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS LETTER OF TRANSMITTAL IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY HOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON HOLDERS UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED; (B) SUCH DISCUSSION IS INCLUDED HEREIN BY US IN CONNECTION WITH THE EXCHANGE OFFER; AND (C) TENDERING HOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

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METHOD OF DELIVERY
Name of Tendering Institution:

DTC Account Number:

Transaction Code Number:

List below the Securities to which this Letter of Transmittal relates. If the space provided below is inadequate, list the issue of Securities, the certificate numbers and liquidation amounts on a separately executed schedule and affix the schedule to this Letter of Transmittal. Tenders of Securities will be accepted only in liquidation amounts equal to $1,000 or integral multiples thereof. No alternative, conditional or contingent tenders will be accepted. This Letter of Transmittal need not be completed by Holders tendering Securities by ATOP.

DESCRIPTION OF SECURITIES TENDERED
Name(s) and Address(es) of Holder(s) (Please fill in, if blank)	Aggregate Liquidation Amount Represented	Liquidation Amount Tendered*

Total Liquidation Amount of Securities

*  Unless otherwise indicated in the column labeled “Liquidation Amount Tendered” and subject to the terms and conditions of the Exchange Offer, a Holder will be deemed to have tendered the entire aggregate liquidation amount represented by the Securities indicated in the column labeled “Aggregate Liquidation Amount Represented.” See Instruction 2.

The names and addresses of the Holders should be printed exactly as they appear on a security position listing such participant as the owner of the Securities.

If you do not wish to tender your Securities, you do not need to return this Letter of Transmittal or take any other action.

4

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

By execution hereof, the undersigned acknowledges receipt of the Offer to Exchange, dated May 28, 2009 (the “Offer to Exchange”), of Webster Financial Corporation (the “Company”), and this Letter of Transmittal and instructions hereto (the “Letter of Transmittal” and, together with the Offer to Exchange, as amended from time to time, the “Offer Documents”), which together constitute the Company’s offer (the “Exchange Offer”) to exchange a number of newly issued shares of the Company’s common stock, par value $0.01 (the “Common Stock”), plus a cash payment (“Cash”) for a number of validly tendered and accepted shares of its 8.50% Series A Non-Cumulative Perpetual Convertible Preferred Stock (the “Preferred Stock”) and to exchange a number of newly issued shares of Common Stock for a number of validly tendered and accepted shares of its 7.65% Fixed to Floating Rate Trust Preferred Securities (the “Trust Preferred Securities,” and together with the Preferred Stock, the “Securities”) issued by Webster Capital Trust IV, guaranteed by the Company, on the terms and subject to the conditions set forth in the Offer to Exchange and this Letter of Transmittal.

Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Company the liquidation amount of Securities indicated above.

Subject to, and effective upon, the acceptance for exchange of, and payment for, the liquidation amount of Securities tendered with this Letter of Transmittal, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to the Securities that are being tendered hereby, waives any and all other rights with respect to the Securities, and releases and discharges the Company from any and all claims such Holder may now have, or may have in the future, arising out of, or related to, the Securities, including, without limitation, any claims arising from any existing or past defaults, or any claims that such Holder is entitled to receive additional distributions with respect to the Securities (other than any accrued distributions for the Trust Preferred Securities from the last payment date to, but not including, the settlement date of the Exchange Offer (the “Accrued Distributions”)) or to participate in any redemption of the Securities. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent the true and lawful agent and attorney-in-fact of the undersigned, with full knowledge that the Exchange Agent also acts as the agent of the Company, with respect to such Securities, with full power of substitution and re-substitution (such power-of-attorney being deemed to be an irrevocable power coupled with an interest) to (1) transfer ownership of such Securities on the account books maintained by DTC to, or upon the order of, the Company and (2) receive all benefits and otherwise exercise all rights of beneficial ownership of such Securities, all in accordance with the terms of and conditions to the Exchange Offer as described in the Offer Documents.

The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Exchange Agent also acts as the agent of the Company) with respect to the Securities tendered hereby, with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (i) present such Securities and all evidences of transfer and authenticity to, or transfer ownership of such Securities on the account books maintained by DTC and the registrar to, or upon the order of, the Company, (ii) present such Securities for transfer of ownership on the books of the Company, and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Securities, all in accordance with the terms and conditions of the Exchange Offer as described in the Offer Documents.

The undersigned understands and acknowledges that the Exchange Offer will expire on the 11:59 p.m., New York City time, on Wednesday, June 24, 2009, unless extended or earlier terminated (such date, as the same may be extended with respect to an Exchange Offer, the “Expiration Date”). In addition, the undersigned understands and acknowledges that, in order to receive the Common Stock and Cash offered in exchange for the Securities, the undersigned must have tendered (and not withdrawn) Securities on or prior to the Expiration Date.

5

Unless otherwise indicated herein under “Special Payment Instructions,” the undersigned hereby requests that Common Stock issued in exchange for tendered Securities and checks for payment of any Cash paid in exchange for tendered Preferred Stock and for payment of any Accrued Distributions to be made in connection with the Exchange Offer be issued to the order of the undersigned. Similarly, unless otherwise indicated herein under “Special Delivery Instructions,” the undersigned hereby requests that any Securities representing liquidation amounts not tendered or not accepted for exchange be credited to such DTC participant’s account. In the event that the “Special Payment Instructions” box or the “Special Delivery Instructions” box is, or both are, completed, the undersigned hereby requests that any Securities representing liquidation amounts not tendered or not accepted for exchange and Common Stock in exchange for validly tendered and accepted Securities and checks for payment of Cash in exchange for validly tendered and accepted Preferred Stock and for payment of Accrued Distributions be issued in the name(s) of and be delivered to, the person(s) at the addresses so indicated, as applicable.

The undersigned recognizes that the Company has no obligation pursuant to the “Special Payment Instructions” box or “Special Delivery Instructions” box to transfer any Securities from the name of the Holder(s) thereof if the Company does not accept for exchange any of the liquidation amount of such Securities so tendered.

The undersigned understands that none of the Company, the Exchange Agent, the Information Agent or any other person, nor any of their directors or officers, is under any duty to give notification of any defects or irregularities in the tender of any Securities or will incur any liability for failure to give such notification.

Tenders of Securities may be withdrawn at any time on or prior to the Expiration Date. In the event of a termination of any of the Exchange Offer, the respective tendered Securities will promptly be credited to such Holder’s account through DTC and such Holder’s DTC participant, unless otherwise indicated under “Special Delivery Instructions.”

For a withdrawal of a tender of Securities to be effective, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at or prior to the withdrawal date, by mail, fax or hand delivery or by a properly transmitted “Request Message” through ATOP. Any such notice of withdrawal must (a) specify the name of the person who tendered the Securities to be withdrawn and the name of the DTC participant whose name appears on the security position listing as the owner of such Securities, if different from that of the person who deposited the Securities, (b) contain the aggregate liquidation amount represented by the Securities to be withdrawn, (c) unless transmitted through ATOP, be signed by the Holder thereof in the same manner as the original signature on the Letter of Transmittal, including any required signature guarantee(s), and (d) if the Letter of Transmittal was executed by a person other than the DTC participant whose name appears on a security position listing as the owner of Securities, be accompanied by a properly completed irrevocable proxy that authorized such person to effect such withdrawal on behalf of such holder.

The undersigned understands that tenders of Securities pursuant to any of the procedures described in the Offer Documents and acceptance thereof by the Company will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Exchange Offer, which agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The undersigned hereby represents and warrants the following:

•	the undersigned has full power and authority to tender, sell, exchange, assign and transfer the Securities;

•	the undersigned is not the Company’s “affiliate” as defined below; and

•

when the Company accepts the tendered Securities for exchange, it will acquire good and marketable title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims or rights.

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As used herein, “affiliate” means a person that directly, of indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the sale, assignment and transfer of the Securities tendered thereby.

For purposes of the Exchange Offer, the undersigned understands that the Company will be deemed to have accepted for exchange validly tendered Securities, or defectively tendered Securities with respect to which the Company has waived such defect, if, as and when the Company gives oral (promptly confirmed in writing) or written notice thereof to the Exchange Agent.

The undersigned understands that, as set forth in the Offer to Exchange, the Company will not be required to accept for exchange any of the Securities tendered.

All authority conferred or agreed to be conferred by this Letter of Transmittal shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Letter of Transmittal shall be binding upon the undersigned’s heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

The undersigned understands that the delivery and surrender of the Securities is not effective, and the risk of loss of the Securities does not pass to the Exchange Agent, until receipt by the Exchange Agent of (1) timely confirmation of a book-entry transfer of such Securities into the Exchange Agent’s account at DTC pursuant to the procedures set forth in the Offer to Exchange, (2) a properly transmitted Agent’s Message through ATOP and (3) all accompanying evidences of authority and any other required documents in form satisfactory to the Company. All questions as to the form of all documents and the validity (including time of receipt) and acceptance of tenders and withdrawals of Securities will be determined by the Company, in its sole discretion, which determination shall be final and binding.

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PLEASE SIGN BELOW—To Be Completed By All Tendering Holders

This Letter of Transmittal must be signed by the Holder, exactly as his, her, its or their name(s) appear(s) as a DTC participant on a security position listing such participant as the owner of the Securities or by stock powers transmitted with this Letter of Transmittal. Endorsements on Securities and signatures on stock powers by Holders not executing this Letter of Transmittal must have a guarantee by a Medallion Signature Guarantor. See Instruction 3 below. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to the Company of such person’s authority to so act. See Instruction 3 below.

X

X

(Signature of Holders(s) or Authorized Signatory)

Date:                     , 2009

Name(s):

(Please Print)

Capacity:

Address:

(Including Zip Code)

Area Code and Telephone Number:

PLEASE COMPLETE SUBSTITUTE FORM W-9 HEREIN AND

SIGNATURE GUARANTEE, IF REQUIRED (See Instruction 3 below)

Certain Signatures Must be Guaranteed by a Medallion Signature Guarantor

(Name of Medallion Signature Guarantor)

(Address (including zip code) and Telephone Number (including area code) of Medallion Signature Guarantor)

(Authorized Signature)

(Printed Name)

(Title)

Date:                     , 2009

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SPECIAL PAYMENT INSTRUCTIONS

(See Instructions 2, 3, 4, 5 and 6)

To be completed ONLY if the Common Stock issued in exchange for tendered Securities and checks for payment of Cash paid in exchange for tendered Preferred Stock and Accrued Distributions are to be issued to someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal or issued to an address different from that shown in the box entitled “Description of Securities Tendered” within this Letter of Transmittal.

Pay the Common Stock and Cash issued in exchange for tendered Securities to:

Name

(Please Print)

Address

(Including Zip Code)

(Taxpayer Identification Number or
Social Security Number)

(See Substitute Form W-9 herein)

SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 2, 3, 4, 5 and 6)

To be completed ONLY if Securities in a liquidation amount not tendered or not accepted for exchange are to be credited to someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal.

Name

(Please Print)

Address

(Including Zip Code)

(Taxpayer Identification Number or
Social Security Number)

Credit un-exchanged Securities delivered by book-entry transfer to the DTC account set forth below:

DTC Account Number:

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Exchange Offer

1. Delivery of this Letter of Transmittal and Book-Entry Confirmations; Withdrawal of Tenders. This Letter of Transmittal is to be used by each Holder to tender Securities through book-entry transfer to the Exchange Agent’s account at DTC, if instructions are not being transferred through ATOP. The method of delivery of this Letter of Transmittal and all other required documents to the Exchange Agent is at the election and risk of Holders, and delivery will be deemed made when actually received or confirmed by the Exchange Agent. If such delivery is by mail, it is suggested that Holders use properly insured registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent at or prior to such date. No alternative, conditional or contingent tenders of the Securities will be accepted. This Letter of Transmittal should be sent only to the Exchange Agent. Delivery of documents to DTC or the Company does not constitute delivery to the Exchange Agent.

All of the Securities were issued in book-entry form, and all of the Securities are currently represented by one or more global certificates held for the account of DTC. The Exchange Agent and DTC have confirmed that the Securities are eligible for ATOP. To tender Securities eligible for ATOP, DTC participants may, in lieu of physically completing and signing this Letter of Transmittal and delivering it to the Exchange Agent, electronically transmit their acceptance through ATOP, and DTC will then verify the acceptance, execute a book-entry delivery to the Exchange Agent’s account at DTC and send an Agent’s Message to the Exchange Agent for its acceptance. The confirmation of a book-entry transfer into the Exchange Agent’s account at DTC as described above is referred to herein as a “Book-Entry Confirmation.” Delivery of documents to DTC does not constitute delivery to the Exchange Agent. The term “Agent’s Message” as used herein means a message transmitted by DTC to, and received by, the Exchange Agent and forming a part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the DTC participant described in such Agent’s Message, stating that such participant has received and agrees to be bound by the terms and conditions of the Exchange Offer as set forth in the Offer Documents, and that the Company may enforce such agreement against such participant.

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Holders desiring to tender Securities on the Expiration Date through ATOP should note that such Holders must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC.

All tendering Holders, by execution of this Letter of Transmittal or a facsimile hereof, or delivery of an Agent’s Message through ATOP, waive any right to receive notice of the acceptance of their Securities for exchange.

Holders who wish to exercise their right of withdrawal with respect to the Exchange Offer must give written notice of withdrawal, delivered by mail, hand delivery or manually signed facsimile transmission, or a properly transmitted “Request Message” through ATOP, which notice must be received by the Exchange Agent at its address set forth on the back cover of this Letter of Transmittal on or prior to the Expiration Date. In order to be valid, a notice of withdrawal must include the items listed in the Offer to Exchange. Holders may not rescind withdrawals of tendered Securities. However, validly withdrawn Securities may be retendered by following the procedures therefor described elsewhere in the Offer to Exchange at any time on or prior to the Expiration Date.

2. Partial Tenders. Valid tenders of Securities pursuant to the Exchange Offer will be accepted only in liquidation amounts of $1,000 or integral multiples thereof. If less than the entire liquidation amount of any Securities is tendered, the tendering Holder must fill in the liquidation amount tendered in the column of the box entitled “Description of Securities Tendered” herein. The entire liquidation amount (or liquidation amounts at maturity, as applicable) for all Securities transferred to the Exchange Agent will be deemed to have been tendered, unless otherwise indicated. If the entire liquidation amount (or liquidation amounts at maturity, as applicable) of all Securities is not tendered or not accepted for exchange, Securities representing such untendered amount will be returned by credit to the account at DTC designated herein, unless otherwise provided in the appropriate box on this Letter of Transmittal (see Instruction 3), promptly after the Settlement Date.

3. Signatures on this Letter of Transmittal; Guarantee of Signatures. This Letter of Transmittal must be signed by the DTC participant whose name is shown as the owner of the Securities tendered hereby and the signature must correspond with the name shown on the security position listed as the owner of the Securities.

If any of the Securities tendered hereby are registered in the name of two or more Holders, all such Holders must sign this Letter of Transmittal. If any tendered Securities are registered in different names, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal and any necessary accompanying documents as there are different names.

A Holder does not need to provide a separate stock power if:

•	this Letter of Transmittal is signed by the Holder;

•

any liquidation amount of Securities that is not tendered or not accepted for exchange or any Common Stock issued in exchange for validly tendered and accepted Securities is to be credited to the account at DTC of the Holder; and

•

any checks for payment of Cash in exchange for validly tendered and accepted Preferred Stock and Accrued Distributions to be made in connection with the Exchange Offer are to be issued to the order of the Holder.

In any case other than those listed above, the Holder must transmit a separate properly completed stock power with this Letter of Transmittal exactly as the name(s) of the Holder(s) appear(s) on such DTC participant’s security position listing, with the signature on the endorsement or stock power guaranteed by a Medallion Signature Guarantor, unless such stock powers are executed by a Medallion Signature Guarantor.

If this Letter of Transmittal or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Company and the Exchange Agent of their authority so to act must be submitted with this Letter of Transmittal.

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Signatures on stock powers provided in accordance with this Instruction 3 by Holders not executing this Letter of Transmittal must be guaranteed by a Medallion Signature Guarantor.

No signature guarantee is required for the tender or withdrawal of Securities if (a) this Letter of Transmittal is signed by a DTC participant whose name appears on a security position listing as the owner of the Securities and neither the “Special Payment Instructions” box nor the “Special Delivery Instructions” box of this Letter of Transmittal has been completed or (b) such Securities are tendered for the account of a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc. or a commercial bank, trust company or other nominee having an office or correspondent in the United States. In all other cases, all signatures on Letters of Transmittal and signatures on stock powers, if any, accompanying Securities must be guaranteed by a recognized participant in the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (a “Medallion Signature Guarantor”).

4. Special Payment and Special Delivery Instructions. Tendering Holders should indicate in the applicable box or boxes the name and address to which Securities for liquidation amounts not tendered or not accepted for exchange, Common Stock issued in exchange for validly tendered and accepted Securities, and checks for payment of Cash paid in exchange for validly tendered and accepted Preferred Stock and for payment of Accrued Distributions to be made in connection with the Exchange Offer are to be issued or sent, if different from the name and address of the Holder signing this Letter of Transmittal. In the case of issuance in a different name, the taxpayer identification number or social security number (collectively, the “TIN”) of the person named must also be indicated and satisfactory evidence of the payment of transfer taxes or exemption therefrom must be submitted. If no instructions are given (a) delivery of the Common Stock issued in exchange for tendered Securities and checks for payment of Cash paid in exchange for validly tendered and accepted Preferred Stock and for payment of any Accrued Distributions to be made in connection with the Exchange Offer will be made to and (b) Securities not tendered or not accepted for exchange will be credited back to, such DTC participant’s account. The Company has no obligation pursuant to the “Special Payment Instructions” box or “Special Delivery Instructions” box to transfer any Securities from the name of the Holder(s) thereof if the Company does not accept for exchange any of the liquidation amount of such Securities or if the Holder(s) does not present satisfactory evidence of payment of any taxes that may be payable as a consequence of the payment or delivery requested by the Holder(s) completing the “Special Payment Instructions” and/or “Special Delivery Instructions” boxes.

5. TIN and Backup Withholding. U.S. federal income tax law generally requires that a tendering Holder whose tendered Securities are accepted for exchange must provide the Exchange Agent (as payor) with such Holder’s correct TIN, which, in the case of a Holder who is an individual, is generally such Holder’s social security number, or otherwise establish an exemption from backup withholding. If the Exchange Agent is not provided with the correct TIN or an adequate basis for an exemption, such Holder may be subject to a $50 penalty imposed by the Internal Revenue Service (the “IRS”) and backup withholding in an amount equal to 28% of the amount of any reportable payments pursuant to the Exchange Offer. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

To prevent backup withholding, each tendering Holder that is a U.S. person must provide such Holder’s correct TIN by completing the Substitute Form W-9 set forth herein, certifying that the TIN provided is correct (or that such Holder is awaiting a TIN) and that (a) the Holder is exempt from backup withholding, (b) the Holder has not been notified by the IRS that such Holder is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified the Holder that such Holder is no longer subject to backup withholding. Such Holder must also certify that such Holder is a “U.S. person” as defined under the Internal Revenue Code of 1986, as amended, and applicable Treasury regulations.

If a Holder that is a U.S. person does not have a TIN, such Holder should consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (the “Guidelines”) for directions on applying for a TIN, write “Applied For” in the space for the TIN in Part I of the Substitute Form W-9 attached

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herein, and sign and date the Substitute Form W-9. If the Holder does not provide such Holder’s TIN to the Exchange Agent by the date any reportable payments are due, the payments will be subject to backup withholding at a rate of 28%. Note: Writing “Applied For” on the form means that the Holder has already applied for a TIN or that such Holder intends to apply for one in the near future.

If the Securities are held in more than one name or are not in the name of the actual owner, consult the Guidelines for information on which TIN to report.

Exempt Holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. To prevent possible erroneous backup withholding, an exempt Holder that is a U.S. person should check the box titled “Exempt from backup withholding” after the name and address lines of Substitute Form W-9. See the Guidelines for additional directions. In order for a nonresident alien or foreign entity to qualify as exempt, such person must submit a completed applicable IRS Form W-8BEN, W-8ECI, W-8EXP or W-8IMY, as the case may be, signed under penalties of perjury attesting to such exempt status. Such form may be obtained from the Exchange Agent or the IRS at its website: www.irs.gov.

6. Transfer Taxes. The Company will pay all transfer taxes applicable to the exchange and transfer of Securities pursuant to the Exchange Offer, except if the delivery of the Common Stock and payment of Cash and Accrued Distributions is being made to, or if Securities not tendered or not accepted for payment are registered in the name of, any person other than the holder of Securities tendered thereby or Securities are credited in the name of any person other than the person(s) signing the Letter of Transmittal or electronically transmitting acceptance through ATOP, as applicable; then, in such event, delivery and payment shall not be made unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

7. Irregularities. All questions as to the form of all documents and the validity and eligibility (including time of receipt) and acceptance of tenders and withdrawals of Securities will be determined by the Company, in its sole discretion, which determination shall be final and binding. Alternative, conditional or contingent tenders will not be considered valid. The Company reserves the absolute right to reject any or all tenders of Securities that are not in proper form or the acceptance of which would, in the Company’s opinion, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Securities. A waiver of any defect or irregularity with respect to the tender of one Security shall not constitute a waiver of the same or any other defect or irregularity with respect to the tender of any other Securities except to the extent the Company may otherwise so provide. The Company’s interpretations of the terms and conditions of the Exchange Offer, including the instructions in this Letter of Transmittal, will be final and binding. No tender of Securities will be deemed to have been validly made until all defects or irregularities with respect to such Securities have been cured or waived by the Company. All tendering Holders, by execution of this Letter of Transmittal or a facsimile hereof, waive any right to receive notice of the acceptance of their Securities for exchange. None of the Company, the Exchange Agent or any other person will be under any duty to give notice of any defects or irregularities in tenders of Securities or will incur any liability for failure to give any such notice.

8. Waiver of Conditions. The Company expressly reserves the absolute right, in its sole discretion, to amend or waive any of the conditions to the Exchange Offer in the case of any Securities tendered, in whole or in part, at any time and from time to time.

9. Requests for Assistance or Additional Copies. Questions and requests for assistance relating to the procedures for tendering Securities and requests for additional copies of the Offer to Exchange and this Letter of Transmittal may be directed to the Information Agent at the address and telephone numbers on the back cover of this Letter of Transmittal.

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TO BE COMPLETED BY ALL TENDERING U.S. HOLDERS OF SECURITIES

PAYER’S NAME: Global Bondholder Services Corporation
Name (if in joint names, list first and circle the name of the person or entity whose number you enter in Part I as provided in the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (the “Guidelines”))
Business Name (Sole proprietors, see the instructions in the enclosed Guidelines)

Check appropriate box:	☐ Individual/Sole Proprietor ☐ Corporation ☐ Partnership ☐ Limited Liability Company. Enter the tax classification (D=disregarded entity, C=corporation, P=partnership) ☐ Other	Exempt from backup withholding ☐
Address

SUBSTITUTE FORM W-9	Part I-TIN Enter your TIN in the appropriate box at right. (For most individuals, this is your social security number. If you do not have a number, see Obtaining a Number in the enclosed Guidelines). Certify by signing and dating below.	Social security number
OR Employer identification number
OR If awaiting TIN write “Applied For”
Payer’s Request for Taxpayer Identification Number (“TIN”) and Certification	Note: If the account is in more than one name, see chart in the enclosed Guidelines to determine which number to enter.

Part II-Certification-Under penalties of perjury, I certify that:

(1)    The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

(2)    I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)    I am a U.S. person (including a U.S. resident alien).

Certification Instructions: You must cross out item (2) above if the IRS has notified you that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2). (Also see instructions in the enclosed Guidelines.)

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. SIGNATURE DATE , 2009

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YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE “APPLIED FOR” IN PART I OF THIS SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver such application in the near future. I understand that, notwithstanding the information I provided in Part II of the Substitute Form W-9 (and the fact that I have completed this Certificate of Awaiting Taxpayer Identification Number), all reportable payments made to me will be subject to a 28% backup withholding tax unless I provide a properly certified taxpayer identification number.

Signature Date , 2009

NOTE: FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING TAX OF 28% OF ANY REPORTABLE PAYMENTS MADE TO YOU PURSUANT TO THE EXCHANGE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 AND CONTACT YOUR TAX ADVISOR FOR ADDITIONAL DETAILS.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer. Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the Company.

For this type of account	Give the TAXPAYER IDENTIFICATION number of—	For this type of account	Give the TAXPAYER IDENTIFICATION number of—
1. An individual’s account	The individual	7. A valid trust, estate, or pension trust	The legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title) (4)

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)	8. Corporation or LLC electing corporate status on Form 8831 account	The corporation

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)	9. Association, club, religious, charitable, education, or other tax exempt organization account	The organization

4. a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee (1)	10. Partnership or multimember LLC not electing corporate status on Form 8832 account	The partnership

b. So-calledtrust account that is not a legal or valid trust under state law	The actual owner (1)	11. A broker or registered nominee	The broker or registered nominee

5. Sole proprietorship account or single owner limited liability company (“LLC”)	The owner (3)	12. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

6. Disregarded entity not owned by an individual	The owner

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(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)	You must show your individual name and you may also enter your business or “DBA” name on the “Business Name” line. You may use either your social security number or employer identification number (if you have one). If you are a sole proprietor, the IRS encourages you to use your social security number.
(4)	List first and circle the name of the legal trust, estate, or pension trust.
Note:	If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

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GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5; Application for a Social Security Number Card, Form W-7, Application for an IRS Individual Taxpayer Identification Number, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service, from www.irs.gov or by calling 1-800-TAX-FORM and apply for a number.

Payees Exempt From Backup Withholding

Payees specifically exempted from backup withholding on ALL payments include the following:

•

An organization exempt from tax under section 501 (a) of the Internal Revenue Code of 1986, as amended (the “Code”), an individual retirement arrangement (“IRA”), or a custodial account under section 403(b)(7) of the Code if the account satisfies the requirements of section 401(f)(2) of the Code.

•	The United States or any of its agencies or instrumentalities.

•	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

•	A foreign government, or any of its political subdivisions, agencies, or instrumentalities.

•	An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include the following:

•	A corporation.

•	A foreign central bank of issue.

•	A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

•	A futures commission merchant registered with the Commodity Futures Trading Commission.

•	A real estate investment trust.

•	An entity registered at all times during the tax year under the Investment Company Act of 1940.

•	A common trust fund operated by a bank under section 584(a) of the Code.

•	A financial institution.

•	A middleman known in the investment community as a nominee or custodian.

•	A trust exempt from tax under section 664 of the Code or described in section 4947 of the Code.

Payments of interest not generally subject to backup withholding include the following:

•

Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.

•	Payments described in section 6049(b)(5) of the Code to non-resident aliens.

•	Payments made by certain foreign organizations.

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Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. ENTER YOUR NAME (as described above), CHECK THE APPROPRIATE BOX FOR YOUR STATUS, CHECK THE BOX TITLED “EXEMPT FROM BACKUP WITHHOLDING,” SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6042, 6045, 6049, 6050A, and 6050N of the Code.

Privacy Act Notice—Section 6109 of the Code requires most recipients to provide your correct taxpayer identification number to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia, and U.S. possessions to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism.

You must provide your taxpayer identification number whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividends, and certain other payments to a payee who does not give a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalties for Failure to Furnish Taxpayer Identification Number—If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding—If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information—Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) Misuse of Taxpayer Identification Number—If the requester discloses or uses taxpayer identification numbers in violation of federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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The Exchange Agent for the Exchange Offer is:

Global Bondholder Services Corporation

By Hand, Overnight Delivery or Mail (Registered or Certified Mail Recommended):	By Facsimile Transmission (for Eligible Institutions only):

Global Bondholder Services Corporation 65 Broadway, Suite 723 New York, New York 10006 Attention: Corporate Actions	Global Bondholder Services Corporation (212) 430-3775 Attention: Corporate Actions

Confirm by Telephone: (212) 430-3774

Any questions or requests for assistance may be directed to the Information Agent at its telephone numbers as set forth below. Any requests for additional copies of the Offer to Exchange, this Letter of Transmittal or related documents may be directed to the Information Agent. A holder may also contact such holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

The Information Agent for the Exchange Offer is:

Global Bondholder Services Corporation

65 Broadway, Suite 723

New York, New York 10006

Banks and Brokers, Call Collect:

(212) 430-3774

All Others Call Toll-Free:

(866) 540-1500